UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

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2026

Proxy Statement & Notice of Annual Meeting

macys inc

MACY'S, INC.

A Portfolio of Iconic Nameplates

Fiscal Year 2025

$21.8B
Net Sales

38%
Gross Margin as a Percent of Net Sales

$642M
Net Income

$1.4B
Operating Cash Flow

$1.2B
Ending Cash and Cash Equivalents

macy's bloomingdale's BLUEMERCURY

Shareholders To Our	TONY SPRING Chairman and Chief Executive Officer

On behalf of the Board of Directors and all our colleagues, thank you for your investment and continued confidence in Macy’s, Inc.

Fiscal 2025 marked the second year of our Bold New Chapter strategy and one in which we made meaningful progress positioning Macy’s, Inc. for long-term growth. Our strategy, culture, and execution came together to deliver enhanced experiences for our customers. We sustained momentum across our nameplates during the year, led by our go‑forward business. As we look to the future, we are energized about the opportunities in front of us and committed to creating sustainable, profitable growth and greater value for shareholders for years to come.

Bold New Chapter Momentum and Impact. In 2025, we returned to positive annual comparable sales growth enterprise-wide. The fundamental changes we are making continue to resonate with customers and support a healthier overall business. Our strategic initiatives are driving broad-based operational and financial improvements across all three pillars of our strategy: strengthening and reimagining the Macy’s nameplate, accelerating luxury growth, and simplifying and modernizing end-to-end operations.

During 2025, our Macy’s go-forward business delivered three consecutive quarters of comparable sales growth, fueled by our Reimagine 125 stores and strength in digital. Ongoing investment in the customer experience, the sharpening of our brand curation, and a modernized macys.com contributed to record annual Net Promoter Scores at Macy’s. We delivered outsized comparable sales(1) growth at Bloomingdale’s, which grew 7.4% in 2025, reflecting its focus on relevant merchandise, customer service and its ambition to be the local market leader. At Bluemercury, we are capitalizing on our leadership position in the luxury beauty and skincare market through elevated, omnichannel engagement, driven primarily by dermatological skincare and expanded brand partnerships. And we reached a key milestone in our end to end journey with the opening of our new China Grove distribution center, a state of the art facility that uses automation, robotics, and AI to streamline operations, improve customer service, and reduce cost to serve.

Our Board. The Board works in close collaboration with management to oversee execution of our strategy, enterprise risk management, corporate governance policies, and human capital management.

Our directors are deeply engaged and bring relevant experience in areas essential to our business, including finance, retail, technology, real estate, and sales and marketing. The average tenure of our nominees is 5.9 years, reflecting our ongoing commitment to Board refreshment and ensuring the right skills for the work underway and the direction we are heading.

Looking Ahead. Our commitment to the Bold New Chapter is steadfast. Building upon the work of the past two years, in 2026 we will continue to execute against our strategic priorities to deliver faster, more reliable operations across the business. Our multi-brand, multi-category, omni-channel operating model is resonating, and we will continue to keep our finger on the pulse of what customers want to see and experience at each of our nameplates. Our solid balance sheet and free cash flow generation provide flexibility to invest in long‑term growth opportunities while maintaining a disciplined approach to returning cash to shareholders through a consistent dividend and share repurchases. In 2025, we returned $447 million to shareholders, including $197 million in cash dividends and $250 million in share buybacks, reflecting our continued focus on balanced capital allocation. Since reinstating our regular dividend in 2021, we’ve raised the annual payout by approximately 27%. Indeed, Macy’s, Inc. is positioned to deliver for our shareholders, colleagues, and customers, and we look forward to keeping you updated on our progress as we move ahead.

Annual Meeting. You are invited to attend our Annual Meeting of Shareholders, which will be conducted virtually via live webcast on Friday, May 15, 2026 at 10:00 a.m., Eastern Time.

Sincerely,

Tony Spring
Chairman and Chief Executive Officer
March 31, 2026

(1) All references to comparable sales are on an owned + licensed + marketplace basis.

Notice of the 2026 Annual Meeting of Shareholders

WHEN	WHERE	RECORD DATE
May 15, 2026 10:00 a.m. Eastern Time	The Annual Meeting will be held virtually via live webcast and can be accessed online at www.virtualshare holdermeeting.com/M2026	Shareholders of record at the close of business on March 19, 2026 are entitled to notice of, and to attend and vote during the Annual Meeting

ITEMS OF BUSINESS
1	Election of director nominees
2	Ratification of the appointment of independent registered public accounting firm
3	Advisory vote to approve named executive officer compensation
4	Approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan

PROXY VOTING FOR REGISTERED HOLDERS (shares are held in your own name)

www.virtualshare holdermeeting.com/ M2021	at 1 (800) 690-6903	www.proxyvote.com	Macy’s, Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	QR code with your mobile device
Over the Internet during the Annual Meeting at www.virtualshare holdermeeting.com/ M2026	by telephone 24/7 at 1 (800) 690-6903	over the Internet 24/7 at www.proxyvote.com	by mailing your completed proxy to: Macy’s, Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	by scanning the QR code with your mobile device

If your shares are held in “street name” with a broker or similar party, you have a right to direct that organization on how to vote the shares held in your account. You can vote by signing, dating, completing and returning your voting instruction form by mail in the postage-paid envelope provided, or by following the instructions for voting via telephone or the internet set forth on the voting instruction form. Street name holders may vote online during the Annual Meeting only if they submit a legal proxy from their bank, broker or other nominee.

If you are a participant in our 401(k) Retirement Investment Plan, you may attend and participate in the Annual Meeting, but you will not be able to vote the shares held in this plan electronically during the Annual Meeting. You must vote in advance of the Annual Meeting online, by phone, or by mail.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing, signing, dating and returning your proxy card or voting instruction form promptly, or by voting by telephone or over the Internet, following the instructions set forth on the proxy card or voting instruction form.

Virtual Annual Meeting Participation

Any shareholder of record can attend and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/M2026. You will need the 16-digit control number shown on your Notice of Internet Availability of Proxy Materials (or on your proxy card or voting instruction card if you receive printed proxy materials) to vote and submit questions in advance of or during the Annual Meeting. Beneficial holders need to obtain and submit a legal proxy from their bank, broker or other nominee in order to vote at the Annual Meeting.

Additional information on how you can attend and participate in the virtual Annual Meeting is set forth under “Information About the Annual Meeting” in the accompanying proxy statement.

By Order of the Board,

Tracy M. Preston
Chief Legal Officer and Corporate Secretary
151 West 34th Street New York, New York 10001 March 31, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2026.

The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended January 31, 2026 are available at www.proxyvote.com and www.macysinc.com. Proxy materials or a Notice of internet Availability of Proxy Materials are first being made available, released, or mailed to shareholders on March 31, 2026.

Voluntary Electronic Delivery of Proxy Materials

We encourage our shareholders to enroll in voluntary e-delivery for future proxy materials. Electronic delivery is convenient and provides immediate access to these materials. This will help us save printing and mailing expenses and reduce our impact on the environment. Follow the simple instructions at www.proxyvote.com.

Forward-Looking Statements

All statements in this proxy statement that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this proxy statement because of a variety of factors, including Macy’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, business, legal and ethical challenges related to use of artificial intelligence, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of potential changes to trade policies, the effect of weather, inflation, inventory shortage and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters, and other factors identified in documents filed by the Company with the U.S. Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROXY SUMMARY

Proxy Summary

We are providing the enclosed proxy materials in connection with the solicitation by the board of directors (the Board) of Macy’s, Inc. (Macy’s or the Company) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 15, 2026 (the Annual Meeting). We began giving these proxy materials to our shareholders on March 31, 2026.

This summary highlights certain information contained elsewhere in our proxy statement. This summary does not contain all the information you should consider. You should read the entire proxy statement carefully before voting.

Voting Matters

ITEMS		BOARD’S RECOMMENDATION	SEE PAGE
1	Election of director nominees	FOR each nominee	4
2	Ratification of the appointment of independent registered public accounting firm	FOR	33
3	Advisory vote to approve named executive officer compensation	FOR	38
4	Approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan	FOR	40

Corporate Governance Highlights

We believe that good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and our shareholders. Our corporate governance policies and practices include:

HIGHLIGHTS OF CORPORATE GOVERNANCE
9 of 10 Director nominees are independent	Lead independent director
Annual Board and Committee evaluations	Majority voting in uncontested director elections
Annual election of all directors	No shareholder rights plan
Board and Committee oversight of risk	Policy prohibiting pledging and hedging ownership of Macy’s stock
Confidential shareholder voting policy	Proxy access
Director resignation policy	Regular executive sessions of independent directors
Director retirement policy	Share ownership guidelines for directors and executive officers
Independent Board Committees	One share, one vote policy

MACY’S, INC. 2026 PROXY STATEMENT	1

PROXY SUMMARY

Macy’s Nominees for Director

The following tables provide summary information (as of March 19, 2026) about Macy’s director nominees. The Board unanimously recommends that you vote “FOR” each of our Board’s director nominees:

			DIRECTOR	PRINCIPAL		OTHER CURRENT PUBLIC COMPANY	KEY COMMITTEE MEMBERSHIP
NAME/AGE	EXPERIENCE		SINCE	OCCUPATION	INDEPENDENT	BOARDS	A	CMD	F	NCG
Emilie Arel (48)	● Senior Leadership ● Retail ● Technology	● Marketing/Brand Management ● Risk Management	2022	President, Mitchell & Ness Nostalgia Co.	✓	0
Torrence N. Boone (56)	● Senior Leadership ● Retail ● Technology	● Marketing/Brand Management ● Investment Banking	2019	Vice President, Global Client Partnerships, Google LLC	✓	0
Marie Chandoha (64)	● Senior Leadership ● Finance/Accounting ● Investment Banking	● Risk Management ● Technology	2022	Former President and CEO, Charles Schwab Investment Management, Inc.	✓	2
Robert B. Chavez (71)	● Senior Leadership ● Finance/Accounting ● Retail	● Marketing/Brand Management ● Supply Chain ● Technology	2025	Founder and CEO, Chavez Luxury Advisers, LLC	✓	0
Naveen K. Chopra (52)	● Senior Leadership ● Finance/Accounting	● Marketing/Brand Management ● M&A/Strategy	2023	CFO, Roblox Corporation	✓	0
Deirdre P. Connelly (65)	● Senior Leadership ● Human Resources	● Marketing/Brand Management	2008	Former President, North American Pharmaceuticals, GlaxoSmithKline	✓	3
Jill Granoff (63)	● Senior Leadership ● Retail ● Real Estate	● Brand Management ● Asset Management	2022	Senior Advisor, Eurazeo Brands	✓	0
Richard L. Markee (72)	● Senior Leadership ● Retail	● Marketing/Brand Management	2024	Former Chairman and CEO, Vitamin Shoppe, Inc.	✓	1
Tony Spring (61)	● Senior Leadership ● Retail ● Risk Management	● Marketing/Brand Management	2023	Chairman and Chief Executive Officer, Macy’s, Inc.		0
Paul C. Varga (62)	● Senior Leadership ● Finance/Accounting ● Retail	● Marketing/Brand Management ● Risk Management	2012	Former Chairman and CEO, Brown-Forman Corporation	✓	1

Legend	A	Audit Committee	Committee Chair
	CMD	Compensation and Management Development (CMD) Committee
	F	Finance Committee
	NCG	Nominating and Corporate Governance (NCG) Committee	Committee Member

Our director nominees bring together a valuable blend of experience, perspectives and backgrounds. The average age of our director nominees is 62 years and their average tenure is 5.9 years, with service ranging from one year up to more than 18 years.

Executive Compensation Program

Our compensation program objectives are to provide competitive and reasonable compensation opportunities through programs aligned with key business strategies and plans, foster a performance-based culture, and attract, motivate, reward and retain key executives. Balancing these primary program objectives helps ensure accountability to our shareholders. For a detailed discussion of our short- and long-term incentive programs, see page 64.

2

PROXY SUMMARY

2025 Compensation Program Design

The 2025 executive compensation program was designed to align with our financial objectives and key priorities for the year, consistent with the focus areas outlined in our Bold New Chapter strategy and our continued emphasis on absolute and relative stock price appreciation. The program’s framework and goals reflect our commitment to a pay-for-performance compensation philosophy while accounting for the anticipated macroeconomic uncertainty and potential headwinds in 2025.

●	The incentive plans were designed to motivate and engage the organization and leadership with linkages to our strategy, business plan and financial performance.
●	Plan design focused on three key elements of Growth, Profit and Customer to support key business priorities, promote strong financial performance and enhance customer experiences.

The incentive plan designs reflected a focus on key 2025 business priorities.

●	Targets for all PRSU metrics were set at the beginning of the three-year performance period.
●	The payout ranges in both the annual and long-term incentive plans were 25% – 200% of target.

Compensation Mix

Within our primary pay elements of base salary, performance-based annual incentive and long-term incentives, we emphasize at risk pay over fixed pay with at least 70% of our NEOs’ target compensation linked to a variety of metrics, including pre-determined performance objectives (financial and strategic) and/or stock price performance. The program also balances the importance of the achievement of short-term and long-term objectives.

Our executive compensation program and our methodology for setting pay opportunities and approving payouts are further discussed in the Compensation Discussion and Analysis (CD&A) on page 57.

MACY’S, INC. 2026 PROXY STATEMENT	3

ITEM 01

Election of Directors

The Board of Directors recommends that you vote **"FOR"** the election of each of the nominees named below, and your proxy will be so voted unless you specify otherwise:

ITEM 1: ELECTION OF DIRECTORS

In accordance with the recommendation of the Nominating and Corporate Governance (NCG) Committee, the Board has nominated the following individuals for election as directors. Each nominee is currently a member of the Board. If elected, each nominee will serve for a one-year term expiring at our annual meeting of shareholders in 2027 or until his or her successor is duly elected and qualified.

Richard Clark, Douglas W. Sesler and Tracey Zhen, who have served as directors since 2024, 2024 and 2021, respectively, will not stand for re-election to the Board, and their terms in office will expire at the Annual Meeting. We thank Mr. Clark, Mr. Sesler and Ms. Zhen for their years of service to Macy’s and its shareholders. The Board has approved a decrease in the size of the Board from 13 to ten members effective as of the Annual Meeting.

The Company regularly reviews the size of the Board to improve efficiency, performance and effectiveness. This reduction represents a resizing to align with the Company’s current strategic focus while retaining flexibility to change the Board’s composition as necessary in the future.

Information regarding Macy’s director nominees is set forth below. Ages are as of March 19, 2026. The criteria considered and process undertaken by the NCG Committee in recommending qualified director candidates is described under “Corporate Governance — Director Nomination and Qualifications.”

Each Macy’s nominee has agreed to serve if elected. If any nominee becomes unavailable to serve before the Annual Meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

MACY’S, INC. 2026 PROXY STATEMENT	5

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election as Directors:

Emilie Arel President, Mitchell & Ness Nostalgia Co. Independent Age: 48 Director Since: 2022 Committees: ● CMD ● NCG Previous Public Directorships During Last Five Years: Casper Sleep Inc.

Professional Background

●
President, Mitchell & Ness Nostalgia Co., a clothing company (2025 to Present)
●
Chief Executive Officer, Casper Sleep Inc., a sleep products company (2021 to 2024), President (2019 to 2024)
●
Chief Commercial Officer, Casper Sleep Inc. (2019 to 2021)
●
Chief Executive Officer, FULLBEAUTY Brands Inc. (2017 to 2019)
●
Chief Executive Officer, Quidsi Inc. (2015 to 2017), Senior Vice President, Retail, Merchandising and Supply Chain (2014 to 2015)
●
Various leadership positions, The Gap, Inc. (2007 to 2014) including Vice President and General Manager, Kids and Brand Licensing, Old Navy (2013 to 2014), Vice President, Stores, Old Navy (2012 to 2013)
●
Various leadership positions, Target Corporation (2001 to 2004)

Relevant Skills and Experience

●
Leadership Experience – Ms. Arel is a three-time CEO with over two decades of experience serving in senior leadership positions at large publicly traded companies. As CEO of Casper Sleep, she oversaw multiple transactions including its initial public offering (IPO) and subsequent go-private transaction, and while the CEO of FULLBEAUTY Brands, she led the company through a successful restructuring. Ms. Arel spent seven years with The Gap Inc. where she held multiple merchandising and licensing positions and led a team of 12,000+ employees and 220+ stores.
●
Industry Knowledge and Experience – Ms. Arel brings experience leading complex omnichannel retail businesses and brick-and-mortar retail stores, including Target, The Gap Inc., FULLBEAUTY Brands and Quidsi. She also has retail merchandising expertise, and a proven ability to develop retail partnerships and maximize the customer experience via omnichannel strategies.
●
Sales and Marketing and Technology Experience – Ms. Arel has extensive experience across digital-first marketing, e-commerce, commercial and brand strategy and digital transformation. In her role as President and CEO at Casper Sleep, Ms. Arel oversaw the company’s comprehensive business strategy and was responsible for implementing complex e-commerce and omnichannel strategies to drive consistency for consumers. During her tenure as CEO of FULLBEAUTY Brands, she successfully led its digital transformation from 2017 – 2019.

6

ITEM 1: ELECTION OF DIRECTORS

Torrence N. Boone Vice President, Global Client Partnerships, Google LLC Independent Age: 56 Director Since: 2019 Committees: ● Audit ● NCG

Professional Background

●
Vice President, Global Client Partnerships, Google LLC, a technology company (2010 to Present)
●
Chief Executive Officer, Team Dell, a division of WPP (2008 to 2010)
●
President and General Manager, Digitas (2001 to 2008) and Avenue A, now Razorfish (1999-2000)
●
Senior Manager, Bain & Company (1995 to 2000)

Relevant Skills and Experience

●
Leadership Experience – Mr. Boone has served as the Vice President of Global Client Partnerships at Google LLC since 2010, and leads a team focused on large scale global strategic partnerships across a portfolio of the world’s largest global advertisers, spanning the tech, health, beauty and consumer packaged goods industries, to achieve breakthrough marketing results. Mr. Boone previously held senior agency leadership positions at WPP & Publicis. He was named by Savoy Magazine as one of the Top 100 Most Influential Blacks in Corporate America and one of the Most Influential Black Corporate Directors. Mr. Boone has also been named to the Financial Times UPstanding Leaders' List and the Crain’s NY Power 25 List.
●
Sales and Marketing and Technology Experience – Mr. Boone possesses over two decades of experience in advertising, marketing and technology, most recently in his role at Google, a multinational technology company. Mr. Boone is a well-respected leader in the advertising industry, with a depth of knowledge and experience particularly in digital marketing.
●
Industry Knowledge and Experience – Through his experience at Google, Mr. Boone brings multigenerational knowledge and a global view of the consumer. He was also a senior manager at Bain & Company, where he advised a broad range of clients on corporate and business strategy, mergers and acquisitions, new product development and interactive strategy for five years.

MACY’S, INC. 2026 PROXY STATEMENT	7

ITEM 1: ELECTION OF DIRECTORS

Marie Chandoha

Former President and Chief Executive Officer, Charles Schwab Investment Management, Inc.

Independent

Age: 64

Director Since: 2022

Committees:

●
Audit (Chair)
●
Finance

Other Current Public Directorships:

Dynex Capital, Inc.

State Street Corporation

Professional Background:

●
President and Chief Executive Officer, Charles Schwab Investment Management, Inc. (2010 to retirement in 2019)
●
Managing Director and Global Head, Fixed Income Business of BlackRock, Inc. (2009 to 2010)
●
Global Head, Fixed Income Business of Barclays Global Investors, Inc. (acquired by BlackRock, Inc. in 2009) (2007 to 2009)
●
Co-Head and Senior Portfolio Manager, Montgomery Fixed Income, Wells Capital Management Incorporated (1999 to 2007)
●
Senior Bond Strategist, The Goldman Sachs Group, Inc. (1996 to 1999)
●
Various leadership positions, Credit Suisse Group AG (1986 to 1996)

Relevant Skills and Experience

●
Leadership Experience – Ms. Chandoha has over 35 years of leadership experience as a former Chief Executive Officer and senior executive in the financial services industry, in addition to currently serving on public company boards. She has a track record of transforming previously underperforming businesses, scaling them and creating value. Most recently, she served as President and Chief Executive Officer of Charles Schwab Investment Management for nearly ten years, where she led the company’s product and technology transformation, improving profitability and more than doubling the firm’s assets under management.
●
Finance Experience – Beyond Charles Schwab Investment Management, Ms. Chandoha’s career in financial services has spanned executive roles at major global financial institutions, including leading the fixed income business of Barclays Global Investors and BlackRock. Her core competencies include finance, investment management, strategy, regulatory dynamics and risk management, among others. Ms. Chandoha serves as Chair of the Risk Committee and Member of the Audit Committee on the State Street Corporation board, and American Banker recognized her each year from 2014 to 2018 as one of the 20 Most Powerful Women in Finance.
●
Corporate Governance Experience – Ms. Chandoha has built a reputation for developing high performing and engaged teams and organizations. As Chief Executive Officer of Charles Schwab Investment Management, Inc., Ms. Chandoha reorganized the leadership team and added strong governance and risk management policies. In addition, Ms. Chandoha served on the board of trustees of the Nature Conservancy of California from 2010 to 2024 and served as Chairwoman from 2023 to 2024.

8

ITEM 1: ELECTION OF DIRECTORS

Robert B. Chavez Founder and Chief Executive Officer, Chavez Luxury Advisers, LLC Independent Age: 71 Director Since: 2025 Committee: ● Audit ● CMD

Professional Background

●
Founder and Chief Executive Officer, Chavez Luxury Advisors, LLC, an advisory firm for luxury companies (2025 to Present)
●
President and Chief Executive Officer, Hermès Americas, a division of Hermès International Société, a luxury clothing brand (2000 to retirement in 2025)
●
Chief Executive Officer, Etienne Aigner Group, Inc. (1992 to 2000)
●
President, Merchandising, Macy’s, Inc. (1992 to 1992)
●
Senior Vice President, Macy’s, Inc. (1988 to 1992)
●
Vice President, Divisional, Macy’s, Inc. (1986 to 1988)
●
Manager, Merchandise, Divisional, Bloomingdale’s, Inc. (1977 to 1986)

Relevant Skills and Experience

●
Leadership Experience – Mr. Chavez is an established and well-respected leader in the retail industry. Most recently, he served as the President and Chief Executive Officer of Hermès Americas from 2000 to 2025. Prior to this, he served for eight years as the CEO of Etienne Aigner Group, a Munich-based luxury fashion house. Mr. Chavez began his retail career in the Bloomingdale’s Executive Development program and later moved to Macy’s as a Divisional Merchandising manager.
●
Industry Knowledge and Experience – Mr. Chavez has spent the entirety of his career in the retail space, with a focus on luxury. He currently advises luxury companies on strategy, management, sales, marketing, culture and distribution, amongst other topics. During his tenure as President and Chief Executive Officer of Hermès Americas, he oversaw operations in the U.S., Canada and Latin America, which included growing the e-commerce business, expanding product offerings and adding new stores to the brand's portfolio. In his role as CEO of Etienne Aigner Group, he gained extensive experience across manufacturing, wholesale and global retail. He also served in merchandising roles of increasing responsibility at both Bloomingdale’s and Macy’s, Inc. earlier in his career.
●
Sales and Marketing Experience – Through his background at Hermès Americas, Etienne Aigner Group and Macy’s, Inc., Mr. Chavez has deep knowledge across sales, marketing and e-commerce. During his tenure at Hermès, the Company added 20 U.S. boutiques, and in 2021, grossed a revenue for the Americas of about $1.8 billion. Under his leadership, Hermès became one of the first luxury retail companies with an e-commerce website.

MACY’S, INC. 2026 PROXY STATEMENT	9

ITEM 1: ELECTION OF DIRECTORS

Naveen K. Chopra Chief Financial Officer, Roblox Corporation Independent Age: 52 Director Since: 2023 Committees: ● Audit ● Finance

Professional Background

●
Chief Financial Officer, Roblox Corporation, an online platform and game creation system (2025 to Present)
●
Executive Vice President and Chief Financial Officer, Paramount Global, a diversified media conglomerate (2020 to 2025)
●
Vice President and Chief Financial Officer, Devices and Services Worldwide, Amazon.com, Inc., a technology company (2019 to 2020)
●
Chief Financial Officer, Pandora Media, Inc. (acquired by Sirius XM Holdings in 2019) (2017 to 2019), Interim Chief Executive Officer (during 2017)
●
Various leaderships positions, TiVo Corporation (2003 to 2016) including Interim Chief Executive Officer and Chief Financial Officer (2016), Chief Financial Officer and Senior Vice President, Corporate Development and Strategy (2012 to 2016), Senior Vice President, Corporate Development (2009 to 2012), Vice President, Global Development (2006 to 2009), Director, Business Development (2003 to 2006)

Relevant Skills and Experience

●
Leadership Experience – Mr. Chopra brings over 20 years of experience as a senior executive of large publicly traded companies across the consumer, technology and media industries through phases of growth and transformation. Mr. Chopra spent several years across a variety of leadership roles at TiVo, including interim CEO, CFO, and head of Corporate and Business Development. He also served as interim CEO at Pandora Media. Mr. Chopra was previously a board member at Vonage Holdings, a publicly traded multi-billion-dollar cloud-communications company, where the stock rose close to 200% during his tenure.
●
Finance Experience – Mr. Chopra is an established financial and operational leader with proven expertise managing and overseeing treasury, tax, accounting, investor relations and information security functions for high-growth, innovative companies. Notably, in his Chief Financial Officer role, he oversaw some of Amazon’s fastest-growing businesses, including Alexa and Echo, FireTV, Ring and Kindle. At Vonage, he served on the audit and compensation committees.
●
Real Estate Experience – As Executive Vice President, Chief Financial Officer of Paramount, Mr. Chopra oversaw the company’s financial operations, including its real estate, as well as global corporate development and strategy. Additionally, Mr. Chopra managed the real estate division of Pandora Media during his tenure as CFO.

10

ITEM 1: ELECTION OF DIRECTORS

Deirdre P. Connelly

Former President, North American Pharmaceuticals, GlaxoSmithKline

Independent

Age: 65

Director Since: 2008

Committees:

●
CMD
●
NCG (Chair)

Other Current Public Directorships:

Lincoln National Corporation

Genmab A/S (Chairman)

Sarepta Therapeutics, Inc.

Professional Background

●
President, North American Pharmaceuticals of GlaxoSmithKline, a pharmaceutical and biotechnology company (2009 to retirement in 2015)
●
President, U.S. Operations, Eli Lilly and Company (2005 to 2009)
●
Senior Vice President, Human Resources, Eli Lilly and Company (2004 to 2005)
●
President, Women’s Health Business, U.S. Operations, Eli Lilly and Company (2001 to 2003)

Relevant Skills and Experience

●
Leadership Experience – Ms. Connelly possesses many years of leadership experience as a senior executive of large publicly traded companies with global operations. Notably, she served in senior leadership roles at global pharmaceutical companies including Eli Lilly, where her responsibilities included leading an R&D global product development organization, and GlaxoSmithKline, where she also served as Co-Chair of the Global Product Investment Board for six years. For nine consecutive years, Ms. Connelly was recognized by Fortune magazine as one of the 50 most powerful women in business and was listed on Forbes 100 World’s Most Powerful Women in 2011.
●
Sales and Marketing Experience – Ms. Connelly’s decades of experience in senior executive positions provide her with extensive knowledge and expertise in strategy, operations, product development, brand marketing and merchandising. From her roles at Eli Lilly and GlaxoSmithKline, she has gained deep insight into building strong organizations and marketing to defined customer segments.
●
R&D and Product Development – Ms. Connelly led an R&D global product development organization at Eli Lilly and Co-Chaired the Global Product Investment Board at GlaxoSmithKline for six years.
●
Human Capital Management and Corporate Governance Experience – As a former Human Resources executive, Ms. Connelly has valuable insight in compensation/benefits oversight and managing a large-scale global workforce, along with experience in identifying, assessing and managing risk exposure at public companies.

MACY’S, INC. 2026 PROXY STATEMENT	11

ITEM 1: ELECTION OF DIRECTORS

Jill Granoff Senior Advisor, Eurazeo Brands Independent Age: 63 Director Since: 2022 Committees: ● CMD (Chair) ● Finance Previous Public Directorships During Last Five Years: Unibail-Rodamco-Westfield SE

Professional Background

●
Senior Advisor, Eurazeo Brands, an investment company (2024 to present), Managing Partner, Eurazeo (2020 to 2024), Chief Executive Officer, Eurazeo Brands (2017 to 2024)
●
Chief Executive Officer, Vince Holding Corp. (2013 to 2015), Chief Executive Officer, Kellwood Company, LLC (2012 to 2013)
●
Chief Executive Officer, Kenneth Cole Productions, Inc. (2008 to 2011)
●
Executive Vice President, Direct Brands, Liz Claiborne, Inc. (2007 to 2008), Group President, Direct to Consumer (2006 to 2007)
●
Various senior leadership positions, L Brands Inc. (1999 to 2006), including President and Chief Operating Officer, Victoria’s Secret Beauty (2004 to 2006)
●
Various senior leadership positions, The Estée Lauder Companies Inc., (1990 to 1999), including Senior Vice President, Strategic Planning, Finance and IT (1996 to 1999)

Relevant Skills and Experience

●
Leadership Experience – Ms. Granoff has over 30 years of experience leading large consumer-driven organizations. She is currently Senior Advisor to Eurazeo Brands, a global consumer growth equity platform, following her successful tenures as its CEO and as Managing Partner of Eurazeo. Ms. Granoff is a two-time public company CEO, including of Vince Holding Corp., where she led the company’s IPO, and Kenneth Cole Productions. She has extensive experience on audit, compensation, nominating and governance, and strategic planning committees, having served on multiple boards.
●
Industry Knowledge and Experience – Ms. Granoff is widely known as a strategist, operator and brand builder in the beauty, fashion and retail industries. She brings a unique ability to recognize and position companies to meet evolving consumer needs and has successfully driven profitable growth for numerous brands including Estee Lauder, Victoria’s Secret, Vince, Kate Spade and Juicy Couture. Ms. Granoff has managed over 1000 retail stores and websites and has a deep understanding of omni-channel business dynamics.
●
Finance Experience – As Managing Partner of Eurazeo, a leading global investment group with a diversified portfolio of $35 billion in assets under management, Ms. Granoff was responsible for leading investment activities and overseeing the performance of the firm’s Brands portfolio globally. Her tenure included a review of more than 2,000 investment opportunities in beauty, fashion, food and beverage and home.
●
Real Estate Experience – In her numerous leadership roles, Ms. Granoff was responsible for real estate decisions on hundreds of retail stores at Vince, Kenneth Cole, Liz Claiborne and Victoria’s Secret. Her scope included real estate strategy, site selection, lease negotiation, store design and construction, and investment approvals. In addition, Ms. Granoff was involved in capital allocation decisions on new mall development, existing mall expansion and other real estate investment/divestment decisions as a board member at Unibail-Rodamco-Westfield, the global mall developer and operator with $70 billion in assets under management during her tenure.

12

ITEM 1: ELECTION OF DIRECTORS

Richard L. Markee Former Chairman and Chief Executive Officer, Vitamin Shoppe, Inc. Independent Age: 72 Director Since: 2024 Committees: ● Finance ● NCG Other Current Public Directorships: Five Below, Inc.

Professional Background

●
Non-Executive Chairman, Vitamin Shoppe, Inc., a nutritional supplement retailer (2007 to 2009, 2016), Executive Chairman, Vitamin Shoppe, Inc. (2011 to 2016), Chief Executive Officer and Chairman of the Board, Vitamin Shoppe, Inc. (2009 to retirement in 2011)
●
Senior management positions, Toys “R” Us, Inc. (1990 to 2006), including Vice Chair of Toys “R” Us, Inc. and President of the Babies “R” Us and the Toys “R” Us U.S. and international operation divisions (2004 to 2006)
●
Operating Partner, Irving Place Capital Management, L. P. (2008 to 2009)
●
Operating Partner, Bear Stearns Merchant Banking (2006 to 2008)
●
Various positions at Target Corporation, including buyer, Director Internal Operations and Vice President Divisional Merchandise Manager (1981 to 1990)

Relevant Skills and Experience

●
Leadership Experience – Mr. Markee brings over 30 years of leadership experience to the Board, having served in various leadership roles at large public companies. Throughout his time at Toys “R” Us, Mr. Markee developed a new business in Babies “R” Us and at Vitamin Shoppe led the organization through an IPO. He has extensive private and public company experience and has also previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries, Toys “R” Us, and Pets Supplies Plus.
●
Industry Knowledge and Experience – Mr. Markee has deep expertise and insight in leading large retail organizations, including serving as CEO of Vitamin Shoppe, Inc. where he was responsible for the day-to-day operations, including its retail and direct businesses. Mr. Markee, during his 16 years at Toys “R” Us, was responsible for each division of the company as President of Kids “R” Us, Babies “R” Us and Toys “R” Us domestic and international. Additionally, Mr. Markee served as an Operating Partner at Irving Place Management and Bear Stearns Merchant Banking, two private equity firms focused on growth capital investments in companies in the consumer and retail industries.
●
Sales and Marketing Experience – Mr. Markee’s decades of experience in senior executive positions within the retail industry provide him with extensive knowledge and expertise in strategy, operations, sales and marketing. Mr. Markee has been involved in the development and implementation of numerous business strategies while serving as a Director and as the leader of multiple business units.

MACY’S, INC. 2026 PROXY STATEMENT	13

ITEM 1: ELECTION OF DIRECTORS

Tony Spring Chairman and Chief Executive Officer, Macy’s, Inc. Age: 61 Director Since: 2023

Professional Background

●
Chairman and Chief Executive Officer, Macy’s, Inc. (2024 to Present)
●
President and CEO-Elect, Macy’s, Inc. (2023 to 2024)
●
Executive Vice President, Macy’s, Inc. (2021 to 2023)
●
Chairman and Chief Executive Officer, Bloomingdale’s (2014 to 2023)
●
President and Chief Operating Officer, Bloomingdale’s (2008 to 2014)
●
Executive Vice President, Bloomingdale’s (2004 to 2008)

Relevant Skills and Experience

●
Leadership Experience – Mr. Spring has over three decades of experience with Macy’s, Inc. and currently serves as Chairman and Chief Executive Officer of the company. He is a proven, results-oriented leader, who has been instrumental in the development and execution of the company’s transformation as a key member of the executive leadership team. Prior to being appointed Chief Executive Officer of Macy’s, Inc., Mr. Spring served as Chairman and Chief Executive Officer of Bloomingdale’s. Previously, he served as Executive Vice President of Macy’s. Inc. and oversaw Bluemercury.
●
Industry Knowledge and Experience – Mr. Spring has extensive knowledge of merchandising, marketing, and operations for brick-and-mortar and online retail, having worked across functions at Bloomingdale’s for over 25 years, most recently serving as Chairman and Chief Executive Officer from 2014 to 2023. Mr. Spring serves as a member of the Executive Committee of the National Retail Federation and recently served as the board chair for the National Retail Federation Foundation.
●
Sales and Marketing Experience – Mr. Spring has been a customer-focused innovator during his more than three decades with Macy’s, Inc., known for his brand-building and merchandising talents. As Chairman and Chief Executive Officer of Bloomingdale’s, he drove the successful transformation of the nameplate, leading the business to record sales volumes and customer engagement. Mr. Spring was responsible for the introduction and growth of luxury brands and accelerated growth of Bloomingdale’s Digital business, expanding brands, functionality, and launching marketplace. He also repositioned Bluemercury into a vibrant and growing nameplate for the company.

14

ITEM 1: ELECTION OF DIRECTORS

Paul C. Varga

Former Chairman and Chief Executive Officer, Brown-Forman Corporation

Lead Independent Director

Age: 62

Director Since: 2012

Committees:

●
CMD
●
Finance (Chair)

Other Current Public Directorships:

Churchill Downs Incorporated

Professional Background:

●
Chairman and Chief Executive Officer, Brown-Forman Corporation, a spirits and wine company (2007 to retirement at end of 2018 from both positions and remained as a Director until mid-2019)
●
Chief Executive Officer, Brown-Forman Corporation (2005 to 2007)
●
President and Chief Executive Officer, Brown-Forman Beverages, a division of Brown-Forman Corporation (2003 to 2005)
●
Global Chief Marketing Officer, Brown-Forman Spirits (2000 to 2003)

Relevant Skills and Experience:

●
Leadership Experience – Mr. Varga brings tremendous leadership experience as the former Chief Executive Officer of a global, publicly traded consumer products company. At Brown-Forman, he significantly expanded the company’s global presence, initiated meaningful brand innovations, and oversaw some of the highest and most consistent growth rates in the distilled spirits industry. He also brings valuable experience gained as a public company board member.
●
Sales and Marketing Experience – Mr. Varga brings extensive knowledge and expertise in strategy, building brand awareness, product development, marketing, distribution and sales, all of which complements our Board’s skillset. Upon his retirement from Brown Forman in 2018, the company’s 3, 5, and 10 year total shareholder returns were 18%, 17%, and 17%, respectively due to active portfolio management, successful American whiskey innovation on the Jack Daniel’s, Woodford Reserve, and Old Forester trademarks, and investments in distillery homeplaces, brand packaging, and value-adding sponsorships.
●
Finance Experience – At Brown Forman, Mr. Varga produced an industry-leading 20% Return on Invested Capital through excellent capital deployment, regular reinvestment in the business, targeted acquisitions and dispositions, conservative debt profile, share repurchases, and dividend consistency, as evidenced by the company’s standing as a S&P Dividend Aristocrat. Mr. Varga currently serves as a Member of the Audit Committee on the Churchill Downs Incorporated board.
●
Corporate Governance Experience – During his time as CEO, Mr. Varga was a champion of corporate responsibility at Brown-Forman. He spearheaded programs intended to enhance employee engagement and employee safety.

MACY’S, INC. 2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Corporate Governance

The Board prioritizes robust corporate governance, recognizing its role in advancing the long-term interests of stockholders, strengthening accountability at both the Board and management levels, and fostering public confidence in the Company. The Board has established comprehensive policies and procedures as part of its oversight role. These policies and procedures, along with our principal governance documents, are regularly reviewed and updated by the Board and its committees to reflect evolving governance trends, regulatory developments, and industry practices. The following provides an overview of our corporate governance framework and highlights important elements of our Board’s operations. The following charters, policies and by-laws can be accessed at www.macysinc.com/investors/corporate-governance/governance-documents.

● Audit Committee Charter	● Standards of Director Independence
● Compensation and Management Development Committee Charter	● Code of Conduct
● Nominating and Corporate Governance Committee Charter	● Non-Employee Director Code of Business Conduct and Ethics
● Finance Committee Charter	● Lead Independent Director Policy
● Corporate Governance Principles	● Proxy Access By-Laws
● Insider Trading Policy

Shareholders may obtain copies of these documents without charge by sending a written request to: Corporate Secretary, Macy’s, Inc., 151 West 34th Street, New York, New York 10001.

Director Independence

Our Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined are independent under the independence standards adopted by the Board, which comply with the listing standards of the New York Stock Exchange (NYSE). Accordingly, the Board has adopted Standards for Director Independence to assist the Board in determining director independence, which require that the Board consist of directors who the Board has determined do not have any material relationship with the Company and who are otherwise independent. The Standards for Director Independence are available on our website at www.macysinc.com/investors/corporate-governance/governance-documents. The NYSE listing standards also include additional independence requirements and considerations for members of the Audit Committee and CMD Committee. Our Board has determined that each of the following directors and director nominees qualifies as independent under NYSE rules and satisfies our Standards for Director Independence: Emilie Arel, Torrence N. Boone, Marie Chandoha, Robert B. Chavez, Naveen K. Chopra, Deirdre P. Connelly, Jill Granoff, Richard L. Markee and Paul C. Varga. Our Board also previously determined that Richard Clark, Douglas W. Sesler and Tracey Zhen, who are currently serving as Non-Employee directors but not standing for re-election at the Annual Meeting, and Sara Levinson, who served as a director during 2025, qualified as independent under NYSE rules and satisfied our Standards for Director Independence. Tony Spring is employed by Macy’s and therefore he does not meet the independence standards set forth under the NYSE rules and our Standards for Director Independence.

The Board also affirmatively determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the CMD Committee, the Board considered the additional factors under the NYSE listing standards relating to such members before determining that each of them is independent.

As part of its independence determination, the NCG Committee reviewed each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the Company and transactions, relationships, and arrangements with the Company. With

16

CORPORATE GOVERNANCE

respect to each non-employee director (Non-Employee Director), the NCG Committee determined that neither the director nor any immediate family member was employed by a company providing goods or services to Macy’s or the amounts involved were below the monetary thresholds set forth in the Standards for Director Independence.

Board Leadership Structure

Our Corporate Governance Principles provide that our Board is free to select its Chairman and the Chief Executive Officer (CEO) in the manner the Board considers to be in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals. If the Chairman is not an independent director, the Board will designate an independent director to serve as lead independent director pursuant to the Company’s Lead Independent Director Policy.

Our Chairman and CEO functions historically have been performed by a single individual. Our Board believes this combined leadership model works well. When combined with the current composition of the Board, the use of a lead independent director, and the other elements of our corporate governance structure, the combined Chairman and CEO position strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs.

Mr. Spring is an experienced retail executive and long-time employee of Macy’s. As CEO, Mr. Spring has the primary responsibility for developing corporate strategy and managing our day-to-day business operations. As a board member, he 1) chairs regular Board meetings; 2) provides direction to management regarding the needs, interests and opinions of the Board; and 3) monitors key business issues and shareholder matters that are brought to the attention of the Board. Mr. Spring promotes unified leadership and direction for the Board and management. In addition, strong corporate governance structure and process enable our independent directors to continue to effectively oversee management and key issues such as strategy, risk and integrity. Board committees are comprised solely of independent directors. As such, independent directors oversee critical matters, including the integrity of our financial statements, the compensation of our CEO and management executives, the financial commitments for capital projects, the selection and annual evaluation of directors, and the development and implementation of corporate governance programs.

Our Board and each Board committee have access to any member of management and the authority to retain independent legal, financial and other advisors as appropriate. The Non-Employee Directors, all of whom are independent, meet in executive session without management either before or after regularly scheduled Board and Board committee meetings to discuss various issues and matters including the effectiveness of management, as well as our performance and strategic plans. Paul C. Varga, our Lead Independent Director, presides at these executive sessions.

Lead Independent Director

Since our Chairman is not an independent director, the Board elected Paul C. Varga to serve as Lead Independent Director. His term will expire in May 2027.

Under our Lead Independent Director Policy, the lead independent director’s responsibilities include, among other things:

●	serves as a liaison between the independent directors and the Chairman and/or the CEO;
●	consults with the Chairman on, and approves when appropriate, the information sent to the Board, including the quality, quantity and timeliness of such information, as well as approving meeting agendas;
●	approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
●	has authority to call meetings of independent directors;

MACY’S, INC. 2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE

●	presides at executive sessions of independent directors;
●	involved in annual board and committee evaluation process; and
●	regularly apprised of inquiries from shareholders and if requested by shareholders or other stakeholders, ensures availability, when appropriate, for consultation and direct communications.

The Lead Independent Director is selected from among the Non-Employee Directors who satisfy the independence criteria of the NYSE and Macy’s, Inc.’s Standards for Director Independence. The Chair of the NCG Committee and management discuss candidates for the Lead Independent Director position and consider the same types of criteria as candidates for the chair of Board committees, including, among other things, tenure, previous service as a Board committee chair, varied experience, participation in and contributions to activities of the Board and time commitment.

The Chair of the NCG Committee recommends for consideration by the NCG Committee a nominee for Lead Independent Director every two years (or as required to address any vacancy in the position). If the NCG Committee approves the nominee, it will recommend the Board elect the nominee as Lead Independent Director.

Board Evaluations

The Board and each Board committee conducts a self-evaluation each year. In 2026, the evaluation process was conducted under the leadership of the Lead Independent Director and Chair of the NCG Committee. Periodically, the Board may engage an independent third-party to assist in the evaluation process.

Evaluation Process

Survey	Each Board and committee member completes a comprehensive survey regarding the Board and each committee on which they serve.

Compile Results and Solicit Feedback

The survey responses are compiled and provided to the Lead Independent Director and Chair of the NCG Committee. The Lead Independent Director conducts follow-up conversations with Board members, as he deems necessary, with respect to survey responses.

Lead Independent Director and NCG Chair Discuss	The Lead Independent Director and NCG Chair discuss survey results and feedback received during the individual calls.

NCG Committee Reviews in Executive Session

NCG Chair leads a discussion at the March NCG Committee meeting, in executive session, to:

●
review and discuss observations from the survey responses and the interviews conducted; and
●
agree on any follow-up by the NCG Committee or management on the evaluation results.

Board Reviews in Executive Session

The NCG Chair reports to the Board, in executive session, on any matter arising from the Board/committee evaluations. Following the March meeting, the NCG Chair meets with the Board Chair to discuss any follow-up on the Board/committee evaluations.

18

CORPORATE GOVERNANCE

Succession Planning

The Board, together with the CMD Committee and the NCG Committee, regularly conducts a detailed review of management development and short-term and long-term succession plans. The Board and the CMD Committee are focused on ensuring that top management positions can be filled without undue interruption and that the leadership composition reflects the subject-matter experts required to deliver on our strategic priorities. The NCG Committee establishes and periodically reviews the CEO succession plan, including plans in the event of an emergency, resignation or retirement and reports to the Board regarding its succession planning activities and recommendations. The CMD Committee establishes and periodically reviews succession plans, including plans in the event of an emergency, resignation or retirement, for elected officers of the Company who are obligated to make filings under Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act), other than the CEO.

Board Risk Oversight

Enterprise Risk Assessment

We have an enterprise risk management program that identifies and prioritizes enterprise risks. Enterprise risks are categorized and evaluated using risk scoring based on weighted impact, likelihood and velocity, both before and after application of control measures, to indicate the Company’s current risk posture. An annual risk review schedule is prepared for updates to the full Board or assigned committee. At Board and committee meetings throughout the year, management discusses the risk exposures identified as being most significant to the Company and actions that management may take to monitor or mitigate the exposures. Overall risk outlook is evaluated at least biannually at these meetings. The program utilizes a network of functional experts with managerial responsibility for various aspects of enterprise risk management.

MACY’S, INC. 2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Our Board’s risk oversight strategy and approach to corporate responsibility is further described as follows:

Board of Directors
● Responsible for oversight of corporate strategy, enterprise risk management framework, environmental stewardship, corporate governance policies and human capital management.

▲	▲	▲	▲

Audit	Compensation and Management Development	Finance	Nominating and Corporate Governance
●
Responsible for discussing policies with respect to the Company’s risk assessment and risk management including possible risks related to data privacy, computerized information controls, cybersecurity, artificial intelligence, and considering any recommendations for improvement of these controls.
●
Responsible for overseeing financial reporting and internal controls.

●
Responsible for reviewing the Company’s compensation arrangements to determine whether they encourage excessive risk-taking.
●
Responsible for overall strategy, design and administration of the Company’s executive compensation program.
●
Responsible for overseeing the Company’s strategy and initiatives in support of an inclusive corporate culture.
●
Reviews and provides guidance on the enterprise talent and people strategies.
●
Responsible for key executive succession planning.

●
Responsible for reviewing, considering and approving changes in the financial policy or structure of the Company.
●
Responsible for reviewing, considering and approving the financial considerations relating to leases, licenses, acquisitions and divestitures.
●
Responsible for reviewing, considering and approving debt or equity transactions, capital projects and consolidations of operations.

●
Responsible for overseeing the programs, policies and practices relating to charitable, political, social, environmental and human rights issues, impacts and strategies.
●
Responsible for overseeing the Company’s corporate governance.
●
Responsible for CEO succession planning.

▲	▲	▲	▲

Management Key Risk Responsibilities
●
Responsible for the design and execution of the Company’s risk management program, including identifying, analyzing, mitigating and escalating risks.
●
Responsible for evaluating and prioritizing risks into tiers, and further escalating matters to our CEO, Committees and/or Board, as appropriate.
●
Conducts ongoing engagement with Committee Chairs on areas of primary risk oversight.

Each Board committee is responsible for overseeing risks within its respective areas of accountability. The Committees report to our Board any risks that they conclude may be reasonably likely to be significant to our organization and update our Board on their specific risk oversight activities.

Cybersecurity and AI Risk Oversight

The Audit Committee, and the Board when appropriate, receive regular updates from management on IT security, internal and external security reviews, data protection, risk assessments, breach preparedness, systems disruption risk, threat assessments, response plans and consumer privacy compliance in overseeing our cybersecurity risk management program.

We have implemented an AI governance structure, in addition to Board and Audit Committee oversight of AI risk and strategy, designed to help take advantage of the benefits of AI while minimizing potential liability or jeopardizing company values or customer information. Guardrails include review and approval of AI use by an internal group composed of cross-functional leaders.

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CORPORATE GOVERNANCE

Committees of the Board

The Board had the following standing committees throughout fiscal 2025: Audit Committee, CMD Committee, Finance Committee, and NCG Committee. Committee memberships noted below reflect committee composition as of March 19, 2026 and includes members of the Board not standing for re-election at the Annual Meeting of Shareholders.

Audit Committee

11 Meetings in Fiscal 2025	Members Marie Chandoha Torrence N. Boone Robert B. Chavez Naveen K. Chopra Richard Clark Tracey Zhen	Independence Each member of the committee is independent under our Standards for Director Independence, the NYSE independence standards and applicable SEC rules.

The Audit Committee was established in accordance with the applicable requirements of the Exchange Act and the NYSE. The Board has determined that all members are financially literate for purposes of NYSE listing standards, and that Ms. Chandoha qualifies as an “audit committee financial expert” because of her business experience, understanding of generally accepted accounting principles and financial statements, and educational background. See “Report of the Audit Committee” for further information regarding certain reviews and discussions undertaken by the Audit Committee.

7BRESPONSIBILITIES

●
assist the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, qualifications and independence of the Company’s independent auditors and the performance of the Company’s independent auditors and internal audit function;
●
discuss policies with respect to the Company’s risk assessment and risk management, including possible risks related to data privacy, computerized information controls, cybersecurity, and consider any recommendations for improvement of such controls; and
●
prepare the Audit Committee report for inclusion in the Company’s annual proxy statement.

Compensation and Management Development Committee

6 Meetings in Fiscal 2025	Members Jill Granoff Emilie Arel Robert B. Chavez Deirdre P. Connelly Douglas W. Sesler Paul C. Varga	Independence Each member of the committee is independent

9BRESPONSIBILITIES

●
make recommendations regarding the Company’s overall compensation philosophy and strategy;
●
design and administer the Company’s policies, programs and procedures for the compensation of the Company’s executives;
●
oversee the Company’s strategies and initiatives in support of an inclusive company culture;
●
oversee employee benefit programs;
●
ensure appropriate succession plans for key executive positions other than the CEO; and
●
delegate its authority, as it deems appropriate, to a subcommittee.

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CORPORATE GOVERNANCE

Finance Committee

5 Meetings in Fiscal 2025	Members Paul C. Varga Marie Chandoha Naveen K. Chopra Richard Clark Jill Granoff Richard L. Markee	Independence Each member of the committee is independent

11BRESPONSIBILITIES

●
review with the appropriate officers of the Company and consider and approve and/or provide information with respect to the following:
–
the financial considerations relating to leases and licenses and the acquisition of businesses or divestiture of Company operations (within the parameters set forth in the Finance Committee charter);
–
debt or equity transactions, including financings, refinancings, the issuance of new common or preferred stock, debt repurchases and stock repurchase programs, that require Board approval;
–
changes in the financial policy or structure of the Company as may have a material financial impact on the Company as a whole;
–
capital projects, whether or not included in the capital budget, investments in any entity on behalf of the Company and other financial commitments that require Finance Committee review and approval (where the cost or undertaking associated therewith is between $50 million and $100 million) and that require Board approval (where the cost or undertaking associated therewith is in excess of $100 million);
–
Company consolidations of operations that require Finance Committee review and approval (where the projected cost of the consolidation is between $50 million and $100 million) and that require Board approval (where the projected cost of the consolidation exceeds $100 million); and
–
short-term and long-term capital plans prepared by management and recommend the plan to the Board for approval.

Nominating and Corporate Governance Committee

5 Meetings in Fiscal 2025	Members Deirdre P. Connelly Emilie Arel Torrence N. Boone Richard L. Markee Douglas W. Sesler Tracey Zhen	Independence Each member of the committee is independent

13BRESPONSIBILITIES

●
identify and recommend to the Board for election at the annual meeting of shareholders and/or appointment qualified candidates for membership on the Board and its committees, consistent with criteria approved by the Board;
●
oversee the evaluation of the Board;
●
oversee the Company’s corporate governance practices;
●
periodically review and report to the Board with respect to director compensation and benefits and make recommendations to the Board as the Committee deems appropriate;
●
oversee the Company’s programs, policies and practices relating to charitable, political, social, environmental and human rights issues, impacts and strategies; and.
●
CEO succession planning.

Committee Chair	Audit Committee Financial Expert

22

CORPORATE GOVERNANCE

Director Nomination and Qualifications

Our By-Laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying potential Board members and recommending qualified individuals to the Board for consideration. In recommending director nominees, the NCG Committee considers the following criteria, among other things:

●	personal qualities and characteristics, accomplishments and reputation in the business community;
●	knowledge of the communities in which we do business and the retail industry or other industries relevant to our business;
●	relevant experience and background that would benefit the Company, including any special criteria applicable to service on standing committees of the Board, independence criteria set forth in the NYSE listing standards and our Standards for Director Independence;
●	ability and willingness to commit adequate time to Board and committee matters;
●	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders; and
●	mix of viewpoints, backgrounds, and experiences.

The NCG Committee continuously reviews the skills and experiences of current Board members and those that the Company needs and will require in the future. The NCG Committee also reviews potential new director candidates on a regular basis.

The NCG Committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, differing viewpoints and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the Company. The Board generally nominates for re-election current members of the Board who are willing to continue in service, collectively satisfy the criteria listed above and are available to devote sufficient time and attention to the affairs of the Company. When the NCG Committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board.

Candidates for nomination to the Board may be suggested by current directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment (for which it would be paid a fee). When engaging a third-party search firm, the NCG Committee provides the firm with guidance as to the skills, experience, and qualifications it is seeking on the Board, and the search firm identifies potential candidates for the NCG Committee’s consideration.

Director Nominations By Shareholders

The NCG Committee will consider candidates for nomination recommended by our shareholders and will evaluate candidates using the same process and criteria as candidates identified by the NCG Committee. Shareholder nominations should be submitted in writing to Tracy M. Preston, Corporate Secretary, Macy’s, Inc., 151 West 34th Street, New York, New York 10001. The full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and any other relevant biographical information should be included in the nomination.

Advance Notice By-Law. The advance notice provision of our By-Laws requires shareholders who nominate candidates to deliver written notice to the Corporate Secretary of Macy’s:

●	not earlier than the close of business on the 120th calendar day; and
●	not later than the close of business on the 90th calendar day prior to the one-year anniversary of the preceding year’s annual meeting.

If the scheduled annual meeting date differs from such anniversary date by more than 30 calendar days, the notice must be so delivered:

●	not earlier than the close of business on the 120th calendar day; and
●	not later than the close of business on the 60th calendar day prior to the date of the annual meeting.

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CORPORATE GOVERNANCE

If the date of the annual meeting is not publicly announced by us in a report filed with the SEC or furnished to shareholders, or in a press release at least 75 calendar days prior to the annual meeting date, the nomination must be delivered to the Corporate Secretary of Macy’s:

●	not later than the close of business on the 10th calendar day following the day on which public announcement of the annual meeting date is first made.

The advance notice provision requires the shareholder to submit specific information concerning itself and the proposed nominee, including, but not limited to, ownership information, name and address, and appropriate biographical information about and qualifications of the proposed nominee, and a statement whether such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Macy’s nominees.

The presiding officer of the annual meeting may refuse to acknowledge a nomination not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are also applicable to shareholders who bring any other business before an annual meeting of the shareholders. See “Submission of Future Shareholder Proposals.”

Proxy Access By-Law. The proxy access provision in our By-Laws allows an eligible shareholder or group of no more than 20 eligible shareholders that has maintained continuous ownership of 3% or more of our common stock for at least three years to include in our proxy materials for an annual meeting of shareholders a number of director nominees up to the greater of two or 20% of the directors then in office. An eligible shareholder must maintain the required 3% beneficial ownership at least until the annual meeting at which the proponent’s nominee will be considered. Proxy access nominees who withdraw or who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the next two annual meetings. If any shareholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting.

The shareholder is required to provide the information about itself and the proposed nominee(s) as indicated in the proxy access provision of our By-Laws. The required information must be in writing and delivered by personal delivery, overnight express courier or U.S. mail, postage pre-paid, addressed to the Corporate Secretary of Macy’s as follows:

●	received no earlier than the close of business on the 150th calendar day prior to the one-year anniversary of the mailing date of the previous year’s proxy statement; and
●	not later than the close of business on the 120th calendar day prior to the one-year anniversary of the mailing date of the previous year’s proxy statement.

If the scheduled annual meeting date differs from the anniversary date of the prior year’s annual meeting by more than 30 calendar days, the required information must be in writing and provided to the Corporate Secretary of Macy’s as follows:

●	received no earlier than the close of business on the 120th calendar day prior to the date of the annual meeting; and
●	not later than the close of business on the 60th calendar day prior to the annual meeting; or
●	if public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice must be received not later than the close of business on the 10th calendar day following the day on which public announcement is first made.

For purposes of this By-Law, “close of business” means 5:00 p.m. Eastern Time on any calendar day, whether or not a business day, and “principal executive offices” means 151 West 34th Street, New York, New York 10001.

We are not required to include any proxy access nominee in our proxy statement if the nomination does not comply with the proxy access requirements of our By-Laws.

Overboarding

Board members are expected to confirm that other commitments do not materially interfere with their service as a director of Macy’s. Pursuant to the Company’s Corporate Governance Principles, directors should advise the Chair of the NCG Committee and the CEO before accepting membership on other boards of directors, membership on the audit committee of

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CORPORATE GOVERNANCE

other boards, or other significant commitments involving affiliation with other businesses or governmental units. In evaluating proposed memberships, the NCG Committee Chair and the CEO consider:

●	the time commitments associated with the new directorship;
●	the director’s current employment and other public company board memberships and board or committee leadership positions held;
●	the overboarding policies of proxy advisory firms and key institutional investors;
●	actual or potential conflicts of interest; and
●	assurances the director will have sufficient capacity to fulfill his or her responsibilities.

Skills, Experience and Qualifications

Below we identify and describe the key skills, experience and qualifications the NCG Committee and Board consider in determining if a director is qualified. The experience, qualifications, attributes and skills the Board considered in the nomination and re-nomination of our directors are reflected in their individual biographies beginning on page 6 and the skills matrix on page 26. The matrix is a summary; it does not include all of the skills, experiences and qualifications that each director nominee offers, and if a particular experience, skill or qualification is not listed, it should not suggest that a director does not possess that skill.

LEADERSHIP EXPERIENCE:

Directors with significant senior leadership experience with large organizations provide us with unique insights. Strong leaders bring vision, strategic agility, varied perspectives and broad business insight to the Company. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of succession planning, talent management and how employee and executive compensation is set. They possess skills for managing change and growth and demonstrate a practical understanding of organizations, operations, processes, strategy, risk management and methods to drive growth.

FINANCE EXPERIENCE:

An understanding of finance and related reporting processes is important for directors. We measure our operating and strategic performance by reference to financial goals, including for purposes of executive compensation. Directors who are financially literate are better able to analyze our financial statements, capital structure and complex financial transactions and ensure the effective oversight of our financial measures and internal control processes.

INDUSTRY KNOWLEDGE AND EXPERIENCE:	We value directors with experience in our high priority areas, including consumer products, customer service, omni-channel retail, merchandising and supply chain.
SALES AND MARKETING EXPERIENCE:

Directors who have interacted with consumers, particularly in the areas of marketing, marketing-related technology, advertising or otherwise selling products or services to consumers, provide valuable insights. They understand consumer trends, marketing to consumers, the use of technology and evolving marketing channels such as social media, digital and e-commerce.

TECHNOLOGY EXPERIENCE:

Directors with an understanding of technology and cybersecurity as it relates to the retail industry, marketing and/or governance help the Company focus its efforts in developing and investing in new technologies and using technology to achieve the Company’s goals, create shareholder value and oversee cybersecurity risks.

REAL ESTATE EXPERIENCE:

Directors with an understanding of real estate investment and development assist the Company in developing and executing its business strategies to leverage the large portfolio of stores and distribution centers.

CORPORATE GOVERNANCE EXPERIENCE:

Directors who have experience on other public company boards develop an understanding of corporate governance trends affecting public companies and the extensive and complex oversight responsibilities associated with the role of a public company director.

MACY’S, INC. 2026 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Director Skills Matrix

AREA OF EXPERIENCE	AREL	BOONE	CHANDOHA	CHAVEZ	CHOPRA	CONNELLY	GRANOFF	MARKEE	SPRING	VARGA
LEADERSHIP EXPERIENCE
CEO/President/senior executive of public company, or recognized privately-held entity	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫
Strategic planning, risk management, growth and transformation, succession planning and talent management	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫
FINANCE EXPERIENCE
Investment banking or current or former CFO			⚫		⚫		⚫	⚫		⚫
Audit committee financial expert			⚫		⚫					⚫
INDUSTRY KNOWLEDGE EXPERIENCE
Senior executive or director of substantial business enterprises in relevant areas including consumer products, customer service, omni-channel retail, merchandising and supply chain	⚫	⚫		⚫	⚫	⚫	⚫	⚫	⚫	⚫
SALES & MARKETING EXPERIENCE
Sales and/or marketing, including use of social media, e-commerce and other digital channels	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫
TECHNOLOGY EXPERIENCE
Understanding of retail and/or marketing technology	⚫	⚫	⚫	⚫	⚫		⚫		⚫
Cybersecurity	⊙	⚫	⚫		⚫	⊙
REAL ESTATE EXPERIENCE
Real estate investment company or developer/acquisitions and dispositions and/or property management					⚫		⚫
CORPORATE GOVERNANCE EXPERIENCE
Experience on boards other than Macy’s	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫		⚫
Shareholder engagement, human capital, supply chain human rights, corporate charitable and political activity	⚫	⚫	⚫			⚫				⚫
Managing policies on climate, pollutants and environmental stewardship		⚫	⚫				⚫			⚫

⊙	Practical experience, including from board or relevant committee membership (whether at Macy’s or another company, institution or entity) or formal education or certification
⚫

Executive or professional experience, including from direct executive or management leadership or rendering professional services (e.g., consulting, legal, accounting, investment banking/private equity, etc.)

Collectively, the composition of our Board reflects a wide range of viewpoints, thought leadership, backgrounds, and experiences, and includes individuals from a variety of professional disciplines and business sectors, with leadership experience at well-regarded commercial enterprises and nonprofit organizations.

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CORPORATE GOVERNANCE

Attendance at Board Meetings

Our Board held eight meetings during the fiscal year ended January 31, 2026 (fiscal 2025). All of our current directors attended 75% or more of the meetings held during fiscal 2025 of the Board and Committees on which they served (held during the period in which they served).

We expect our directors to make reasonable efforts to attend annual meetings of shareholders. All Company directors serving at the time of our most recent annual meeting of shareholders held in May 2025 attended the meeting.

Shareholder Engagement

We welcome the opportunity to engage with our shareholders to inform, solicit feedback and understand their perspectives on strategy and performance, corporate governance and other matters of mutual interest and importance. Over the last year members of our senior management, investor relations and corporate governance teams participated in numerous engagement activities with sell-side analysts and institutional investors, including conferences, small-group and one-on-one meetings and conference calls. We offer shareholders several ways to communicate with the Company and members of the Board, including through our investor relations website, our quarterly earnings webcasts and our Annual Meeting.

Proxy Outreach Cycle

SUMMER	FALL	WINTER/SPRING	ANNUAL MEETING
Review annual meeting results to determine appropriate next steps, and prioritize post annual meeting shareholder engagement focus areas	Engage in annual off-season outreach meetings with shareholders and proxy advisory firms to solicit feedback and report to the CMD Committee and NCG Committee	Incorporate input from shareholder meetings into governance and compensation practices and disclosures as appropriate	Review performance and accomplishments in last fiscal year and answer questions submitted by shareholders

Each fall we undertake off-season outreach efforts to engage with our shareholders following the annual meeting. The purpose of this outreach is to provide an update on, and seek dialogue and feedback regarding our governance, sustainability practices and human capital management. We view regular, proactive engagement as essential to maintaining transparency, understanding investor perspectives and strengthening long-term alignment with our shareholders.

During the off-season engagement cycle, we reached out to shareholders representing more than 50% of our outstanding shares. These efforts resulted in engagements with shareholders representing over 25% of our outstanding shares (as of September 30, 2025). Engagements were conducted through direct calls and meetings with governance and investment stewardship teams, with members of Investor Relations, Compensation, Culture & Engagement, Legal and Sustainability participating in these discussions.

Investors demonstrated strong engagement and thoughtful oversight through a range of questions focused on governance, strategy and long-term value creation.

With respect to Board composition and refreshment, investors expressed appreciation for recent additions and sought further insight into how director skills are aligned with evolving strategic needs, how onboarding is approached, and how the Board oversees strategy and risk.

On succession planning and leadership transitions, investors showed interest in the depth of management talent, the Board’s approach to long term planning, and how recent executive changes support continued execution of the Company’s strategy.

MACY’S, INC. 2026 PROXY STATEMENT	27

CORPORATE GOVERNANCE

Regarding executive compensation, investors engaged constructively on the design of the program, including the alignment of performance metrics with shareholder value, the structure of long-term incentives and the overall philosophy underpinning the framework.

Sustainability discussions reflected interest in the Company’s long-term priorities, the rationale behind key initiatives, supply chain oversight and evolving disclosure frameworks, as well as human capital considerations.

Investors also sought updates on strategy execution and the consumer environment, including how management monitors trends and positions the Company to navigate a dynamic retail landscape.

We continued to receive constructive feedback from shareholders on our governance practices, board composition and disclosures, sustainability priorities and strategy. Shareholders also provided suggestions regarding areas for enhanced disclosure and continued focus.

Communications With the Board

Shareholders and other interested parties may communicate with the full Board, the Audit Committee, the lead independent director, the other Non-Employee Directors, or any individual director by email to Directors@macys.com or by mail to Macy’s, Inc., 151 West 34th Street, New York, New York 10001, Attn: Chief Legal Officer. Please indicate to whom the communication is addressed. All communications are reviewed by the Corporate Secretary’s Office and are forwarded to the appropriate director(s) except those that are clearly unrelated to the duties and responsibilities of the Board or that are abusive, repetitive, in bad taste or that present safety or security concerns, which may be handled differently. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.

Retirement Policy

Our Corporate Governance Principles provide for a mandatory retirement age of 74. Our directors are required to resign from the Board as of the annual meeting following their 74th birthday.

Resignation Policy

The Board does not believe that a Non-Employee Director who retires or experiences an employment position change since becoming a Board member should necessarily resign from the Board. The Board requires, however, that promptly following such an event, the director notify the NCG Committee in writing and tender his or her resignation to the Committee for consideration.

Upon receipt of the notification of a change in status, the NCG Committee will review the continued appropriateness of the director remaining on the Board under the changed circumstances and recommend to the full Board whether to accept the resignation.

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CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Business Conduct and Ethics

The Company has adopted Corporate Governance Principles and Code of Conduct, both of which apply to our principal executive officer, principal financial officer and principal accounting officer, as well as our Non-Employee Director Code of Business Conduct and Ethics. These policies are available on our website at www.macysinc.com/investors/corporate-governance/governance-documents.

Fiscal 2025 Director Compensation Program

Non-Employee Directors were entitled to receive the following compensation in fiscal 2025:

TYPE OF COMPENSATION	AMOUNT OF COMPENSATION
Board Retainer	$90,000 annually
Audit Committee Chair Retainer	$30,000 annually
Other Committee Chair Retainer	$25,000 annually
Committee (non-chair) Member Retainer	$10,000 annually
Lead Independent Director Retainer	$30,000 annually
Equity Grant	Annual award of restricted stock units with a targeted value of $160,000
Matching Philanthropic Gift	Up to $500 annually

Retainer Compensation Deferral Options: A Non-Employee Director may elect to defer all or a portion of his or her cash compensation into either stock credits or cash credits under the Director Deferred Compensation Plan. Those amounts are not paid until Board service ends. Stock credits are calculated monthly and shares of Macy’s common stock associated with the stock credits are transferred quarterly to a rabbi trust for the benefit of the participating Non-Employee Director. Dividend equivalents on amounts deferred as stock credits are “reinvested” in additional stock credits. Compensation deferred as cash credits earns interest at an annual rate equal to the yield (percent per annum) on 30-Year Treasury Bonds as of December 31 of the prior plan year.

Equity Grant: On the date of the 2025 annual meeting, the Board approved a grant to the Non-Employee Directors elected at the annual meeting, time-based restricted stock units (RSUs) with a targeted market value of approximately $160,000. With respect to Non-Employee Directors elected after the annual meeting date, our practice has been to grant RSUs valued at 50% of the annual grant if the Non-Employee Director is elected within six months after the annual meeting. The RSUs generally vest at the earlier of 1) the first anniversary of the grant or 2) the next annual meeting of shareholders. Upon vesting, receipt of shares in payment of the RSUs is automatically deferred as stock credits under the Director Deferred Compensation Plan. The stock credits are paid in shares of Macy’s common stock six months after the Non-Employee Director’s Board service ends.

Matching Philanthropic Gift: Non-Employee Directors and retired Non-Employee Directors may participate in the Company’s philanthropic matching gift program on the same terms as all regular employees. Macy’s matches gifts of up to a total of $500 made by the Non-Employee Director to qualifying charities in any calendar year.

Merchandise Discount: Each Non-Employee Director and his or her spouse and eligible dependents receive the same merchandise discount on merchandise purchased at our stores that is available to all regular employees. This benefit remains available to them following retirement from the Board.

MACY’S, INC. 2026 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Director Compensation Program Review

In December 2025, the NCG Committee engaged Semler Brossy Consulting Group LLC (Semler Brossy), the independent compensation consultant to the CMD Committee, to prepare a competitive assessment of our Non-Employee Director compensation program. Semler Brossy assessed our Non-Employee Director pay levels relative to the same 15- company peer group the CMD Committee then used in connection with its review of the compensation of the Named Executive Officers (as described in the Compensation Discussion and Analysis below): Best Buy Co., Inc., Burlington Stores, Inc., Dick’s Sporting Goods, Inc., Dillard’s Inc., Dollar Tree, Inc., Foot Locker, Inc., Gap Inc., Kohl’s Corporation, Lowe’s Companies, Inc., Nordstrom, Inc., Ross Stores, Inc., Target Corporation, TJX Companies, Inc., Ulta Beauty, Inc. and Williams- Sonoma, Inc. Semler Brossy also utilized the 2024 – 2025 National Association of Corporate Directors (NACD) Director Compensation survey as a secondary reference. Semler Brossy found that Macy’s current average total Non-Employee Director pay is positioned below the peer median for the third consecutive year, the mix of pay (41% cash and 59% equity) is consistent with peers, committee member and chair retainers vary versus peers and the lead independent director retainer is positioned the lowest among the peer group.

Fiscal 2025 Non-Employee Director Compensation Table

The following table reflects the compensation for each Non-Employee Director for fiscal 2025. Mr. Spring did not receive separate compensation for service as a Director.

2025 Director Compensation

	FEES EARNED OR	STOCK	ALL OTHER
	PAID IN CASH(1)	AWARDS(2)	COMPENSATION(3)	TOTAL
NAME	($)	($)	($)	($)
Emilie Arel	110,000	159,992	492	270,484
Torrence N. Boone	110,000	159,992	23	270,015
Marie Chandoha	130,000	159,992	6,895	296,887
Robert B. Chavez (4)	93,333	159,992	211	253,536
Naveen K. Chopra	110,000	159,992	-	269,992
Richard Clark	110,000	159,992	789	270,781
Deirdre P. Connelly	125,000	159,992	3,505	288,497
Jill Granoff	125,000	159,992	3,149	288,141
Sara Levinson (5)	36,667	-	850	37,517
Richard L. Markee	110,000	159,992	1,361	271,353
Douglas W. Sesler	110,000	159,992	843	270,835
Paul C. Varga	155,000	159,992	4,488	319,480
Tracey Zhen	110,000	159,992	733	270,725
(1)	All cash compensation is reflected in the “Fees Earned or Paid in Cash” column, whether paid currently in cash or deferred as cash or as stock unit credits under the Director Deferred Compensation Plan. Directors electing to defer all or a portion of their cash fees as stock units and the number of stock units credited were: Mr. Clark – 7,600 units, Mr. Markee – 7,600 units and Mr. Sesler - 7,599 units.

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CORPORATE GOVERNANCE

(2)	The Non-Employee Directors elected at the 2025 annual shareholders meeting received 13,456 RSUs on May 30, 2025, valued at $11.89 per share, which was the closing price of our common stock on the grant date. The following table shows the number of deferred stock unit credits (under the Director Deferred Compensation Plan) and RSUs held by each of the Non-Employee Directors as of the end of fiscal 2025:

	DEFERRED STOCK	RESTRICTED STOCK
	UNIT CREDITS	UNITS
NAME	(#)	(#)
Arel	25,984	13,456
Boone	69,271	13,456
Chandoha	31,394	13,456
Chavez	-	13,456
Chopra	21,130	13,456
Clark	19,390	13,456
Connelly	132,947	13,456
Granoff	31,394	13,456
Levinson	37,412	-
Markee	19,390	13,456
Sesler	17,042	13,456
Varga	118,313	13,456
Zhen	34,826	13,456
(3)	“All Other Compensation” consists of the items shown below. Merchandise discounts are credited to the Directors’ Macy’s charge accounts.

	MERCHANDISE
	DISCOUNT	TOTAL
NAME	($)	($)
Arel	492	492
Boone	23	23
Chandoha	6,895	6,895
Chavez	211	211
Chopra	-	-
Clark	789	789
Connelly	3,505	3,505
Granoff	3,149	3,149
Levinson	850	850
Markee	1,361	1,361
Sesler	843	843
Varga	4,488	4,488
Zhen	733	733

(4)	Mr. Chavez joined the Board effective April 1, 2025..
(5)	Ms. Levinson retired from the Board effective May 16, 2025.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to own Macy’s common stock equal in value to five times the annual Board retainer and maintain this ownership level for their Board tenure. As of fiscal 2025, the annual Board retainer is $90,000 and the guideline was $450,000 of our common stock. Shares counted toward this requirement include:

●	any shares beneficially owned by the Non-Employee Director or immediate family members
●	time-based restricted stock or RSUs, whether or not vested
●	stock credits or other stock units credited to a Non-Employee Director’s account

Stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines within five years from the date the Non-Employee Director’s Board service commences. Each Non-Employee Director who has reached his or her ownership guideline date has satisfied the ownership requirement. In addition to these stock ownership guidelines, the RSUs granted to Non-Employee Directors each year are automatically deferred upon vesting under the Director Deferred Compensation Plan until six months after termination of Board service.

MACY’S, INC. 2026 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Hedging/Pledging Policy

The Non-Employee Directors are covered by our Anti-Hedging/Anti-Pledging Policy which prohibits directors, executive officers and other participants in our long-term incentive plan from engaging in hedging and pledging transactions. The policy is described in greater detail on page 72.

Insider Trading Policy

We have adopted the Macy’s, Inc. Insider Trading Policy and procedures applicable to our directors, officers and employees, and have implemented processes for the Company, governing the purchase, sale and/or other dispositions of Company securities. We believe our policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. A copy of our Insider Trading Policy is included as Exhibit 19 to our most recent Annual Report on Form 10-K and is available on our website at www.macysinc.com/investors/corporate-governance/governance-documents.

As a matter of practice, the Company observes the same blackout periods and other trading policies that apply to our directors, officers and employees with respect to purchasing and selling Company securities.

32

ITEM 02

The Board of Directors recommends that you vote **"FOR"** ratification of the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending January 30, 2027, and your proxy will be so voted unless you specify otherwise.

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending January 30, 2027. KPMG LLP and its predecessors have served as our independent registered public accounting firm since 1988. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Audit Committee has asked the Board to submit to shareholders a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027.

Reasons for Re-Appointment of KPMG LLP

The Audit Committee considers a number of factors in deciding to re-engage KPMG LLP as the independent registered public accounting firm, including the following:

●	Independence controls and objectivity
●	Length of KPMG’s service to Macy’s
●	KPMG’s audit quality, performance and results
●	Impact of engaging a new auditor
●	Appropriateness of KPMG’s audit fees
●	KPMG’s reputation, integrity and competence
●	KPMG’s institutional company-industry knowledge, experience and expertise

In addition, the Audit Committee considered the benefits of a longer-tenured auditor to be the continuity and avoidance of switching costs, namely management time to bring new auditors up-to-speed and no disruption of non-audit workflows. Due to efficiencies and familiarity already established with KPMG, audit fees remain competitive.

Based on the above factors, the Audit Committee and Board believe the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

Fees Paid to Independent Registered Public Accounting Firm

The table below summarizes the fees paid to KPMG LLP during fiscal 2025 and fiscal 2024.

		AUDIT-RELATED		ALL OTHER
	AUDIT FEES	FEES	TAX FEES	FEES	TOTAL
YEAR	($)	($)	($)	($)	($)
2025	4,456,500	-	287,600	1,780	4,745,880
2024	5,752,500	-	100,000	1,780	5,854,280

Audit fees for 2025 and 2024 represent fees for professional services rendered for the audit of our annual financial statements, the audit of our internal controls over financial reporting, the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q and audits and reviews of financial statements of certain subsidiaries.

Audit-related fees are for assurance and related services reasonably related to the performance of the audit and not reported under Audit Fees.

Tax fees for 2025 and 2024 represent professional services related to tax compliance and consulting services.

All other fees for 2025 and 2024 represent subscription fees for an online library of accounting, auditing and financial reporting literature and related guidance.

The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by our independent registered public accounting firm. All permitted non-audit services were pre-approved pursuant to this policy. A description of these policies and procedures is included below.

34

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy and Procedures for Pre-Approval of Non-Audit Services by Outside Auditors

I.Authority to Approve Non-Audit Services

Except as noted below, the Audit Committee (for purposes of this section the “Committee”) will approve in advance all permitted non-audit services(1) (the “Permitted NAS”).

A.	The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.
B.	Pre-approval is not required for any Permitted NAS if:
1.	the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Macy’s to its auditors during the fiscal year in which the Permitted NAS are provided;
2.	the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and
3.	the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter
A.	The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Macy’s during the course of the year covered by the engagement and contemplated at the time of the engagement.
1.	In its submissions to management covering its proposed engagement, the outside auditors are to include a statement that the delivery of Permitted NAS will not impair the independence of the outside auditors.
B.	Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.
1.	The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.
●	Whether the service is being performed principally for the Audit Committee;

(1)	The nine categories of prohibited non-audit services are:
(i)	bookkeeping or other services related to the accounting records or financial statements of the audit client;
(ii)	financial information systems design and implementation;
(iii)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
(iv)	actuarial services;
(v)	internal audit outsourcing;
(vi)	management functions or human resources;
(vii)	broker or dealer, investment adviser, or investment banking services;
(viii)	legal services and expert services unrelated to the audit; and
(ix)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

MACY’S, INC. 2026 PROXY STATEMENT	35

ITEM 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

●	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Macy’s financial reporting process;
●	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;
●	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Macy’s business and operations;
●	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;
●	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Macy’s management;
●	Whether the outside auditors, in effect, would be auditing their own numbers;
●	Whether the project must be started and completed very quickly;
●	Whether the outside audit firm has unique expertise in the service;
●	Whether the service entails the outside auditor serving in an advocacy role for Macy’s; and
●	The size of the fee(s) for the non-audit service(s).

III.Annual Assessment of Policy

The Committee will determine on an annual basis whether to amend this policy.

36

Report of the Audit Committee

The Board has adopted a written Audit Committee charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.

The Audit Committee has reviewed and discussed with Macy’s management and KPMG LLP the audited financial statements contained in Macy’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission (SEC).

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Macy’s Annual Report on Form 10-K for fiscal 2025 for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting materials” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Marie Chandoha, Chair
Torrence N. Boone
Robert B. Chavez
Naveen K. Chopra
Richard Clark
Tracey Zhen

MACY’S, INC. 2026 PROXY STATEMENT	37

ITEM 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers (the Named Executive Officers or NEOs), as disclosed according to SEC rules, including in the Compensation Discussion and Analysis, the executive compensation tables and related material included in this proxy statement.

This proposal, commonly known as a say-on-pay proposal, gives shareholders the opportunity to express their views on our executive compensation program and policies. The vote is not intended to address any specific item of compensation, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement. In 2025, our say-on-pay proposal received a FOR vote of 88.8%.

The text of the resolution setting forth the proposal is as follows:

RESOLVED, that the shareholders of Macy’s, Inc. approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2026 annual meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the 2025 Summary Compensation Table and related compensation tables and narrative discussion.

2025 FOR Vote 88.8%

We urge you to read the Compensation Discussion and Analysis, which begins on page 57 and discusses how our compensation policies and procedures reflect our pay-for-performance compensation philosophy. Specifically:

●	Our executive compensation structure is designed to attract, motivate, and retain executives with the skills required to formulate and implement our strategic business objectives and deliver on our commitment to build long-term shareholder value.
●	We believe our executive compensation program is competitive, strongly focused on pay-for-performance principles and appropriately balanced between risk and reward.
●	The vote to approve the compensation of the Named Executive Officers is being provided pursuant to Section 14A of the Exchange Act. The vote is advisory and not binding on the Company, the CMD Committee or the Board. Although non-binding, the Board and the CMD Committee value the shareholder opinions expressed by their votes and will take the voting results into consideration when making future compensation decisions as they deem appropriate.
●	At our 2017 and 2023 annual meetings of shareholders, shareholders voted to hold an advisory say-on-pay vote on an annual basis and we have submitted an advisory say-on-pay vote to our shareholders at each annual meeting since the initial frequency vote in 2017. We anticipate continuing to hold an advisory say-on-pay vote on an annual basis (with the next one expected to occur in 2027). It is expected that the next advisory vote on the frequency of the advisory say-on-pay vote will occur at our 2029 annual meeting of shareholders.

If no voting specification is made on a validly executed proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and described in this Item 3.

MACY’S, INC. 2026 PROXY STATEMENT	39

ITEM 04

The Board of Directors recommends you vote **"FOR"** the approval of the amendment and restatement of the Macy's, Inc. 2024 Equity and Incentive Compensation Plan, and your proxy will be so voted unless you specify otherwise.

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

GENERAL

We are asking shareholders to approve the amendment and restatement of the Macy’s Inc. 2024 Equity and Incentive Compensation Plan. On March 26, 2026, upon recommendation by the CMD Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan. In this proposal, we refer to the original Macy’s, Inc. 2024 Equity and Incentive Compensation Plan as the “2024 Plan,” and we refer to the amended and restated Macy’s, Inc. 2024 Equity and Incentive Compensation Plan as the “Amended and Restated 2024 Plan.” The 2024 Plan originally became effective on May 17, 2024, upon approval by our shareholders. The Company previously granted awards under the Macy’s, Inc. 2018 Equity and Incentive Compensation Plan (the 2018 Plan) and the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan (the 2009 Plan), in each case as amended or amended and restated from time to time, which we refer to collectively as the “Predecessor Plans.” However, no awards could be granted under the Predecessor Plans following the effectiveness of the 2024 Plan.

The Board is recommending that the Company’s shareholders vote in favor of the Amended and Restated 2024 Plan, which will amend and restate the 2024 Plan. The Amended and Restated 2024 Plan continues to afford the CMD Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants to the Company and its subsidiaries, and Non-Employee Directors of the Company.

You are being asked to approve the Amended and Restated 2024 Plan.

Shareholder approval of the Amended and Restated 2024 Plan would primarily make available for awards under the Amended and Restated 2024 Plan an additional 10,814,000 shares of Common Stock, par value $0.01 per share, of the Company, as described below and in the Amended and Restated 2024 Plan, with such amount subject to adjustment, including under the share counting provisions of the Amended and Restated 2024 Plan. The Amended and Restated 2024 Plan also makes certain other changes to the 2024 Plan, which changes are described below.

The Board recommends that you vote to approve the Amended and Restated 2024 Plan. If the Amended and Restated 2024 Plan is approved by shareholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting. If the Amended and Restated 2024 Plan is not approved by shareholders, then it will not become effective, no awards will be made under the Amended and Restated 2024 Plan, and the 2024 Plan will continue in accordance with its terms as previously approved by our shareholders.

The actual text of the Amended and Restated 2024 Plan is attached to this proxy statement as Appendix A. The following description of the Amended and Restated 2024 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

SUMMARY OF MATERIAL CHANGES FROM THE 2024 PLAN

The Amended and Restated 2024 Plan (1) increases the number of shares of Common Stock available for awards under the 2024 Plan by 10,814,000 shares, (2) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the 2024 Plan, during its duration (as described below), by 10,814,000 shares, and (3) extends the term of the 2024 Plan until the 10th anniversary of the date of shareholder approval of the Amended and Restated 2024 Plan. The Amended and Restated 2024 Plan also makes certain other conforming, clarifying or immaterial changes to the terms of the 2024 Plan to implement the Amended and Restated 2024 Plan.

MACY’S, INC. 2026 PROXY STATEMENT	41

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL

The Amended and Restated 2024 Plan continues to authorize the CMD Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (SARs), restricted stock, RSUs, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our Non-Employee Directors, officers and other employees of the Company and its subsidiaries, and certain consultants of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the Amended and Restated 2024 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended and Restated 2024 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of January 31, 2026, approximately 13.7 million shares of Common Stock remained available for awards under the 2024 Plan. If the Amended and Restated 2024 Plan is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized.

AWARDS OUTSTANDING AND HISTORICAL GRANTS

The following provides additional information on total equity awards outstanding and total grants made in the last three fiscal years.

Overhang. The following table provides certain additional information regarding total awards outstanding at January 31, 2026 (fiscal year-end):

AS OF JANUARY 31, 2026
Number of outstanding options	5,879,000
Weighted average exercise price of outstanding options	$32.44
Weighted average remaining term of outstanding options	1.06 years
Number of outstanding full-value awards under Predecessor Plans(1)	11,901,000
Total number of shares of common stock outstanding	263,000,000
(1)	Outstanding awards (other than options) as disclosed in Note 10 (“Stock-Based Compensation”) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. For purposes of this disclosure, “full-value awards” refers to awards other than stock options or SARs. As of January 31, 2026, there were no outstanding SARs.

The following table provides certain additional information regarding the estimated number of shares that are available under the 2024 Plan as of January 31, 2026, as well as the number of additional shares that would be available under the Amended and Restated 2024 Plan assuming approval of the Amended and Restated 2024 Plan by the Company’s shareholders:

AS OF JANUARY 31, 2026
Shares available for awards under the 2024 Plan	13,700,000
Additional shares requested under the Amended and Restated 2024 Plan	10,814,000
Per-share closing price of common stock as reported on NYSE	$20.02

The total number of shares subject to outstanding awards as described above as of January 31, 2026 (17.8M), plus the shares available for awards under the 2024 Plan as of such date (13.7M), plus the proposed additional shares to be made available for awards under the Amended and Restated 2024 Plan (10.8M), represent a total overhang of approximately 16.08%

42

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

regarding the Amended and Restated 2024 Plan. Based on the closing price of our Common Stock described in the table above, the aggregate market value as of January 31, 2026 of the 10.8M additional shares requested under the Amended and Restated 2024 Plan was $216.5M.

Burn Rate. The following table provides information regarding our equity compensation activity for the prior three fiscal years. Our three-year average burn rate during that period was 2.04% unadjusted and 3.57% adjusted.

	FISCAL YEAR 2023	FISCAL YEAR 2024	FISCAL YEAR 2025
Number of options granted	-	-	-
Number of stock units granted (RSUs and PRSUs)	5,502,000	4,076,000	6,973,000
Total Share Usage(1)	9,628,500	7,133,000	12,202,750
Weighted-average number of shares of common stock outstanding	274,200,000	277,700,000	263,000,000
Unadjusted Burn Rate (2)	2.01%	1.47%	2.65%
Adjusted Burn Rate (2)	3.51%	2.57%	4.64%

(1)	Reflects the gross number of shares underlying awards made to employees and non-employee directors during the respective fiscal year as disclosed in Note 10 (“Stock-Based Compensation”) to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
(2)	The unadjusted burn rate counts each share subject to an award of any type as one share, and the adjusted burn rate counts each share subject to a full-value award (RSU or PRSU) as 1.75 shares.

In determining the number of shares to request for approval under the Amended and Restated 2024 Plan, our management team worked with the CMD Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended and Restated 2024 Plan.

If the Amended and Restated 2024 Plan is approved, we intend to utilize the shares authorized under the Amended and Restated 2024 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended and Restated 2024 Plan will last for about two to three years, based on our historic grant rates and the current share price, but could last for a shorter or longer period of time if actual practice does not match recent rates or our share price changes materially. As noted below, the CMD Committee retains full discretion under the Amended and Restated 2024 Plan to determine the number and amount of awards to be granted under the Amended and Restated 2024 Plan, subject to the terms of the Amended and Restated 2024 Plan, and future benefits that may be received by participants under the Amended and Restated 2024 Plan are not determinable at this time, other than with respect to annual grants to Non-Employee Directors. The CMD Committee generally expects to grant restricted stock units under the Amended and Restated 2024 Plan to our Non-Employee Directors on the date of the Annual Meeting, provided that the shareholders approve the Amended and Restated 2024 Plan.

AMENDED AND RESTATED 2024 PLAN HIGHLIGHTS

Below are certain highlights of the Amended and Restated 2024 Plan. These features are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the Amended and Restated 2024 Plan and shareholders’ interests, consistent with sound corporate governance practices.

Reasonable Amended and Restated 2024 Plan Limits

Subject to the Amended and Restated 2024 Plan’s adjustment provisions and share counting rules (as described below), awards under the Amended and Restated 2024 Plan are limited to 36,894,000 shares minus (1) one share for every share subject to an award of stock options or SARs granted under the Predecessor Plans after February 3, 2024 and before May 17, 2024, and minus (2) 1.75 shares for every one share subject to an award other than of stock options or SARs granted under the Predecessor Plans after February 3, 2024 and before May 17, 2024.

Fungible Share Counting

Subject to the Amended and Restated 2024 Plan’s share counting rules, the aggregate number of shares of Common Stock available under the Amended and Restated 2024 Plan will be reduced by (1) one share of Common Stock for every one share of Common Stock subject to an award of stock options or SARs granted under the Amended and Restated 2024 Plan, and (2) 1.75 shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or SARs granted under the Amended and Restated 2024 Plan.

MACY’S, INC. 2026 PROXY STATEMENT	43

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

Other Limits

The Amended and Restated 2024 Plan also provides that:

●
subject to adjustment as provided in the Amended and Restated 2024 Plan, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 36,894,000 shares of Common Stock; and
●
a non-employee director will not be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured as of the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of  $600,000.

Limited Share Recycling Provisions

Subject to certain exceptions described in the Amended and Restated 2024 Plan, if any award granted under the Amended and Restated 2024 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended and Restated 2024 Plan at a rate of one share for every one share subject to stock option or SAR awards and 1.75 shares for every one share subject to awards other than stock options or SARs. The same recycling treatment will be applied with respect to shares of Common stock subject to awards granted under the Predecessor Plans that are cancelled, are forfeited, expire, are settled for cash, or are unearned after February 3, 2024.

●
The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the Amended and Restated 2024 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended and Restated 2024 Plan, and (2) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the Amended and Restated 2024 Plan.
●
Further, all shares of Common Stock covered by stock-settled SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the Amended and Restated 2024 Plan. In addition, shares of Common Stock withheld by us or tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate share limit under the Amended and Restated 2024 Plan.
●
If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the Amended and Restated 2024 Plan.

No Repricing Without Shareholder Approval

Outside of certain corporate transactions or adjustment events described in the Amended and Restated 2024 Plan or in connection with a “change in control”, the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards or stock options or SARs with a lower exercise or base price, without shareholder approval.

Dividend Equivalents Limited

Dividends, dividend equivalents or other distributions on awards (if any) are deferred and paid contingent upon vesting. Dividends and dividend equivalents are not paid on stock options or stock appreciation rights.

Change in Control Definition	The Amended and Restated 2024 Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or Base Price Limitation

The Amended and Restated 2024 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended and Restated 2024 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Minimum Vesting Periods

Awards under the Amended and Restated 2024 Plan will generally vest no earlier than the first anniversary of applicable grant date, except that the following awards will not be subject to the minimum vesting requirement: (1) awards granted in connection with awards that are assumed, converted or substituted in connection with certain transactions; (2) shares of Common Stock delivered in lieu of fully vested cash obligations; (3) awards to non-employee directors that vest on the earlier of the one-year anniversary of the applicable grant date and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting of shareholders; and (4) additional awards the CMD Committee may grant, up to a maximum of 5% of the aggregate number of shares authorized for issuance under the Amended and Restated 2024 Plan (subject to adjustment under the terms of the Amended and Restated 2024 Plan).

Further, the CMD Committee, in is sole discretion, may provide for continued vesting or accelerated vesting for any award under the Amended and Restated 2024 Plan upon certain events, including, without limitation, in connection with or following a participant’s death, disability, or termination of service or a change control, or exercise its continued or accelerated vesting authority under the Amended and Restated 2024 Plan at any time following the grant of an award.

44

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

SUMMARY OF OTHER MATERIAL TERMS OF THE Amended and Restated 2024 PLAN

Administration. The Amended and Restated 2024 Plan will generally be administered by the CMD Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended and Restated 2024 Plan. References to the “Committee” in this proposal refer to the CMD Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended and Restated 2024 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended and Restated 2024 Plan, or of any agreement, notification or document evidencing the grant of awards under the Amended and Restated 2024 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended and Restated 2024 Plan, authorize one or more officers of the Company to authorize the granting or sale of awards under the Amended and Restated 2024 Plan on the same basis as the Committee. However, the Committee may not delegate such authority to officers for awards granted to such officers, non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the Amended and Restated 2024 Plan subject to the express limitations contained in the Amended and Restated 2024 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the Amended and Restated 2024 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended and Restated 2024 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of  “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended and Restated 2024 Plan. As of January 31, 2026, the Company and its subsidiaries had approximately 90,134 employees and the Company had 12 non-employee directors. Although the Company may engage certain independent contractors and consultants from time to time, we do not currently expect to grant awards under the Amended and Restated 2024 Plan to such persons. The basis for participation in the Amended and Restated 2024 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Types of Awards Under the Amended and Restated 2024 Plan. Pursuant to the Amended and Restated 2024 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (Incentive Stock Options)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the Amended and Restated 2024 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an Evidence of Award), which will contain such terms and provisions as the Committee may determine, consistent with the Amended and Restated 2024 Plan. A brief description of the types of awards which may be granted under the Amended and Restated 2024 Plan is set forth below.

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options are granted to a participant in consideration of the performance of services. Stock options granted to an employee under the Amended and Restated 2024 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of the

MACY’S, INC. 2026 PROXY STATEMENT	45

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

stock options, including, without limitation, in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended and Restated 2024 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or earlier vesting, including, without limitation, in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended and Restated 2024 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including, without limitation, in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

RSUs. RSUs awarded under the Amended and Restated 2024 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including, without limitation, in the event of retirement, death, disability or termination of employment or service of the participant or in the event

46

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

of a change in control. During the restriction period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, with payment contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned.

Cash Incentive Awards, Performance Shares, and Performance Units. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the Amended and Restated 2024 Plan, generally will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, which will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including, without limitation, in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Other Awards. Subject to applicable law and applicable share limits under the Amended and Restated 2024 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (Other Awards) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the Amended and Restated 2024 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended and Restated 2024 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended and Restated 2024 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a

MACY’S, INC. 2026 PROXY STATEMENT	47

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control. The Amended and Restated 2024 Plan includes a definition of  “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred if, in general (subject to certain limitations and as further described in the Amended and Restated 2024 Plan):

●	a person or group becomes the beneficial owner of 30% or more of the voting power of the then-outstanding securities of the Company that can vote generally in the election of directors (Voting Stock);
●	individuals who constituted the Board on the effective date of the Amended and Restated 2024 Plan (the Incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any new director who is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered part of the Incumbent Board unless such new director’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;
●	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of its assets as further described in the Amended and Restated 2024 Plan (subject to certain exceptions); or
●	the Company’s shareholders approve a complete liquidation or dissolution of the Company.

Certain additional terms or limitations apply under this definition with respect to awards that are “non-qualified deferred compensation” for purposes of Code Section 409A, and except with respect to shareholder approval of a complete liquidation or dissolution of the Company, no definition of change in control under an Evidence of Award may provide that a change in control will occur solely upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or (except as described above) acquisition of 15% or less of the Voting Stock, and/or announcement or commencement of a tender or exchange offer.

Management Objectives. The Amended and Restated 2024 Plan provides that any of the awards set forth above may specify management objectives regarding the vesting of the award. Management objectives are defined as the performance objective or objectives established pursuant to the Amended and Restated 2024 Plan for participants who have received grants of awards as determined by the Committee. The following is a non-exhaustive list of the potential management objectives that may be used for awards under the Amended and Restated 2024 Plan (including ratios or other relationships between one or more, or a combination, of the following examples of management objectives):

●	sales;
●	comparable sales;
●	sales per square foot;
●	owned sales plus licensed sales plus marketplace sales or comparable owned sales plus licensed sales plus marketplace sales;
●	digital sales;
●	pre-tax income;
●	gross margin;
●	operating or other expenses;
●	earnings before interest and taxes (EBIT);
●	earnings before interest, taxes, depreciation and amortization (EBITDA);
●	EBITDA margin;
●	net income;
●	earnings per share (either basic or diluted);
●	cash flow or net cash flow (as provided by or used in one or more of operating activities, investing activities and financing activities or any combination thereof);
●	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);
●	stock price (appreciation, fair market value);

48

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

●	operating income;
●	revenue;
●	total shareowner return;
●	customer satisfaction;
●	gross margin return on investment;
●	gross margin return on inventory;
●	inventory turn;
●	market share;
●	leverage ratio;
●	coverage ratio;
●	employee engagement;
●	employee turnover;
●	strategic business objectives;
●	strategic plan implementation; and
●	individual performance.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the Committee, and subject to the terms of the Amended and Restated 2024 Plan with respect to Code Section 409A, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended and Restated 2024 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the Amended and Restated 2024 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended and Restated 2024 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the Amended and Restated 2024 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended and Restated 2024 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of shares of Common Stock available

MACY’S, INC. 2026 PROXY STATEMENT	49

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

under the Amended and Restated 2024 Plan and the share limits of the Amended and Restated 2024 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of  “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without shareholder approval. The Amended and Restated 2024 Plan specifically provides that this provision is intended to prohibit the repricing of  “underwater” stock options and SARs and that it may not be amended without approval by our shareholders.

Clawback and Recapture Provisions. Awards granted under the Amended and Restated 2024 Plan will be subject to the terms and conditions of the Company’s clawback provisions, policy or policies in effect from time to time, including, without limitation, those that specifically implement Section 10D of the Exchange Act, and any applicable rules or regulations thereunder (including applicable rules and regulations of any national securities exchange on which the shares of Common Stock may be traded) (collectively, the Compensation Recovery Policy), and applicable sections of any Evidence of Award to which the Amended and Restated 2024 Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the Amended and Restated 2024 Plan, each Amended and Restated 2024 Plan participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with such participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy.

Otherwise, any Evidence of Award under the Amended and Restated 2024 Plan may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time.

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the Amended and Restated 2024 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended and Restated 2024 Plan (including sub-plans) (to be considered part of the Amended and Restated 2024 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended and Restated 2024 Plan as then in effect unless the Amended and Restated 2024 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders.

Withholding. To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended and Restated 2024 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under

50

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

applicable income, employment, tax and other laws, the Company may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in a participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the Amended and Restated 2024 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a participant under the Amended and Restated 2024 Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes.

No Right to Continued Employment. The Amended and Restated 2024 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended and Restated 2024 Plan. The Amended and Restated 2024 Plan will become effective on the date it is approved by the Company’s shareholders.

Amendment and Termination of the Amended and Restated 2024 Plan. The Board generally may amend the Amended and Restated 2024 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended and Restated 2024 Plan) (1) would materially increase the benefits accruing to participants under the Amended and Restated 2024 Plan, (2) would materially increase the number of shares which may be issued under the Amended and Restated 2024 Plan, (3) would materially modify the requirements for participation in the Amended and Restated 2024 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the NYSE, all as determined by the Board, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended and Restated 2024 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended and Restated 2024 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended and Restated 2024 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended and Restated 2024 Plan.

The Board may, in its discretion, terminate the Amended and Restated 2024 Plan at any time. Termination of the Amended and Restated 2024 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended and Restated 2024 Plan on or after the tenth anniversary of the effective date of the Amended and Restated 2024 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended and Restated 2024 Plan.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the Amended and Restated 2024 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Amended and Restated 2024 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended and Restated 2024 Plan, under circumstances further described in the Amended and Restated 2024 Plan, but will not count against the aggregate share limit or other Amended and Restated 2024 Plan limits described above.

MACY’S, INC. 2026 PROXY STATEMENT	51

ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

NEW PLAN BENEFITS

The CMD Committee generally expects to grant restricted stock units under the Amended and Restated 2024 Plan to our Non-Employee Directors on the date of the Annual Meeting, provided that the shareholders approve the Amended and Restated 2024 Plan. Except with respect to such annual grants to the Non-Employee Directors, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended and Restated 2024 Plan because the grant and actual settlement of awards under the Amended and Restated 2024 Plan are subject to the discretion of the plan administrator.

Estimated awards that are anticipated to be made in 2026 to our Non-Employee Directors based on the current Non-Employee Director compensation program are set forth in the table below:

Macy’s, Inc. 2024 Equity and Incentive Compensation Plan, as amended and restated

NAME AND POSITION	DOLLAR VALUE ($)	NUMBER OF SHARES
Executive officers, as a group (1)	-	-
Non-employee directors as a group (2)	1,440,000	To be determined
All employees (other than executive officers), as a group (3)	-	-
(1)	None of our executive officers are expected to receive an award under the Amended and Restated 2024 Plan on the date of the Annual Meeting.
(2)

On the date of the Annual Meeting, pursuant to our Non-Employee Director compensation program, each of our Non-Employee Directors elected at the Annual Meeting, is expected to receive a grant of restricted stock units having a targeted value equal to $160,000. The number of shares subject to such grants will be determined based on the closing price of our Common Stock on the grant date.

(3)	None of our employees, including our officers who are not executive officers, are expected to receive an award under the Amended and Restated 2024 Plan on the date of the Annual Meeting.

HISTORICAL AWARDS

Since its inception, the following grants have been made under the 2024 Plan to the persons and categories of persons identified below:

NAME	NUMBER OF SHARES SUBJECT TO RSUs	NUMBER OF SHARES SUBJECT TO PRSUs (1)
Named Executive Officers:
Tony Spring	394,390	394,390
Thomas J. Edwards	249,059	145,676
Danielle L. Kirgan	100,788	78,878
Tracy M. Preston	74,495	52,585
Olivier Bron	52,585	140,227
Executive Officers, as a group	881,834	829,284
Non-employee directors, as a group	161,472	-
Each nominee for election as a director:
Emilie Arel	13,456	-
Torrence N. Boone	13,456	-
Marie Chandoha	13,456	-
Robert B. Chavez	13,456	-
Naveen K. Chopra	13,456	-
Deirdre P. Connelly	13,456	-
Jill Granoff	13,456	-
Richard L. Markee	13,456	-
Paul C. Varga	13,456	-
Each associate of any of the foregoing	-	-
Each other person who received at least 5% of all awards	-	-
All employees (other than executive officers), as a group	4,794,485	670,778

(1)The number of shares subject to PRSUs in the table above assumes target (100%) payout for all awards.

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ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended and Restated 2024 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for Amended and Restated 2024 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (Restrictions). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options. In general:

●	no income will be recognized by an optionee at the time a non-qualified stock option is granted;
●	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and
●	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such

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ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain compensation paid to certain executive officers under Section 162(m) of the Code. To be clear, shareholders are not being asked to approve the Amended and Restated 2024 Plan (or any of its provisions) for purposes of Section 162(m) of the Code, because the performance-based compensation exemption thereunder has been repealed.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Amended and Restated 2024 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended and Restated 2024 Plan by our shareholders.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of votes cast in person or by proxy is required for approval of the Amended and Restated 2024 Plan. Abstentions and broker non-votes are not counted as votes cast on the proposal and will have no effect on the vote for the proposal.

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ITEM 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents certain aggregate information, as of January 31, 2026, with respect to the 2024 Equity and Incentive Compensation Plan, the 2021 Equity and Incentive Compensation Plan, the 2018 Equity and Incentive Compensation Plan, the 2009 Omnibus Incentive Compensation Plan and the Employee Stock Purchase Plan (included on the line captioned “Equity compensation plans approved by security holders”).

NUMBER OF SECURITIES
REMAINING AVAILABLE FOR
	NUMBER OF SECURITIES		WEIGHTED	FUTURE ISSUANCE UNDER
	TO BE ISSUED UPON		AVERAGE	EQUITY COMPENSATION
	EXERCISE OF		EXERCISE PRICE OF	PLANS (EXCLUDING
	OUTSTANDING OPTIONS,		OUTSTANDING	SECURITIES REFLECTED IN
	WARRANTS AND RIGHTS		OPTIONS, WARRANTS	COLUMN (A))
	(THOUSANDS)		AND RIGHTS ($)	(THOUSANDS)
PLAN CATEGORY	(a)		(b)	(c)
Equity compensation plans approved by security holders	17,731	(1,2)	32.67	20,590 (4)
Equity compensation plans not approved by security holders	108	(5)	-	-
Total	17,839		32.67 (3)	20,590

(Amounts in footnotes in thousands)

(1)	Amount represents 6,922 shares of common stock subject to outstanding RSUs and PRSUs (assuming target achievement) (collectively, restricted stock units) under the 2024 Equity and Incentive Compensation Plan, 4,933 shares of common stock subject to outstanding restricted stock units under the 2021 Equity and Incentive Compensation Plan, 4,721 shares of common stock subject to outstanding stock options under the 2018 Equity and Incentive Compensation Plan, and 1,155 shares of common stock subject to outstanding stock options under the 2009 Omnibus Incentive Compensation Plan.
(2)	At January 31, 2026 the 5,875 outstanding option rights were valued utilizing a weighted-average expected term of 1.1 years.
(3)	The weighted average does not take into account shares relating to restricted stock units. The weighted average also does not take into account shares relating to stock units held by directors under the Director Deferred Compensation Plan.
(4)	Amount represents 13,706 shares of common stock remaining available for future issuance under the 2024 Equity and Incentive Compensation Plan (all of which may be granted subject to awards other than options, warrants or rights, such as restricted stock) and shares of common stock remaining available for future issuance under the Macy’s, Inc. Employee Stock Purchase Plan as of January 31, 2026.
(5)

Amount represents 108 common stock units to be settled in stock that are held by directors under the Director Deferred Compensation Plan. Additional information about the Director Deferred Compensation Plan is set forth under "Fiscal 2025 Director Compensation Program".

MACY’S, INC. 2026 PROXY STATEMENT	55

Compensation Committee Report

The CMD Committee has reviewed and discussed the Compensation Discussion and Analysis with Macy’s, Inc.’s management. Based on such review and discussions, the CMD Committee recommended to the Board that the Compensation Discussion and Analysis be included in Macy’s, Inc. Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and this proxy statement.

The foregoing report was submitted by the CMD Committee and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Jill Granoff, Chair
Emilie Arel
Robert B. Chavez
Deirdre P. Connelly
Douglas W. Sesler
Paul C. Varga

56

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes our executive compensation policies and practices and how our Named Executive Officers (NEOs) are compensated.

In this and the next section you will find the following detailed information:

Our Named Executive Officers*

Tony Spring Chairman and Chief Executive Officer since 2024
Thomas J. Edwards Chief Operating Officer and Chief Financial Officer since 2025
Danielle L. Kirgan Chief Human Resources Officer since 2017 and Chief Corporate Affairs Officer since 2024
Tracy M. Preston Chief Legal Officer and Corporate Secretary since 2024
Olivier Bron Chief Executive Officer, Bloomingdale’s since 2023

*For fiscal 2025, the NEOs also included Adrian V. Mitchell, Former Chief Operating Officer and Chief Financial Officer (not pictured above).

MACY’S, INC. 2026 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The second year of our Bold New Chapter strategy reaffirmed our vision of a more modern Macy’s, Inc. Our return to positive annual comparable sales growth enterprise-wide in fiscal 2025, combined with better-than-expected top- and bottom-line performance in every quarter of 2025, demonstrates that the operational and financial initiatives we have undertaken are driving a healthier business overall.

We maintained a solid balance sheet, generating $1.4 billion of operating cash flow and ending the year with $1.2 billion of cash and cash equivalents. Our performance enabled us to invest in long-term growth opportunities while extending our track record of returning cash to shareholders. During fiscal 2025, we returned $448 million to shareholders, including $197 million in cash dividends and $251 million in share repurchases. Since reinstating our regular dividend in 2021, we’ve raised the annual payout by approximately 27%.

Our teams are committed to creating shareholder value and meeting customer needs in 2026 and in the future. Macy’s, Inc. is positioned to achieve its long-term ambitions, supported by a differentiated multi-brand, multi-category, and omnichannel portfolio that resonates with customers.

2025 Business Highlights

MACY’S, INC.

During fiscal 2025, Macy’s, Inc. achieved meaningful progress on several strategic priorities across the enterprise:

●	Macy’s, Inc. returned to positive comparable sales[1] growth in fiscal 2025, up 1.5% year-over-year.
●	Gross margin rate of 38.0% declined 40 basis points due to tariff impact and proactive markdowns on remaining early spring product in the second quarter to maintain healthy inventories and product bought under prior tariff rates.
●	At year end, inventories were $4.4 billion, down 1.3% from last year, reﬂecting Macy’s disciplined approach to inventory management.
●	SG&A expense of $8.2 billion decreased $90 million, reflecting the net benefit from the 64 closed Macy’s locations, continued cost containment efforts and end-to-end savings initiatives, partially offset by ongoing investments in the go-forward business, including Reimagine 125 locations, Bloomingdale’s, and digital across nameplates.
●	Macy’s, Inc. delivered Adjusted diluted EPS[2] of $2.32, exceeding the company’s most recent guidance range of $2.00 to $2.20, despite tariff headwinds.
●	The company maintained a healthy balance sheet while investing for long-term profitable growth. Macy’s, Inc. ended the year with $1.2 billion of cash and cash equivalents and generated operating cash ﬂow of $1.4 billion and free cash flow[2] of $0.8 billion.
●	Macy’s, Inc. returned $448 million to shareholders, including $197 million of cash dividends and $251 million in share repurchases, leaving approximately $1.1 billion remaining on its buyback authorization.

MACY’S

●	Macy’s nameplate returned to annual comparable sales growth.
●	Macy’s go-forward comparable sales increased 0.6%, representing a 190-basis point improvement on a one-year basis and a 690-basis point improvement on a two-year-basis.
●	Achieved Reimagine 125 store comparable sales growth of 1.0%, beneﬁting from investments to improve assortment relevancy and elevate customer selling. These stores have delivered positive comps in seven of the past eight quarters serving as a strong proof point of its ability to return to growth.
●	Expanded and elevated its brand portfolio by onboarding ~60 new partners while deepening key assortments with leading national brands.

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COMPENSATION DISCUSSION AND ANALYSIS

●	Enhanced colleague engagement and selling capability through education and training programs, empowering teams to deliver seamless shopping experiences.
●	Achieved record Net Promoter Scores for the second year in a row.

BLOOMINGDALE’S

●	Bloomingdale’s net sales increased 6.3%.
●	Annual comparable sales grew 7.4%, representing a 490-basis point improvement on a one-year basis and a 1,030-basis point improvement on a two-year basis.
●	Delivered its best holiday performance on record with fourth quarter comparable sales growth of 9.9%.
●	Delivered growth opportunities throughout the year by expanding distribution, increasing digital penetration, and capturing market share across brands, categories, and regions.
●	Delivered record annual Net Promoter Scores for a second consecutive year.

BLUEMERCURY

●	Bluemercury delivered another year of positive comparable sales.
●	Bluemercury net sales were up 2.6% and comparable sales were up 1.6%.
●	Results continued to be driven by expanded brand partnerships with exclusive collaborations and activations in dermatological skincare, color, and fragrances.
●	Strong performance in new stores, which continue to post growth as Bluemercury continues to iterate on its New Blue assortments and develop each store’s client base.

2025 MACY’S, INC. FINANCIAL HIGHLIGHTS*

●	$21.8 billion in net sales
●	1.5% increase in comparable sales on an owned-plus-licensed-plus-marketplace basis versus fiscal 2024
●	38.0% gross margin as a percent of net sales
●	$642 million in net income
●	$1.8 billion Adjusted EBITDA[2], representing 8.1% of total revenue
●	$2.32 Adjusted diluted EPS[2]
●	$1.4 billion of operating cash flow
●	$797 million of free cash flow[2] generated
●	$448 million returned to shareholders, including $197 million in cash dividends and $251 million in share repurchases
●	$1.2 billion of cash and cash equivalents at the end of fiscal 2025

1 All references to comparable sales are on an owned + licensed + marketplace basis.

2 See Non-GAAP Metrics on page 73.

MACY’S, INC. 2026 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

2025 Compensation Program Design Highlights

The 2025 executive compensation program was designed to align with our financial objectives and key priorities for the year, consistent with the focus areas outlined in our Bold New Chapter strategy and our continued emphasis on absolute and relative stock price appreciation. The program’s framework and goals reflect our commitment to a pay-for-performance compensation philosophy while accounting for the anticipated macroeconomic uncertainty and potential headwinds in 2025.

●	The incentive plans were designed to motivate and engage the organization and leadership with linkages to our strategy, business plan and financial performance.
●	Plan design focused on three key elements of Growth, Profit and Customer to support key business priorities, promote strong financial performance and enhance customer experiences.

The incentive plan designs reflected a focus on key 2025 business priorities.

●	Targets for all PRSU metrics were set at the beginning of the three-year performance period.
●	The payout ranges in both the annual and long-term incentive plans were 25% – 200% of target.

Our Results

2025 COMPENSATION OUTCOMES – MACY’S, INC.

2025 Annual Incentive Plan – 120.06% of target.

●	Performance against the Adjusted EBITDA metric was between threshold and target levels.
●	Performance against the Total Revenue and Omni Net Promoter Score (NPS) metrics was between target and maximum levels.

2023 – 2025 Performance Share Plan – Payout at 80.50% of target.

The performance period for the PRSUs granted in fiscal 2023 concluded at the end of fiscal 2025. The performance metrics for the PRSU plan were relative total shareholder return (rTSR) compared to the S&P Retail Select Index peer group for the three-year period and 2023 Adjusted EBITDA Margin, both equally weighted.

●	Performance against the Adjusted EBITDA Margin metric was between threshold and target performance levels.
●	Performance against the rTSR metric was between target and maximum performance levels.

60

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Alignment

CEO COMPENSATION AND PAY FOR PERFORMANCE ALIGNMENT

2025 CEO Pay

When Mr. Spring was appointed CEO in fiscal 2024, the CMD Committee and the Board set his target compensation below market median, with the intent to review his pay package on an annual basis in consideration of performance in role and changing market dynamics. In 2025, the CMD Committee, with support from Semler Brossy, the compensation consultant to the CMD Committee, reviewed Mr. Spring’s compensation package relative to the peer group. Following this review, the CMD Committee recommended, and the Board approved, a target total compensation package of $13,050,000. This level of target pay positioned Mr. Spring’s target compensation closer to median, recognizing his performance and contribution over the year.

●	With approximately 90% of Mr. Spring’s compensation “at risk”, realized compensation each year is largely dependent on performance results and/or changes in the stock price.
●	Mr. Spring’s realized 2025 compensation was $7,605,434
●	This realized pay is consistent with above target performance in the 2025 STI plan and below target performance in the 2023 – 2025 PRSU plan.

Realized equity compensation is calculated based on the value of the PRSUs earned (excluding dividend equivalents) for the 2023 – 2025 plan (awarded to Mr. Spring in 2023) that concluded in fiscal 2025 and the value of multiple RSUs vestings in 2025 based on the price of our common stock on the applicable vesting date. Realized annual incentive compensation is based on the actual STI payout for 2025.

MACY’S, INC. 2026 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION MIX: FOCUS ON AT RISK PAY AND BALANCE OF SHORT- AND LONG-TERM INCENTIVES

Within our primary pay elements of base salary, performance-based annual incentive and long-term incentives, we emphasize at risk pay over fixed pay with at least 70% of our NEOs’ target direct compensation linked to a variety of metrics, including pre-determined performance objectives (financial and strategic) and/or stock price performance. The program also balances the importance of achieving short-term and long-term objectives.

SHAREHOLDER ENGAGEMENT AND SUPPORT FOR OUR COMPENSATION PROGRAM

At the 2025 Annual Meeting of Shareholders, approximately 88.8% of the votes cast approved our “say-on-pay” proposal in support of our named executive officer compensation. Shareholder support of our executive compensation programs has averaged 92.9% over the last ten years.

2023	2024	2025
96.4%	91.9%	88.8%

Executive compensation is a topic during our off-season shareholder outreach and any feedback received is considered by management and the CMD Committee. The CMD Committee believes our say-on-pay vote results reflect general support of our NEO compensation program and did not make any changes to such program in fiscal 2025 that were specifically driven by the say-on-pay vote.

62

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

We align executive compensation with the interests of our shareholders	Page
● Focus on performance-based compensation	60
● Align compensation with performance	60
● Conduct an annual risk assessment of executive compensation program	90
● Maintain robust stock ownership guidelines for executive officers	72

Our executive compensation program is designed to encourage balanced decision making and to avoid excessive risk taking
● Incentive plans use multiple metrics	64
● Measure performance against both annual and multi-year periods	64
● Set performance goals at levels high enough to encourage strong performance, but within reasonably attainable parameters to discourage excessive risk taking	90
● Cap performance-based compensation payouts	67

We adhere to executive compensation best practices
● Provide modest perquisites with reasonable business rationale	68
● Conduct annual say-on-pay vote	38
● Constitute the CMD Committee with only independent directors	21
● Include a relative total shareholder return (TSR) metric for PRSUs and limit payouts to target level if absolute TSR is negative over the measurement period	67
● Provide for recoupment of cash and equity incentive compensation in certain circumstances	71
● Prohibit hedging and pledging transactions by directors and executive officers	72
● Utilize a compensation consultant independent of management	70
● Provide a reasonable post-employment change-in-control plan	84
● Equity awards are subject to “double-trigger” vesting in the event of a change-in-control	68

What We Don’t Do

● Do not provide excise tax gross-ups upon a change-in-control	N/A
● Do not provide individual employment contracts	N/A
● Do not reprice or buyout for cash underwater stock options without shareholder approval	N/A
● Do not provide individual change-in-control agreements	85

MACY’S, INC. 2026 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

The Key Elements of Executive Compensation

The compensation program for our NEOs consists primarily of the components outlined in the following table.

COMPONENT	OBJECTIVE
Base Salary	Market-competitive pay necessary to attract and retain high-quality talent. Pay reflective of role, responsibilities, individual performance, and experience.
Short-Term Incentive Awards	Cash awards that vary based on performance; designed to align incentives with business strategy and operating performance over short-term (generally one year or less) financial and strategic targets.
Long-Term Incentive Awards	Reward long-term performance and align management with our shareholders.
Benefits	Assist in attracting and retaining our leaders.

2025 Compensation Actions

CHAIRMAN AND CEO

The CMD Committee with support from Semler Brossy annually reviews Mr. Spring’s compensation following the process described in “How We Set Executive Compensation”. Semler Brossy completed its competitive analysis at the end of 2024, including analyzing the competitive market data and developing target pay proposals. The CMD Committee reviewed the data provided by Semler Brossy and Mr. Spring’s performance as CEO. Following this review, the CMD Committee recommended and the Board approved a target total compensation package of $13,050,000 consisting of:

●	$1,350,000 base salary;
●	Target annual incentive of 200% of base salary; and
●	Target annual long-term incentive value of $9,000,000, in a combination of equally weighted PRSUs and RSUs.

These changes positioned Mr. Spring’s 2025 target compensation closer to peer median, with the majority of his pay increase in long-term at risk compensation.

OTHER NEOs

Semler Brossy also assisted the CMD Committee in reviewing Mr. Edwards’ offer and the compensation for the other current NEOs.

●	Mr. Edwards, Chief Operating Officer and Chief Financial Officer. In connection with Mr. Edwards joining the company as our Chief Operating Officer and Chief Financial Officer in June 2025, the CMD Committee approved a target compensation package of $5,012,500 consisting of:
-	Base salary of $850,000;
-	Target annual incentive of 125% of base salary (prorated for fiscal year 2025); and
-	Target long-term incentive value of $3,100,000, in a combination of equally weighted PRSUs and RSUs.

When determining his compensation package the CMD Committee considered market data as well as Mr. Edwards’ extensive experience. In addition, to offset awards Mr. Edwards forfeited from his previous employer, the CMD Committee approved a sign-on bonus of $1,650,000 subject to repayment by Mr. Edwards (100% in year one, 50% in year two) if he voluntarily terminates employment and a sign-on equity award of RSUs valued at $1,100,000 that generally vests 50% on each of the second and third anniversaries of the grant date, subject to continued employment.

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COMPENSATION DISCUSSION AND ANALYSIS

●	Mr. Bron, EVP, CEO Bloomingdale’s. Based on an analysis of market data and Mr. Bron’s performance, the CMD Committee approved:
-	Base salary of $900,000; and
-	Target annual incentive opportunity of 100% of base salary.

To further achievement of Bloomingdale’s long-term financial performance, the CMD Committee also approved a $500,000 cash payment subject to repayment by Mr. Bron (100% in year one, 50% in years two and three) if he voluntarily terminates employment and an additional PRSU award valued at $1,000,000 and based on two equally weighted Bloomingdale’s performance metrics: 50% year-over-year sales growth with weighting allocated evenly to 2025, 2026 and 2027 and 50% three-year cumulative Adjusted EBITDA dollars. Targets for all metrics were set at the beginning of the performance period. Based on performance, the payout earned is from 0% - 200% of target.

●	Mses. Kirgan and Preston, Chief Human Resources and Corporate Affairs Officer and Chief Legal Officer. In order to galvanize the leadership team to deliver the Bold New Chapter, the CMD Committee approved a special one-time RSU award valued at $250,000 for each of Mses. Kirgan and Preston. The awards generally cliff vest on the third anniversary of the grant date, subject to continued employment.
●	Mr. Mitchell, Former Chief Operating Officer and Chief Financial Officer. Following separation from employment, the Company provided Mr. Mitchell with departure-related compensation and benefits required under the terms of the Senior Executive Severance Plan (SESP), since Mr. Mitchell was terminated without cause, as described in the SESP. These items, to which Mr. Mitchell was entitled under the SESP, included $1,919,470 in cash severance equal in value to 24 months of base salary plus 12 months of the employer portion of monthly health care premiums, three months of outplacement assistance and continued vesting of Mr. Mitchell’s equity awards granted on or after March 31, 2023 for 24 months following Mr. Mitchell’s last day of employment with the Company (impacting 96,979 RSUs and 176,880 target PRSUs, some of which have vested (or will vest) in 2026). The PRSUs will vest only to the extent the performance goals of the awards are achieved.

Separate from the SESP payments, the Company also agreed to provide Mr. Mitchell with a cash payment of $2,700,000 in full and final settlement of Mr. Mitchell’s claims related to long term incentive and any other alleged claims or damages, in order to finalize his separation compensation arrangement with the Company and its subsidiaries.

Mr. Mitchell’s total cash payout upon termination was 2.06x his base salary and short-term incentive for his last full year of employment. Mr. Mitchell did not receive any long-term incentive awards in 2025.

For more information regarding Mr. Mitchell’s departure and his related compensation, see “Potential Payments upon Termination or Change in Control – Mr. Mitchell’s Departure During 2025” below.

2025 BASE SALARY

We provide base salaries to our NEOs to deliver a fixed component of compensation that reflects the scope and complexity of each NEO’s role. Base salaries are intended to aid in the Company’s ability to attract and retain critical executive officers and are reviewed against comparable positions in the market.

NAME	FY 2024 SALARY RATE	FY 2025 SALARY RATE
Spring	$1,300,000	$1,350,000
Edwards (1)	$—	$850,000
Kirgan	$850,000	$850,000
Preston	$775,000	$775,000
Bron	$775,000	900,000
Mitchell (2)	$950,000	$950,000
(1)	Mr. Edwards joined the Company in June 2025.
(2)	Mr. Mitchell departed from the Company in June 2025.

2025 ANNUAL INCENTIVE PLAN

The NEOs participate in our annual incentive plan under the Senior Executive Incentive Compensation Plan. The annual incentive plan aligns executive compensation with our business strategy and operating performance over short-term (generally one year or less) financial and strategic targets.

MACY’S, INC. 2026 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Opportunity as a Percent of Base Salary. Target annual incentive award opportunities are expressed as a percent of year-end base salary. Actual awards earned are dependent on performance relative to the pre-determined goals, as shown in the chart below (and such alternative or additional factors as the CMD Committee deems appropriate).

	THRESHOLD	TARGET	MAXIMUM
NAME	(25% OF TARGET)	(AS % OF BASE SALARY)	(200% OF TARGET)
Spring	50.00%	200%	400%
Edwards (1)	31.25%	125%	250%
Kirgan	25.00%	100%	200%
Preston	18.75%	75%	150%
Bron	25.00%	100%	200%
Mitchell (2)	33.75%	135%	270%
(1)	Mr. Edward’s annual incentive award was pro-rated based on the date he joined the Company.
(2)	Mr. Mitchell’s annual incentive award was pro-rated in connection with his departure.

Annual Incentive Performance Measures and Rationale. As shown below, the Committee approved threshold, target and maximum performance levels for each of the performance measures and the payout opportunity for the annual incentive plan.

●	Key financial metrics measure top and bottom-line performance.
–	Total revenue is a key indicator of performance across all sales channels, inclusive of comparable sales performance and is aligned with our key business priorities.
–	Adjusted EBITDA is also a key indicator of performance across all sales channels and reflects our focus on profitable sales and overall productivity, including disciplined inventory management and effective cost management.
●	Omni NPS galvanizes our colleagues around the customer and places emphasis on service and experience across all channels and brands.
●	Consistent metric weighting is used for Bloomingdale’s CEO but with additional line of sight into brand performance: 71% of financial goals and 100% of Omni NPS goals are allocated to brand results, with the remaining portion focused on Macy’s, Inc. financial results.

Annual Incentive Goal Setting and Performance Results. In determining the annual incentive awards for 2025, the CMD Committee assessed performance against the pre-established targets shown in the table below. The performance target zones were set considering the annual business plan and external guidance – which reflect our business strategy and expectations set for shareholders. The targets reflect a rigorous planning process with appropriate consideration of the Company’s strategy, A Bold New Chapter, which was introduced in February 2024 and our long-term ambitions to return to sustainable profitable growth.

66

COMPENSATION DISCUSSION AND ANALYSIS

Omni NPS results are compared to the prior year and reflect all-time high performance for both brands. Bloomingdale’s financial performance targets, which are not disclosed because they involve competitively sensitive confidential commercial or financial information, were set at levels necessary to deliver our consolidated performance targets and determined to be challenging at the time set.

The annual incentive earned was 120.06% and 129.43% for all other NEOs and Mr. Bron, respectively. The payout amounts for each NEO are shown in the 2025 Summary Compensation Table.

2025 LONG-TERM INCENTIVE PLAN

Long-Term Incentive Plan Performance Measures and Rationale. The annual core equity awards to NEOs consist of PRSUs and RSUs, equally weighted. As shown below, the Committee approved threshold, target and maximum performance levels for each of the PRSU performance measures and the payout opportunity for the PRSUs awards.

●	rTSR, measured from 2025 through 2027 and using the S&P Retail Select Index as the peer group. Focuses on long-term shareholder value and accountability for performance relative to the broader retail sector.
●	Adjusted EBITDA Margin is a 3-year measure. Targets for all years were established at the beginning of the 3-year performance period. This is a key bottom-line financial metric, which reflects our focus on profitable sales and operating efficiency.
●	Cumulative Adjusted Diluted EPS is measured from fiscal 2025 through 2027 and reflects long-term value delivered to shareholders.
●	PRSUs granted in fiscal 2025 vest, if earned, following the end of fiscal 2027 based on achievement of performance targets.
●	The PRSU grant continues to include a negative TSR cap and a maximum value cap applicable to the rTSR metric, as well as requiring above median rTSR performance to earn a target level award.
–	If Macy’s, Inc. absolute TSR over the performance period is negative, any payout earned is capped at target.
–

Regardless of Macy’s, Inc. performance relative to peers or stock price growth, the maximum payout amount for the rTSR metric is capped at 400% of the target grant date value, attributable to both performance and stock price appreciation.

–	To earn a target level award, rTSR performance is required to be at the 55th percentile of the peer group.

MACY’S, INC. 2026 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

●	The RSUs vest ratably over a four-year period beginning on the first anniversary of the grant date. The CMD Committee determines the number of PRSUs and RSUs required to deliver the targeted award value by dividing the target dollar award value by the closing price of Macy’s, Inc. common stock on the grant date. The target number of PRSUs and the number of RSUs granted to each NEO (as applicable) are shown in the 2025 Grants of Plan-Based Awards table.

Fiscal 2023 PRSU Grant

The performance period for the PRSUs granted in fiscal 2023 concluded as of the end of fiscal 2025. The payout reflects the rTSR which was between target and maximum performance levels and Adjusted EBITDA Margin between the threshold and target performance levels.

Benefits

Retirement and Deferred Compensation Plans. The NEOs participate in our broad-based 401(k) retirement investment plan. The NEOs also participate in a non-qualified deferred compensation plan with features similar to those in the 401(k) plan. Prior to 2014, executives were provided with a supplementary executive retirement plan and a cash balance pension plan. These two defined benefit plans were discontinued in 2013, and the NEOs no longer accrue new benefits under the plans. See beginning on page 81 for more information on these plans.

Perquisites. We provide limited perquisites and, for our CEO, a car and driver for security reasons and limited personal use of the Company aircraft. See page 76 for more information.

Severance and Change-in-Control. We maintain executive severance plans and a change-in-control plan covering our NEOs. Our deferred compensation programs provide accelerated benefits in the event of a change-in-control. All equity awards are subject to “double-trigger” vesting in the event of a change-in-control. See beginning on page 84 for more information.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Executive Compensation

We use a collaborative process in making executive compensation decisions.

RESPONSIBLE PARTY	PRIMARY ROLES AND RESPONSIBILITIES

CMD Committee
●
Administers executive compensation program for senior executives
●
Oversees annual and long-term incentive plans, as well as benefits and policies
●
Ensures appropriate succession plans in place for key executive positions
●
Emphasizes pay-for-performance linkage of executive compensation program and helps ensure programs are competitive
●
When making compensation program decisions, considers:

–our compensation philosophy

–our financial and operating performance and total shareholder return

–general compensation policies and practices for our colleagues

–practices and executive compensation levels within the market

Compensation Consultant
●
Attends CMD Committee meetings at request of CMD Committee, meets with CMD Committee in executive session without management, and communicates with CMD Committee chair regarding emerging issues and other matters
●
Reviews and provides advice relating to:

–

design of annual and long-term incentive plans, including degree to which incentive plans support business strategies and balance risk-taking with potential reward

–

selection of performance metrics

–

peer group/market pay and performance comparisons

–

competitiveness of key executives’ compensation

–

changes to NEOs’ compensation levels

–

design of other compensation and benefits programs

–

preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes

Management (CEO and Human Resources Executives)
●
CMD Committee seeks input from CEO and human resources, legal and finance executives to develop and design various compensation programs to support the goals and objectives of the programs
●
Human resources department uses various survey firms and data sources to provide calculations, peer group and general market data used by management in compensation-related analyses
●
At the beginning of each fiscal year, CEO meets with direct reports, including other NEOs, to set individual performance objectives for the year which include achieving key financial and business goals. Following fiscal year end, CEO reviews performance of each direct report against Company and individual performance objectives and individual’s contributions to Company performance
●
CEO takes part in CMD Committee discussions of compensation involving direct reports, provides input on individual performance and provides recommendations on compensation levels
●
Human resources executives, with assistance of Semler Brossy, provide CMD Committee with data, analyses and other information in considering CEO compensation recommendations for direct reports
●
CEO does not participate in portions of the CMD Committee or Board meetings during which his compensation is discussed

MACY’S, INC. 2026 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

The CMD Committee has retained Semler Brossy as the CMD Committee’s independent compensation consultant to provide counsel on various compensation related matters including:

●	compensation program design;
●	peer group identification and competitive market assessment;
●	market insights and trends in executive compensation;
●	management’s proposed levels of compensation; and
●	governance and regulatory trends.

Semler Brossy provides no services to the Company other than those provided directly to, or on behalf of, the CMD Committee, and with respect to director compensation, to, or on behalf of, the NCG Committee. The CMD Committee has assessed the independence of Semler Brossy pursuant to the NYSE listing standards and SEC rules and is not aware of any conflict of interest raised by Semler Brossy’s work that would prevent Semler Brossy from providing independent advice to the CMD Committee.

How We Set Executive Compensation

Timing

Generally, the CMD Committee reviews NEO base salaries, annual incentive awards and equity awards at its March meeting. At that time, financial and other performance results for the prior fiscal year are available and Company performance against applicable targets is measured.

Market Data Serves as One Point of Reference

Semler Brossy provides the CMD Committee with a competitive assessment for each pay element, target total direct compensation and overall compensation mix in December. The market data is sourced from a combination of peer company public filings, peer company data cuts from published compensation surveys and survey data from a broader sample of retail companies. Market data is one of several factors considered in determining compensation levels and packages for NEOs, and actual positioning of target compensation may be above or below the median based on company revenue size, executive’s experience, unique skill set, scope of responsibilities, supply and demand of critical talent in the market, tenure and other factors.

Compensation Peer Group

The CMD Committee references comparative compensation data of a peer group of publicly traded retail companies to inform itself of the competitiveness of compensation and program design and believes the data provides directional context for compensation decisions. The CMD Committee recognizes that due to factors unique to Macy’s, including business model and strategies, scope and complexity of jobs, and specific talent needs, as well as executive changes within the peer group and year-over-year changes in survey data, there is an imperfect comparability of NEO positions among companies. Thus, the CMD Committee does not benchmark or target any specific position for compensation components based on peer group data.

In August 2024 Semler Brossy completed a peer group review to confirm the appropriateness of the current peers for setting 2025 compensation. The methodology to complete this review included a review of industry, size and business model to ensure the resulting group was generally representative of the Company’s business model, balanced larger and smaller companies and included a sufficient number of companies. Following the review, Semler Brossy recommended no changes to the peer group.

70

COMPENSATION DISCUSSION AND ANALYSIS

The CMD Committee concurred with this recommendation. Therefore, the peer group was unchanged and the 2025 Peer Group Companies are shown below.

Best Buy Co., Inc.	Lowes Companies, Inc.
Burlington Stores, Inc.	Nordstrom, Inc.
Dick’s Sporting Goods, Inc.	Ross Stores, Inc.
Dillard’s Inc.	Target Corporation
Dollar Tree, Inc.	TJX Companies, Inc.
Foot Locker, Inc.	Ulta Beauty, Inc.
Gap Inc.	Williams-Sonoma, Inc.
Kohl’s Corporation

The peer group for 2025 consists of 15 companies. Semler Brossy reviewed the peer group and determined Macy’s last twelve month’s revenue and EBITDA were positioned between median and the 75th percentile and market capitalization near the 25th percentile as of June 2025. The peer group prioritizes apparel-focused department stores and companies with a similar business profile to Macy’s, Inc. as well as several retailers with a significant portion of revenue through online sales.

In August 2025, Semler Brossy conducted its annual review of our compensation peer group to confirm the appropriateness of the current peers for 2026. Following the review, Semler Brossy recommended and the CMD Committee approved no changes to the peer group.

Executive Compensation Governance

Clawback Policy

In 2023 our Board adopted a clawback policy applicable to executive officers as required by NYSE listing standards and Section 10D of the Exchange Act. The policy requires the Company to recover incentive-based compensation erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the securities laws. The clawback applies to “incentive-based compensation” that is granted, earned or vested based on attainment of any financial reporting measures. The amount to be recovered is equal to the excess of the incentive-based compensation actually paid during the applicable period over the amount that would have been received based on the restated financial measure (calculated on a pre-tax basis). If the compensation is based on stock price or total shareholder return where the amount is not subject to direct mathematical recalculation, the amount must be based on a reasonable estimate of the effect of the restatement on stock price or TSR. We are not required to claw back amounts in limited circumstances where the CMD Committee has made a determination that recovery would be impracticable and certain other conditions under the clawback policy have been met. Operation of the mandatory accounting restatement provisions of the clawback policy is subject to a brief phase-in process during the first few years after its effectiveness.

In addition, the CMD Committee has the discretion to require a participant in the annual incentive plan or in the long-term incentive compensation program to repay income derived from annual incentives, PRSUs, RSUs and stock options in the event of a restatement of our financial results (including, for example, where not covered by the clawback policy described above). This repayment would occur within three years after any such payment to correct a material error that is determined by the CMD Committee to be the result of executive fraud or intentional misconduct.

MACY’S, INC. 2026 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our Board has established stock ownership guidelines for certain corporate officers of Macy’s, including the continuing NEOs.

Position	Ownership Guidelines	Compliance Period	Compliance Status
Chairman and Chief Executive Officer	6x base salary	Within 5 years of when they first	Stock ownership is measured as of the 1st
Chief Operating Officer/Chief Financial Officer Chief Human Resources and Corporate Affairs Officer	3x base salary	become covered under their current/ new ownership guideline or	business day in May of each fiscal year. All continuing NEOs were
Chief Legal Officer CEO, Bloomingdale’s	2x base salary	become eligible to receive a payout under our long-term incentive plan	in compliance with the ownership guidelines as of the most recent measurement date.

Shares counted toward the ownership guideline consist of:

●	Macy’s stock beneficially owned (directly or indirectly) by the executive or owned jointly with any immediate family member of the executive
●	Any stock credits or other stock units credited to an executive’s account through deferrals under our deferred compensation program or otherwise
●	Time-based restricted stock or RSUs granted to executives, whether or not vested
●	The executive’s proportionate share of the Macy’s stock fund under our 401(k) Plan

Macy’s common stock subject to unvested or unexercised stock options, and performance-based restricted stock or stock units during the performance period, do not count toward the ownership guideline.

Once a determination is made that the required ownership guideline value has been met, a subsequent decrease in share price will not affect that determination, provided there is no subsequent sale of the total number of shares relied on to meet the guideline value unless, and only to the extent, the then current market value of such total number of shares exceeds the required ownership guideline.

Executives who are below their ownership guideline at their guideline requirement date must retain 50% of all shares acquired on vesting or exercise of equity awards (net of exercise costs and taxes) until the guideline is met in order to be in compliance with the stock ownership policy.

Anti-Hedging/Anti-Pledging Policy

Directors, executive officers and participants in our long-term incentive plan are prohibited from engaging in transactions designed to hedge against the economic risks associated with an investment in our common stock or pledging our common stock in lending transactions. Set forth below is a summary of Macy’s Anti-Hedging/Anti-Pledging policy.

Macy’s considers it inappropriate for any director, executive officer or participant in the Company’s long-term incentive plan to engage in any transaction in which they may profit from short-term speculative swings in the value of Macy’s securities or pledge Macy’s stock in lending transactions. Therefore, as a matter of Company policy, these individuals may not engage in:

●	the purchase or sale of “put” and “call” options (publicly available rights to sell or buy Macy’s securities within a certain period of time at a specified price or the like);
●	“short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future);
●	“short selling against the box” (selling owned but not delivered securities);

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COMPENSATION DISCUSSION AND ANALYSIS

●	the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Macy’s securities granted to the individual as compensation or held, directly or indirectly, by the individual; and
●	pledging Macy’s securities as collateral for a loan, including, without limitation, in a margin account.

Furthermore, Section 16(c) of the Exchange Act prohibits short sales and short sales against the box of Macy’s securities by the Company’s directors and executive officers. The prohibitions listed above do not apply to the exercise of stock options granted as part of a Company incentive plan.

Timing of Equity Awards

The CMD Committee typically approves annual equity-based awards at its annual March meeting. The March meeting occurs after annual financial results are available — at least three weeks after we release our fiscal year-end earnings. The CMD Committee may approve equity-based grants on other dates for purposes such as newly hired executives, executives promoted into positions eligible for such grants, or to retain executives important to the Company. The Company determines a specific calendar of trading blackout dates each year, and equity-based awards are generally not granted on any of the designated trading blackout dates or at other times when there is undisclosed material nonpublic information. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity-based awards consist of time-based restricted stock units and performance-based restricted stock units. The Company has not granted stock options since 2019.

Tax Considerations

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our current and former executive officers.

The CMD Committee focuses on designing and maintaining executive compensation arrangements that we believe will attract and retain the executive talent we need to compete successfully even if in certain cases such compensation is not deductible for federal income tax purposes.

Accounting

We record salaries and performance-based cash incentives in our financial statements as expense in the amount paid, or to be paid, to the NEOs.

Accounting rules also require us to record an expense in our financial statements for equity-based awards, even though equity awards are not paid as cash to the NEOs.

We expense all equity-based awards in accordance with FASB Accounting Standards Codification Topic 718 (ASC Topic 718), Compensation-Stock Compensation. In evaluating the design of our variable incentive plans, the CMD Committee considers the accounting costs attributable to alternative approaches to help ensure that financial efficiency is maximized.

Non-GAAP Metrics

Macy’s reports its financial performance in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating operating performance, and we have included certain non-GAAP measures as performance metrics in our incentive plans.

MACY’S, INC. 2026 PROXY STATEMENT	73

COMPENSATION DISCUSSION AND ANALYSIS

We use 1) total revenue and Adjusted EBITDA metrics in our annual incentive plan, 2) Adjusted EBITDA Margin and Adjusted Diluted EPS as metrics in our PRSU program and 3) Bloomingdale’s sales growth and Adjusted EBITDA dollars in the special PRSU award granted to Mr. Bron in fiscal 2025.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

●	EBITDA and adjusted EBITDA are reconciled to GAAP net income.
●	Adjusted net income is reconciled to GAAP net income.
●	Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.

EBITDA and Adjusted EBITDA

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 31, 2026	FEBRUARY 1, 2025
Net income	$642	$582
Interest expense, net	97	115
Loss on extinguishment of debt	33	1
Federal, state and local income tax expense	207	181
Depreciation and amortization	894	881
EBITDA	1,873	1,760
Impairment, restructuring and other costs	230	171
Interchange fee settlement, net	(328)	—
Pension settlement charges	67	46
Adjusted EBITDA	$1,842	$1,977

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 31, 2026		FEBRUARY 1, 2025
	NET	DILUTED	NET	DILUTED
	INCOME	EARNINGS	INCOME	EARNINGS
		PER SHARE		PER SHARE
As reported	$642	$2.32	$582	$2.07
Impairment, restructuring and other costs	230	0.83	171	0.61
Interchange fee settlement, net	(328)	(1.19)	—	—
Pension settlement charges	67	0.24	46	0.16
Loss on extinguishment of debt	33	0.12	1	—
Income tax impact of certain items identified above	(1)	—	(55)	(0.20)
As adjusted to exclude items above	$643	$2.32	$745	$2.64

Free Cash Flow

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 31, 2026	FEBRUARY 1, 2025
Net cash provided by operating activities	$1,430	$1,278
Purchase of property and equipment	(373)	(518)
Capitalized software	(367)	(364)
Proceeds from disposition of assets, net	107	283
Free Cash Flow	$797	$679

Reconciliations to the most directly comparable GAAP measures and other information concerning non-GAAP financial measures are provided on page 30 of Macy’s Annual Report on Form 10-K under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Important Information Regarding Non-GAAP Financial Measures.”

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Compensation of the Named Executive Officers for 2025

The following table summarizes the compensation of the individuals that served as our principal executive officer and principal financial officer during fiscal 2025 and our three other most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2025, collectively referred to as the “Named Executives” or the “NEOs.”

2025 Summary Compensation Table

							CHANGE IN
							PENSION
							VALUE AND
						NON-EQUITY	NONQUALIFIED
						INCENTIVE	DEFERRED
				STOCK	OPTION	PLAN	COMPENSATION	ALL OTHER
NAME AND		SALARY	BONUS	AWARDS(1)	AWARDS	COMPENSATION(2)	EARNINGS(3)	COMPENSATION(4)	TOTAL
PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	($)	($)	($)	($)
Tony Spring	2025	1,337,500	-	9,007,868	-	3,241,620	311,392	205,687	14,104,067
Chairman and Chief	2024	1,300,000	-	12,341,595	-	2,611,960	104,391	94,162	16,452,108
Executive Officer	2023	975,000	-	3,871,353	-	666,388	100,572	49,943	5,663,256
Thomas J. Edwards	2025	515,152	1,650,000	4,106,748		744,156	-	-	7,016,056
Chief Operating Officer
and Chief Financial Officer
Danielle L. Kirgan	2025	850,000	-	2,051,567	-	1,020,510	-	36,770	3,958,847
Chief Human Resources	2024	850,000	-	1,766,438	-	853,910	-	18,320	3,488,668
and Corporate Affairs	2023	850,000	-	1,742,077	-	438,515	-	17,822	3,048,414
Officer
Tracy M. Preston	2025	775,000	-	1,451,035	-	697,849	-	19,388	2,943,272
Chief Legal Officer	2024	775,000	-	1,177,639	-	583,924	-	128,791	2,665,354
	2023	49,905	840,000	629,985	-	-	-	10,202	1,530,092
Olivier Bron	2025	868,750	500,000	2,201,037	-	1,164,870	-	21,705	4,756,362
Chief Executive Officer,	2024	775,000	-	1,177,639	-	632,574	-	4,521	2,589,734
Bloomingdale's
Adrian V. Mitchell	2025	374,242	-	-	-	641,571	-	4,671,099	5,686,912
Former Chief Operating	2024	950,000	-	3,238,496	-	1,288,400	-	23,127	5,500,023
Officer and Chief Financial Officer	2023	933,333	-	6,193,837	-	633,068	-	18,197	7,778,435
(1)	The amounts in this column for fiscal 2025 include the aggregate grant date fair value, calculated in accordance with ASC Topic 718, for PRSUs and RSUs granted in fiscal 2025:
●	The grant date fair values for regular annual PRSUs awarded were determined by using the weighted average grant date price of approximately $11.43 per share for all Named Executives other than Mr. Edwards and $10.00 for Mr. Edwards assuming the “target” number of units is earned. The weighted average grant date price was calculated as follows: (i) $11.45 ($9.04 for Mr. Edwards) per share for the portion of the grant subject to an rTSR metric, by using a Monte Carlo simulation analysis, and (ii) $11.41 ($10.64 for Mr. Edwards) per share for the portion of the grant subject to other metrics, by using the grant date closing price for the common stock. Assuming the “maximum” number of units is earned, the grant date fair value amounts for the regular annual PRSUs would be $9,015,755 for Mr. Spring, $2,913,520 for Mr. Edwards, $1,803,151 for Ms. Kirgan and $1,202,093 for each of Ms. Preston and Mr. Bron. Mr. Bron’s special promotional PRSUs had a grant date fair value of $11.41 per share and assuming the maximum number of units is earned, the grant date fair value amount is $1,999,990.
●	RSUs were awarded at a grant date fair value of $11.41 per share, except that the RSUs granted to Mr. Edwards on June 23, 2025 had a grant date value of $10.64 per share. See 2025 Grants of Plan-Based Awards for number of shares and value of time-based RSU awarded in fiscal 2025.
●	See Note 10 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for a description of the assumptions made in the valuation of stock awards under ASC Topic 718.
(2)	Amounts in this column for 2023 have been reduced by amounts recovered in fiscal 2025 pursuant to the Company’s Compensation Clawback Policy adopted pursuant to Rule 10D-1 in the following amounts: Mr. Spring $114,703, Ms. Kirgan $75,480 and Mr. Mitchell $108,968. See “Recovery of Erroneously Awarded Compensation.”
(3)	We did not pay above-market interest under our executive deferred compensation plan in 2025. The amounts reflected for fiscal 2025 in this column represent the change in the actuarial present value of accumulated pension benefits under our cash balance pension plan (CAPP) and supplementary executive retirement plan (SERP) in fiscal 2025. No Named Executive accrues additional benefits under the CAPP or SERP because benefits are frozen. The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a PBO effective discount rate of 5.23% for the CAPP and 5.28% for the SERP. For both the CAPP and SERP, base mortality rates are Pri-2012 White Collar mortality table projected forward to the measurement date using MP-2021. Mortality is projected generationally from the measurement date using scale MP-2021 for both the CAPP and SERP. Scale MP-2021 defines how future mortality improvements are incorporated into the projected mortality table and is based on a blend of Social Security experience and the long-term assumption for mortality improvement rates by the Society of Actuaries’ Retirement Plans Experience Committee. The assumed retirement age used for these calculations was the normal retirement age of 65, as

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

defined by the plans, and each Named Executive was assumed to retire at the normal retirement age. Because pension benefits are frozen, year-over-year changes in pension value are generally driven by changes in valuation assumptions as well as aging toward assumed retirement age.
(4)	Amounts included in “All Other Compensation” for fiscal 2025 consist of Company benefit plan contributions and the incremental cost to Macy’s of the perquisites made available to the Named Executives, as shown in the table below:

			DCP	401(k)
	AIRCRAFT	CAR	MATCHING	MATCHING
	USAGE(a)	PROGRAMS(b)	CONTRIBUTION(c)	CONTRIBUTION	OTHER(d)	TOTAL
NAME	($)	($)	($)	($)	($)	($)
Spring	60,642	5,907	125,835	12,250	1,053	205,687
Edwards	-	-	-	-	-	-
Kirgan	-	-	24,520	12,250	-	36,770
Preston	-	-	7,138	12,250	-	19,388
Bron	-	-	9,455	12,250	-	21,705
Mitchell	-	-	12,090	12,250	4,646,759	4,671,099
(a)	The CEO is the only Named Executive who is permitted to make personal use of Company aircraft. The amount shown for aircraft usage is calculated based on the cost of fuel and other variable costs associated with the particular personal flights. Spouse and/or other guests may accompany the CEO on some flights, but there are no additional incremental costs associated with their travel on those flights. The CEO is required to reimburse the Company to the extent that the calculated incremental costs associated with his personal usage of Company aircraft in a fiscal year exceed $75,000 in the aggregate. For purposes of calculating the incremental costs associated with personal usage of Company aircraft:
●	Flights were deemed business or personal based on the purpose of the flight.
●	If a trip was deemed personal, ferry flights, if any, were included as personal.
●	If a trip included both business and personal destinations, we included as personal the excess, if any, of the aggregate incremental cost for the trip over the costs of flying to and from the originating airport to the business destination or destinations.
(b)	The amount shown reflects the costs relating to personal use by the CEO of a dedicated car and driver that the Company makes available to him for safety reasons pursuant to the recommendation of a third-party security study. The incremental cost calculation for personal use of the car and driver includes driver overtime, fuel, tolls, driver public transportation and rental car use, maintenance and other incidental costs incurred in connection with such personal use.
(c)	The amounts shown reflect Company matching contributions on salary and/or annual incentive awards deferred under the Company’s Deferred Compensation Plan (DCP). Such deferred amounts are matched in the same manner and at comparable rates as under the Company’s 401(k) Plan.
(d)	The amounts in this column include (i) for Mr. Spring residential security system monitoring ($1,053) and (ii) for Mr. Mitchell cash severance benefit ($1,919,470) equal in value to 24 months base salary plus 12 months of the employer portion of monthly health care premiums under the Senior Executive Severance Plan, three months of outplacement assistance made available ($1,100), cash payment ($2,700,000) to resolve any and all claims to finalize his separation compensation arrangement with the Company and its subsidiaries, and accrued paid time off ($26,189).

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Plan-Based Awards

The following table sets forth certain information regarding the annual incentive plan and equity awards granted during fiscal 2025 to each of the Named Executives.

2025 Grants of Plan-Based Awards

										ALL OTHER	GRANT
										STOCK	DATE FAIR
							ESTIMATED FUTURE PAYOUTS			AWARDS;	VALUE
				ESTIMATED POSSIBLE PAYOUTS			UNDER EQUITY INCENTIVE			NUMBER OF	OF STOCK
				UNDER NON-EQUITY INCENTIVE			PLAN			SHARES OF	AND
				PLAN AWARDS			AWARDS			STOCK OR	OPTION
				THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	UNITS	AWARDS
NAME	AWARD TYPE		GRANT DATE	($)	($)	($)(1)	(#)	(#)(2)	(#)	(#)	($)(3)
Spring	Annual Incentive			675,000	2,700,000	5,400,000
	PRSUs		4/3/2025					394,390			4,507,878
	RSUs		4/3/2025							394,390	4,499,990
Edwards	Annual Incentive	(4)		265,625	1,062,500	2,125,000
	PRSUs		6/23/2025					145,676			1,456,760
	RSUs		6/23/2025							145,676	1,549,993
	RSUs		6/23/2025							103,383	1,099,995
Kirgan	Annual Incentive			212,500	850,000	1,700,000
	PRSUs		4/3/2025					78,878			901,576
	RSUs		4/3/2025							78,878	899,998
	RSUs		4/3/2025							21,910	249,993
Preston	Annual Incentive			145,313	581,250	1,162,500
	PRSUs		4/3/2025					52,585			601,047
	RSUs		4/3/2025							52,585	599,995
	RSUs		4/3/2025							21,910	249,993
Bron	Annual Incentive			225,000	900,000	1,800,000
	PRSUs		4/3/2025					52,585			601,047
	PRSUs		4/3/2025					87,642			999,995
	RSUs		4/3/2025							52,585	599,995
Mitchell	Annual Incentive	(4)		320,625	1,282,500	2,565,000
(1)	The Named Executives are eligible for an annual cash incentive award under our incentive program, which award is deemed a “non-equity incentive plan” under SEC rules. Under the annual cash incentive awards, the maximum award a Named Executive may receive for fiscal 2025 is the Incentive Plan’s per-person maximum of $7 million. The CMD Committee may exercise negative discretion to reduce the maximum awards based on the annual incentive award opportunity established for each Named Executive. For a more detailed discussion of the annual cash incentive awards, see the “Annual Incentive Plan” discussion in “Compensation Discussion and Analysis — The Key Elements of Executive Compensation.”
(2)	The Named Executives received a grant of PRSUs on April 3, 2025 or on June 23, 2025, as applicable. The PRSUs generally vest at the conclusion of the approximate three-year vesting period ending on January 29, 2028. The number of PRSUs earned may range from 0% to 200% of the Target award opportunity based on performance against three year rTSR and Adjusted Diluted EPS goals and 2025, 2026 and 2027 Adjusted EBITDA Margin goals. PRSUs that are earned will be paid out as shares of Macy’s common stock. Dividends, if any, paid on the Company’s common stock will be credited to the Named Executives’ PRSU accounts as additional restricted stock units and will be paid out as shares of Macy’s common stock at the end of the vesting period to the extent the underlying PRSUs to which the dividends relate are earned. See the “Long-Term Incentive Plan” discussion in “Compensation Discussion and Analysis.” Mr. Bron’s special PRSUs vest at the conclusion of the approximate three-year vesting period ending on January 29, 2028. The number of PRSUs earned by Mr. Bron may range from 0% - 200% of the Target award opportunity based on performance against Bloomingdale’s 2025, 2026 and 2027 year-over-year sales growth and three-year cumulative adjusted EBITDA goals. Dividends can be earned as previously described. See “2025 Compensation Actions – Mr. Bron”..
(3)	Annual PRSUs granted on April 3, 2025 and June 23, 2025 were valued by using a weighted grant date prices for our common stock of approximately $11.43 and $10.00, respectively, per share, assuming the “target” number of units is earned. The weighted average grant date price is calculated as follows: (i) $11.45 and $9.04, respectively, per share, for the portion of the grant subject to a rTSR metric, by using a Monte Carlo simulation analysis, and (ii) $11.41 and $10.64, respectively, per share, for the portion of the grant subject to the Adjusted EBITDA Margin and Adjusted Diluted EPS metrics. RSUs (and Mr. Bron’s special PRSU award) granted on April 3, 2025 and on June 23, 2025 were valued using the grant date closing price for the common stock of $11.41 and $10.64, respectively, per share.
(4)	Mr. Edwards and Mr. Mitchell received prorated Annual Incentives.

Equity awards were granted under 1) the Amended and Restated 2009 Omnibus Incentive Compensation Plan (2009 Omnibus Plan) prior to May 18, 2018, 2) the 2018 Equity and Incentive Compensation Plan (2018 Equity Plan) from May 18, 2018 until May 20, 2021, 3) the 2021 Equity and Incentive Compensation Plan (2021 Equity Plan) from May 21, 2021 until May 16, 2024 and 4) the 2024 Equity and Incentive Compensation Plan (2024 Equity Plan) from May 17, 2024. All of these plans have been approved by Macy’s shareholders.

Restricted Stock Units. RSUs represent the right to receive a payment upon or after vesting equal to the market value per share of Macy’s common stock as of the grant date, the vesting date or such other date as determined by the CMD Committee on the date the RSUs are granted.

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

RSU grants can be either time-based or performance-based and will generally be forfeited if the Named Executive’s employment ends prior to the vesting date. RSUs may have different vesting schedules based on the purpose of the award, including, for example, a four-year ratable vest schedule for annual awards, and generally do not earn dividends or dividend equivalents. RSUs immediately vest in the event of death or disability, continue to vest on retirement if the grantee meets certain age and years of service requirements or on involuntary termination if the grantee participates in the SESP, and immediately vest if the grantee’s employment is terminated without “cause” or by the grantee for “good reason” (as defined) within a specified period of time following a change in control (“double trigger” vesting).

PRSUs are subject to forfeiture if performance criteria applicable to the units are not satisfied. Depending upon satisfaction of the performance criteria, units may vest within a range of percentages of the target award at the end the performance period and generally earn dividend equivalents if the units vest. PRSUs are forfeited to the extent performance criteria are not satisfied. PRSUs are generally forfeited if the grantee ceases to be employed prior to the performance vesting date. PRSUs vest on a pro rata basis in the event of death or disability, on retirement if the grantee meets certain age and years of service requirements, or on involuntary termination if the grantee participates in the SESP. Upon a change in control, PRSUs convert to RSUs and are subject to “double-trigger” vesting. See General Terms of the Performance-Based RSU Grants.

Fiscal 2024 PRSU Grant

The PRSUs granted to the Named Executives in fiscal 2024 that are earned at the end of the approximate three-year performance period ending on January 30, 2027 are expected to be paid in shares of Macy’s common stock within 2-1∕2 months following the end of the performance period. The number of PRSUs that a Named Executive will earn at the end of this performance period may vary from 0% to 200% of the target award, based upon performance against the rTSR goal and 2024 – 2026 Adjusted EBITDA Margin goals.

Fiscal 2025 PRSU Grant

The PRSUs granted to certain of the Named Executives in fiscal 2025 that are earned at the end of the approximate three-year performance period ending on January 29, 2028 are expected to be paid in shares of Macy’s common stock within 2-1∕2 months following the end of the performance period. The number of PRSUs that a participating Named Executive will earn at the end of this performance period may vary from 0% to 200% of the target award, based upon performance against the rTSR goal, 2025 – 2027 Adjusted EBITDA Margin goals and Adjusted Diluted EPS goal.

General Terms of the Performance-Based RSU Grants

For purposes of PRSU grants, rTSR, Adjusted EBITDA Margin and Adjusted Diluted EPS (2025 grant) are defined as follows:

●	rTSR is defined as the change in the value of the common stock over the performance period, taking into account both stock price change and the reinvestment of dividends. The beginning and ending stock prices will be calculated based on a 20-day average stock price. rTSR is the percentile rank of our TSR compared to the TSR peer group over the performance period.
●	Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue for the applicable fiscal years. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, including asset sales gains, as presented or disclosed in the Company’s external financial statements, and included in the business plan for the performance period. Total revenue is defined as all streams of revenue, including but not limited to net sales, credit card revenue, Macy’s Media Network revenue, etc. as presented in the Company’s external financial statements and including the business plan for the performance period.
●	Adjusted Diluted EPS is calculated by dividing adjusted net income (as reported in the Annual Report on Form 10-K) by the weighted average diluted shares outstanding on the last date of the performance period.

Dividends, if any, paid on our common stock will be credited to the participating Named Executives’ PRSU accounts as additional units and will be paid out as shares of common stock only to the extent the underlying PRSUs are earned.

In the event of a change in control of the Company, the PRSUs will be converted to time-based RSUs based on actual and/or target performance, depending on the portion of the performance period that has elapsed. Such time-based restricted shares will vest if the participating Named Executive is terminated by the Company or the continuing entity without “cause” (as defined in our Change-in-Control Plan) or if the participating Named Executive voluntarily terminates employment for “good reason”

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

(as defined in our Change-in-Control Plan) within the 24-month period following the change in control, or if the continuing entity does not assume or replace the awards.

Restrictive Covenants. Under our long-term incentive program, Named Executives desiring to take advantage of retirement vesting or continued vesting following involuntary termination provisions in stock option, RSU and PRSU award terms and conditions must comply with non-compete, non-solicitation and non-disclosure covenants. These provisions provide that awards may be forfeited if (1) within one year following retirement or involuntary termination, the Named Executive renders personal services to a competitor (two years for the CEO), (2) within two years following retirement or involuntary termination, the Named Executive solicits or entices an employee to resign from the Company, or (3) at any time following retirement or involuntary termination, the Named Executive discloses confidential information to a third party.

Outstanding Equity Awards

The following table sets forth certain information regarding the options and units held by each of the Named Executives as of January 31, 2026. The dollar amount shown for units is calculated by multiplying the number of units by the closing price of Macy’s common stock ($20.02) on the last trading day of fiscal 2025.

MACY’S, INC. 2026 PROXY STATEMENT	79

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

2025 Outstanding Equity Awards at Fiscal Year-End

		OPTION AWARDS				STOCK AWARDS
										EQUITY
										INCENTIVE
								EQUITY		PLAN
								INCENTIVE		AWARDS:
								PLAN		MARKET OR
								AWARDS:		PAYOUT
								NUMBER OF		VALUE OF
						NUMBER	MARKET	UNEARNED		UNEARNED
						OF	VALUE OF	SHARES,		SHARES,
						SHARES	SHARES	UNITS OR		UNITS OR
		NUMBER OF	NUMBER OF			OR UNITS	OR UNITS	OTHER		OTHER
		SECURITIES	SECURITIES			OF STOCK	OF STOCK	RIGHTS		RIGHTS
		UNDERLYING	UNDERLYING	OPTION		THAT	THAT	THAT		THAT
		UNEXERCISED	UNEXERCISED	EXERCISE	OPTION	HAVE NOT	HAVE NOT	HAVE NOT		HAVE NOT
		OPTIONS (#)	OPTIONS (#)	PRICE	EXPIRATION	VESTED	VESTED	VESTED		VESTED
NAME	GRANT DATE	EXERCISABLE	UNEXERCISABLE	($)	DATE	(#)(1)	($)	(#)		($)
Spring	3/23/2016	38,961	-	43.42	3/23/2026
	3/24/2017	73,282	-	28.17	3/24/2027
	3/23/2018	43,272	-	27.21	3/23/2028
	3/21/2019	55,058	-	24.03	3/21/2029
	3/24/2022					8,539	170,951
	3/31/2023					57,176	1,144,664
	3/28/2024					159,455	3,192,289
	3/28/2024					50,025	1,001,501
	3/28/2024							212,606	(2)	4,256,372
	3/28/2024							150,075	(3)	3,004,502
	4/3/2025					394,390	7,895,688
	4/3/2025							394,390	(4)	7,895,688
Edwards	6/23/2025					103,383	2,069,728
	6/23/2025					145,676	2,916,434
	6/23/2025							145,676	(5)	2,916,434
Kirgan	11/13/2017	139,664	-	19.33	11/13/2027
	4/6/2018	63,914	-	29.80	4/6/2028
	3/21/2019	93,385	-	24.03	3/21/2029
	3/24/2022					8,539	170,951
	3/31/2023					25,729	515,095
	3/28/2024					33,767	676,015
	3/28/2024							45,022	(2)	901,340
	4/3/2025					78,878	1,579,138
	4/3/2025					21,910	438,638
	4/3/2025							78,878	(4)	1,579,138
Preston	2/29/2024					36,123	723,182
	3/28/2024					22,512	450,690
	3/28/2024							30,015	(2)	600,900
	4/3/2025					52,585	1,052,752
	4/3/2025					21,910	438,638
	4/3/2025							52,585	(4)	1,052,752
Bron	11/1/2023					18,657	373,513
	11/1/2023					6,219	124,504
	3/28/2024					22,512	450,690
	3/28/2024							30,015	(2)	600,900
	4/3/2025					52,585	1,052,752
	4/3/2025							52,585	(4)	1,052,752
	4/3/2025							87,642	(6)	1,754,593
Mitchell	3/24/2022					8,539	170,951
	3/31/2023					47,170	944,343
	3/28/2024					41,270	826,225
	3/28/2024							82,541	(2)	1,652,471

(1)	RSUs vest/vested as follows:

Grant Date	Vesting Schedule
3/24/2022	25% each on 3/24/23, 3/24/24, 3/24/25 and 3/24/26
3/31/2023	25% each on 3/31/24, 3/31/25, 3/31/26 and 3/31/27
11/1/2023	50% each on 11/1/2025 and 11/1/2026
11/1/2023 (second row for Mr. Bron)	25% each on 11/1/2024, 11/1/2025, 11/1/2026 and 11/1/2027
2/29/2024	50% each on 2/28/2026 and 2/28/2027
3/28/2024	25% each on 3/28/25, 3/28/26, 3/28/27 and 3/28/28
3/28/2024 (second row for Mr. Spring)	100% on the fifth anniversary of the grant date
4/3/2025	25% each on 4/3/2026, 4/3/ 2027, 4/3/2028 and 4/3/2029
4/3/2025 (second row for Ms. Kirgan and Ms. Preston)	100% on the third anniversary of the grant date
6/23/2025	50% each on 6/23/2027 and 6/23/2028
6/23/2025 (second row for Mr. Edwards)	25% each on 6/23/2026, 6/23/2027, 6/23/2028 and 6/23/2029
(2)	Target number of PRSUs granted March 28, 2024 that vests following conclusion of the three-year (fiscal 2024 – 2026) performance/vesting period, subject to satisfaction of performance criteria.

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

(3)	Mr. Spring’s special PRSU award granted March 28, 2024 vests following the conclusion of a five-year performance period (fiscal 2024 – 2028), subject to satisfaction of performance criteria.
(4)	Target number of PRSUs granted April 3, 2025 vests following the conclusion of the three-year (fiscal 2025 – 2027) performance/vesting period, subject to satisfaction of performance criteria.
(5)	Target number of PRSUs granted June 23, 2025 vests following conclusion of the three-year (fiscal 2025 – 2027) performance/vesting period, subject to satisfaction of performance criteria.
(6)	Mr. Bron’s special PRSU award granted April 3, 2025 vests following conclusion of a three-year performance period (fiscal 2025 – 2027), subject to satisfaction of performance criteria.

The following table sets forth certain information regarding the value realized by each of the Named Executives during fiscal 2025 upon the exercise of stock options and the vesting of restricted stock units.

2025 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES	VALUE REALIZED	NUMBER OF SHARES	VALUE REALIZED
	ACQUIRED ON EXERCISE	ON EXERCISE	ACQUIRED ON VESTING(1)	ON VESTING(2)
NAME	(#)	($)	(#)	($)
Spring	-	-	194,503	3,026,314
Edwards	-	-	-	-
Kirgan	-	-	87,775	1,376,653
Preston	-	-	7,503	96,113
Bron	-	-	39,279	705,417
Mitchell	-	-	310,993	4,384,332
(1)	The number of shares includes RSUs that vested on the dates indicated below and PRSUs that were earned as of the end of the March 31, 2023 – January 31, 2026 performance period as follows.

NAME	RSUs(#)	DATE RSUs VESTED	PRSUs#
Spring	8,539	3/24/2025
	12,173	3/25/2025
	53,151	3/28/2025
	28,588	3/31/2025
92,052
Edwards
Kirgan	8,539	3/24/2025
	13,695	3/25/2025
	11,255	3/28/2025
	12,864	3/31/2025
41,422
Preston	7,503	3/28/2025
Bron	7,503	3/28/2025
	18,656	11/1/2025
	3,109	11/1/2025
10,011
Mitchell	8,539	3/24/2025
	10,766	3/25/2025
	20,635	3/28/2025
	23,585	3/31/2025
	171,526	3/31/2025
75,942
(2)	The values of the stock awards are calculated based on the closing stock price on the date the restrictions lapse for RSUs and on the date the CMD Committee certified the performance results for PRSUs (March 26, 2026), not as of the date the awards were granted. The Named Executives received dividend equivalents accrued on the earned PRSUs during the performance period as follows: Mr. Spring 11,932 shares, Ms. Kirgan 5,367 shares, Mr. Bron 1,024 shares and Mr. Mitchell 9,844 shares. The value of the dividends earned is not reflected in the calculations above.

Post Retirement Compensation

Retirement Plans

Our Retirement Program consists of defined benefit plans and a defined contribution plan.

Defined Contribution Plan. The Retirement Program includes the Macy’s 401(k) Retirement Investment Plan (401(k) Plan), a defined contribution plan. As of January 1, 2026, approximately 95,431 active employees, including the Named Executives,

MACY’S, INC. 2026 PROXY STATEMENT	81

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

participated in the 401(k) Plan. The 401(k) Plan permits executives to contribute up to 50% of eligible compensation each year (up to maximum amounts established by the Internal Revenue Code). We match participant contributions up to 1% of eligible compensation at 100%, and contributions from 2% to 6% of eligible compensation at 50%. A participant who contributes 6% of eligible compensation is therefore entitled to a matching contribution equal to 3.5%.

An executive may choose any of several investment funds for investment of the executive’s balances and may change those elections daily. Benefits may be paid out at termination of employment. Executives may borrow portions of their investment balances while employed. Company contributions to the Named Executives under the 401(k) Plan are reported in the “All Other Compensation” column of the 2025 Summary Compensation Table.

Prior to adoption of the 401(k) Plan, we provided retirement benefits to employees through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (Prior Plan Credits) which accrued prior to adoption of the 401(k) Plan continue to be maintained and invested as a part of the 401(k) Plan until retirement, at which time they are distributed.

Defined Benefit Plans. Through fiscal 2013, we provided the Macy’s, Inc. Cash Account Pension Plan (a cash balance plan referred to as CAPP) and the Macy’s, Inc. Supplementary Executive Retirement Plan (SERP), two defined benefit plans covering certain Named Executives. No Named Executive currently accrues a benefit under the CAPP or the SERP because we discontinued future pension service credits in those plans effective as of December 31, 2013. Benefits previously accrued are payable following termination of employment, subject to the terms of the applicable plan. CAPP benefits earned through December 31, 2013 will be held in a trust on behalf of participants and interest credits will continue to be allocated to participants. For the SERP, we determined a gross monthly benefit (payable at age 65) for each participant as of December 31, 2013 (January 31, 2014 with respect to the May Supplementary Retirement component of the SERP).

The following table shows the actuarial present value of each of the Named Executive’s accumulated benefit under the CAPP and the SERP. We determined the present value using the same assumptions used for financial reporting purposes — a unit credit cost method, a PBO effective discount interest rate of 5.23% for the CAPP and 5.28% for the SERP, and a normal retirement age of 65 (as defined by the plans).

2025 Pension Benefits

		NUMBER OF YEARS	PRESENT VALUE OF	PAYMENTS DURING
		OF CREDITED SERVICE(1)	ACCUMULATED BENEFIT	LAST FISCAL YEAR
NAME	PLAN NAME	(#)	($)	($)
Spring	CAPP	27	508,668	-
	SERP	27	4,401,633	-
Edwards	CAPP	-	-	-
	SERP	-	-	-
Kirgan	CAPP	-	-	-
	SERP	-	-	-
Preston	CAPP	-	-	-
	SERP	-	-	-
Bron	CAPP	-	-	-
	SERP	-	-	-
Mitchell	CAPP	-	-	-
	SERP	-	-	-
(1)	The SERP uses a maximum of 30 years of service for calculating SERP benefits (25 years for the May Supplementary Retirement component of the SERP). The number of years of credited service shown for the CAPP is as of December 31, 2013, the date participants ceased accruing additional service credits. Actual years of service for Mr. Spring is 38 years.

CAPP. As of January 1, 2026, approximately 10,950 active employees, including certain Named Executives, participated in the CAPP. Under the CAPP, a participant retiring at a normal retirement age is eligible to receive the amount credited to his or her pension account or monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of:

●	an opening cash balance for participants in the plan at December 31, 1996, equal to the lump sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan;

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

●	pay credits (credited annually, a percentage of eligible compensation generally based on length of service); and
●	interest credits (credited quarterly, based on the 30-Year Treasury Bond rate for the November prior to each calendar year, with a guaranteed minimum rate of 5.0% annually).

In addition, if a participant had attained age 55 and completed 10 or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996 had that predecessor plan continued.

Approximately 3,544 of these active employees participate in the May Retirement Plan component of the CAPP. These participants have their accrued benefit determined under a “career average” pension formula.

SERP. All benefits under the SERP are payable out of our general corporate assets. The SERP provides retirement benefits to eligible executives based on all eligible compensation, including compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under our Executive Deferred Compensation Plan, in each case employing a formula based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the CAPP, Prior Plan Credits and Social Security benefits.

As of January 1, 2026, approximately 30 executives were eligible to receive benefits under the SERP. Approximately two of these executives participate in the May Retirement Plan component of the CAPP and have their supplementary retirement benefit determined under a different formula that uses different offsets.

We have reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.

Nonqualified Deferred Compensation Plans

Through fiscal 2013, we provided the opportunity for executives to defer compensation through the Executive Deferred Compensation Plan (EDCP). Under the EDCP, eligible executives could elect to defer a portion of their compensation each year as either stock credits or cash credits. Stock credit accounts reflect common stock equivalents and dividend equivalents. Common stock equivalents are the number of full shares of Macy’s common stock for each calendar quarter that could be purchased based on the dollars deferred. Dividend equivalents are determined by multiplying the dividends payable on a share of common stock during such calendar quarter by the number of stock equivalents in the participant’s stock credit account at the beginning of each quarter, less the number of shares distributable or withdrawn during such quarter. Total value of the stock credits is determined at the end of each quarter based on the closing price of our common stock as of the last day of the quarter. Cash credit accounts reflect dollars deferred plus interest equivalents determined by applying to 100% of such participant’s cash credits at the beginning of each quarter, less amounts distributable or withdrawn during such quarter, an interest rate equal to one quarter of the interest rate payable on U.S. five-year Treasury Notes as of the last day of each quarter. Deferred compensation distributions generally begin in the fiscal year following the fiscal year in which termination of employment occurs.

On January 1, 2014 we introduced the Macy’s, Inc. Deferred Compensation Plan (DCP), a non-qualified deferred compensation plan with features similar to the 401(k) Plan. The DCP replaced the EDCP. Amounts that participants deferred under the EDCP continue to earn dividend and/or interest equivalents, but participants may no longer defer compensation under that plan.

Eligible participants in the DCP may defer compensation earned in excess of IRS compensation limits and select from among several reference investment funds where deferred compensation may be invested. We will match deferrals at a rate similar to the 401(k) Plan. Accounts will be credited with earnings (losses) based on the performance of the applicable reference investment funds selected by the participants.

MACY’S, INC. 2026 PROXY STATEMENT	83

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

2025 Nonqualified Deferred Compensation

		EXECUTIVE	REGISTRANT	AGGREGATE	AGGREGATE	AGGREGATE
		CONTRIBUTIONS	CONTRIBUTIONS	EARNINGS	WITHDRAWALS/	BALANCE
		IN LAST FY(1)	IN LAST FY(2)	IN LAST FY(3)	DISTRIBUTIONS	AT LAST FYE(4)
NAME	PLAN NAME	($)	($)	($)	($)	($)
Spring	EDCP	-	-	10,887	-	851,891
	DCP	210,218	125,835	539,200	-	3,894,820
Edwards	EDCP	-	-	-	-	-
	DCP	-	-	-	-	-
Kirgan	EDCP	-	-	-	-	-
	DCP	29,750	24,520	142,986	-	2,017,879
Preston	EDCP	-	-	-	-	-
	DCP	-	7,138	-	-	7,138
Bron	EDCP	-	-	-	-	-
	DCP	-	9,455	-	-	9,455
Mitchell	EDCP	-	-	-	-	-
	DCP	-	12,090	1,106	-	41,333
(1)	The amounts in this column associated with the DCP are reported as compensation for fiscal 2025 in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns of the 2025 Summary Compensation Table.
(2)	The amounts in this column associated with the DCP represent Company matching contributions and are included in the 2025 Summary Compensation Table under the “All Other Compensation” column for fiscal 2025. These amounts will be credited to the participants’ accounts in fiscal 2026.
(3)	The amounts in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. These amounts are not included in the 2025 Summary Compensation Table because the plans do not provide for above-market or preferential earnings.
(4)	A portion of the compensation deferred by Mr. Spring under the EDCP is deferred as stock credits and a portion is deferred as cash credits. The portion of the aggregate balance that is attributable to his contributions under the EDCP was deferred in years prior to those reported in the 2025 Summary Compensation Table.

The aggregate balance reflected in this column attributable to the DCP for each of the Named Executives with the exception of amounts reflected in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns, if any, have been reported in the Company’s Summary Compensation Table for prior years.

Potential Payments upon Termination or Change in Control

Termination Payments under Senior Executive Severance Plan

Senior Executive Severance Plan. Effective April 1, 2018, we adopted the Senior Executive Severance Plan (SESP) and transitioned the Named Executives and other senior executives to the SESP. The SESP replaced the Executive Severance Plan (ESP). To participate in the SESP, a Named Executive or other eligible senior executive must execute a noncompetition, nonsolicitation and trade secrets and confidential information agreement. Pursuant to the noncompetition, nonsolicitation and trade secrets and confidential information agreement, the executive agrees, among other things, not to engage in specified activities in competition with the Company following termination of employment. The non-competition period extends for a period of one year if the executive voluntarily terminates employment or is involuntarily terminated by the Company for cause (as defined in the SESP). A participant is entitled to severance benefits under the SESP if the participant’s employment is involuntarily terminated without cause (as defined in the SESP. The Chief Executive Officer’s severance payment is equal to 36 months of base salary and the non-competition period is two years, and the other Named Executives are entitled to a 24 months base salary severance payment with a one-year non-competition period that is not waivable and applies regardless of the reason for termination. Severance benefits also include a lump sum payment equal to 12 times the employer portion of monthly health care premiums and continued vesting of equity awards during the non-competition time. Severance benefits under the SERP are generally contingent on the executive’s execution of a release of claims in favor of the Company. Mr. Mitchell was entitled to (i) severance benefits under the SESP if his employment was involuntarily terminated without cause or if he terminated his employment voluntarily for good reason (as defined in the SESP), (ii) a lump sum payment equal to 12 months of the employer portion of health care premiums, and (iii) continued vesting of equity awards for two years following termination.

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COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Termination Payments under Change-in-Control Plan

In 2009, we adopted a Change-in-Control Plan (CIC Plan) covering, among other participants, each of the Named Executives.

Under the CIC Plan, each of the Named Executives could be entitled to certain severance benefits following a change in control of Macy’s. If, within the two years following a change in control, the Named Executive is terminated for any reason, other than death, permanent and total disability or for cause, or if the Named Executive terminates his or her employment for “good reason,” then the Named Executive is entitled to:

●	a cash severance payment (generally paid in the form of a lump sum) equal to two times the sum of:
–	his or her base pay (at the higher of the rate in effect at the change in control or at termination) and
–	the average annual incentive award (if any) received for the three full fiscal years preceding the change in control
●	a lump sum payment of an annual incentive award for the year of termination, at target, prorated to the date of termination (this feature applies to all executives in the Incentive Plan)
●	release of any restrictions on restricted stock or restricted stock units, including performance-based awards
●	acceleration of any unvested stock options
●	a lump sum payment of all deferred compensation (this feature applies to all participants in the deferred compensation plans)
●	payment of all retirement, supplementary retirement and 401(k) benefits upon termination or retirement in accordance with any previously selected distribution schedule (this feature applies to all participants in the retirement, supplementary retirement and 401(k) plans), and
●	a retiree discount for life if at least 55 years of age with 15 years of vesting service at termination (this feature applies generally to all colleagues).

If the Named Executive does not engage in specified activities in competition with the Company during the first year following termination, he or she is entitled to an additional “non-competition” severance benefit at the end of the one-year period in a lump sum payment equal to one times (i) his or her base pay (at the higher of the rate in effect at the change in control or at termination), and (ii) the average annual incentive award (if any) received for the three full fiscal years preceding the change in control.

All the above severance benefits would be paid to the executive in accordance with, and at times permitted by, Section 409A of the Internal Revenue Code.

A “change in control” occurs in any of the following events:

●	a person becomes the beneficial owner of securities representing 30% or more of our combined voting power
●	individuals who constituted the Board on the effective date of the applicable arrangement (the Incumbent Board) cease for any reason to constitute at least a majority of the Board, provided that any new director who is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered part of the Incumbent Board unless such new director’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board (Board Turnover)
●	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all our assets and, as a result of or immediately following such merger, consolidation, reorganization, sale or transfer, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Macy’s immediately prior to the transaction, or
●	shareholders approve a complete liquidation or dissolution of the Company

“Good reason” under the CIC Plan means:

●	a material diminution in the executive’s base compensation
●	a material diminution in the executive’s authority, duties or responsibilities
●	a material change in the geographic location at which the executive must perform services to the Company, or

MACY’S, INC. 2026 PROXY STATEMENT	85

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

●	any other action or inaction that constitutes a material breach by the Company of an agreement under which the executive provides services

The cash severance benefit payable under the CIC Plan is reduced by all amounts actually paid by the Company to the executive pursuant to any other employment or severance agreement or plan to which the executive and Macy’s are parties or in which the executive is a participant. In addition, the severance benefits under the CIC Plan are subject to reduction in certain circumstances if the excise tax imposed under Section 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

The following tables summarize the amounts payable to the Named Executives employed by the Company as of January 30, 2026 upon termination under certain circumstances, assuming that: 1) the executive’s employment terminated January 30, 2026, 2) the executive’s salary continues as it existed at January 30, 2026, 3) the CIC Plan applies and 4) the stock price for our common stock is $20.02 per share (the closing price for Macy’s stock on January 30, 2026, the last business day of fiscal 2025).

Payments and Benefits upon Termination as of the End of Fiscal 2025 ($)

				INVOLUNTARY/
				VOLUNTARY WITH
				GOOD REASON
		INVOLUNTARY	INVOLUNTARY	AFTER
		WITHOUT	WITH	CHANGE IN
SPRING	VOLUNTARY	CAUSE	CAUSE	CONTROL	DEATH	DISABILITY
Severance and accelerated benefits
SESP Cash Severance Benefit:
Salary (3x)	-	4,050,000	-	-	-	-
12 month health care coverage (lump sum)	-	18,603	-	-	-	-
Cash severance benefit:
Salary (2x)	-	-	-	2,700,000	-	-
3‑Year Average Annual Incentive (2x)	-	-	-	4,346,645	-	-
Non-Compete Pay Following CIC:
Salary (1x)	-	-	-	1,350,000	-	-
3‑Year Average Annual Incentive (1x)	-	-	-	2,173,323	-	-
Equity based incentive awards
Vesting of RSUs	-	7,391,644	-	13,405,092	12,804,191	12,804,191
Vesting of PRSUs:
2024 – 2026 LTI Plan	-	4,256,372	-	4,256,092	2,837,581	2,837,581
2024 – 2028 LTI Plan	-	-	-	1,201,801	1,201,801	1,201,801
2025 – 2027 LTI Plan	-	7,895,688	-	7,895,688	2,631,896	2,631,896
Total of severance and accelerated benefits:	-	23,612,307	-	37,328,641	19,475,469	19,475,469
Previously vested equity and benefits
Non-equity based incentive award (2025 annual incentive)	-	3,241,620	-	3,241,620	3,241,620	3,241,620
Vested CAPP benefit	505,341	505,341	505,341	505,341	505,341	505,341
Vested 401(k) Plan balance	2,465,364	2,465,364	2,465,364	2,465,364	2,465,364	2,465,364
Vested SERP benefit	4,012,454	4,012,454	4,012,454	4,012,454	4,012,454	4,012,454
Post-retirement medical/life benefits	6,789	6,789	6,789	6,789	-	6,789
Deferred compensation balance previously vested	4,620,876	4,620,876	4,620,876	4,620,876	4,620,876	4,620,876
Total of previously vested equity and benefits:	11,610,824	14,852,444	11,610,824	14,852,444	14,845,655	14,852,444
Full “Walk-Away” Value:	11,610,824	38,464,751	11,610,824	52,181,085	34,321,124	34,327,913

86

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

		INVOLUNTARY		INVOLUNTARY/
		WITHOUT		VOLUNTARY WITH
		CAUSE/		GOOD REASON
		VOLUNTARY	INVOLUNTARY	AFTER	DEATH
		WITH GOOD	WITH	CHANGE IN	OR
EDWARDS	VOLUNTARY	REASON	CAUSE	CONTROL	DISABILITY
Severance and accelerated benefits
SESP Cash Severance Benefit:
Salary (2x)	-	1,700,000	-	-	-
12 month health care coverage (lump sum)	-	15,426	-	-	-
Cash severance benefit:
Salary (2x)	-	-	-	1,700,000	-
Target Incentive (2x)	-	-	-	2,125,000	-
Non-Compete Pay Following CIC:
Salary (1x)	-	-	-	850,000	-
Target Incentive (1x)	-	-	-	1,062,500	-
Equity based incentive awards
Vesting of RSUs	-	729,108	-	4,986,161	4,986,161
Vesting of PRSUs:
2025 – 2027 LTI Plan	-	1,944,289	-	2,916,434	972,145
Total of severance and accelerated benefits:	-	4,388,823	-	13,640,095	5,958,306
Previously vested equity and benefits
Non-equity based incentive award (2025 annual incentive)	-	744,156	-	744,156	744,156
Vested 401(k) Plan balance	-	-	-	-	-
Deferred compensation balance previously vested	-	-	-	-	-
Total of previously vested equity and benefits:	-	744,156	-	744,156	744,156
Full “Walk-Away” Value:	-	5,132,979	-	14,384,251	6,702,462

				INVOLUNTARY/
				VOLUNTARY WITH
				GOOD REASON
		INVOLUNTARY	INVOLUNTARY	AFTER	DEATH
		WITHOUT	WITH	CHANGE IN	OR
KIRGAN	VOLUNTARY	CAUSE	CAUSE	CONTROL	DISABILITY
Severance and accelerated benefits
SESP Cash Severance Benefit:
Salary (2x)	-	1,700,000	-	-	-
12 month health care coverage (lump sum)	-	24,850	-	-	-
Cash severance benefit:
Salary (2x)	-	-	-	1,700,000	-
3‑Year Average Annual Incentive (2x)	-	-	-	1,541,957	-
Non-Compete Pay Following CIC:
Salary (1x)	-	-	-	850,000	-
3‑Year Average Annual Incentive (1x)	-	-	-	770,978	-
Equity based incentive awards
Vesting of RSUs	-	1,048,613	-	3,379,836	3,379,836
Vesting of PRSUs:
2024 – 2026 LTI Plan	-	901,340	-	901,340	600,894
2025 – 2027 LTI Plan	-	1,052,758	-	1,579,138	526,379
Total of severance and accelerated benefits:	-	4,727,561	-	10,723,249	4,507,109
Previously vested equity and benefits
Previously vested stock options	96,368	96,368	-	96,368	96,368
Non-equity based incentive award (2025 annual incentive)	-	1,020,510	-	1,020,510	1,020,510
Vested 401(k) Plan balance	381,162	381,162	381,162	381,162	381,162
Deferred compensation balance previously vested	1,993,359	1,993,359	1,993,359	1,993,359	1,993,359
Total of previously vested equity and benefits:	2,470,889	3,491,399	2,374,521	3,491,399	3,491,399
Full “Walk-Away” Value:	2,470,889	8,218,960	2,374,521	14,214,648	7,998,508

MACY’S, INC. 2026 PROXY STATEMENT	87

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

				INVOLUNTARY/
				VOLUNTARY WITH
				GOOD REASON
		INVOLUNTARY	INVOLUNTARY	AFTER	DEATH
		WITHOUT	WITH	CHANGE IN	OR
PRESTON	VOLUNTARY	CAUSE	CAUSE	CONTROL	DISABILITY
Severance and accelerated benefits
SESP Cash Severance Benefit:
Salary (2x)	-	1,550,000	-	-	-
12 month health care coverage (lump sum)	-	5,940	-	-	-
Cash severance benefit:
Salary (2x)	-	-	-	1,550,000	-
Target annual incentive (2x)	-	-	-	1,162,500	-
Non-Compete Pay Following CIC:
Salary (1x)	-	-	-	775,000	-
Target annual incentive (1x)	-	-	-	581,250	-
Equity based incentive awards
Vesting of RSUs	-	775,004	-	2,665,263	2,665,263
Vesting of PRSUs:
2024 – 2026 LTI Plan	-	600,900	-	600,900	400,600
2025 – 2027 LTI Plan	-	701,834	-	1,052,752	350,917
Total of severance and accelerated benefits:	-	3,633,678	-	8,387,665	3,416,780
Previously vested equity and benefits
Non-equity based incentive award (2025 annual incentive)	-	697,849	-	697,849	697,849
Vested 401(k) Plan balance	75,656	75,656	75,656	75,656	75,656
Total of previously vested equity and benefits:	75,656	773,505	75,656	773,505	773,505
Full “Walk-Away” Value:	75,656	4,407,183	75,656	9,161,170	4,190,285

				INVOLUNTARY/
				VOLUNTARY WITH
				GOOD REASON
		INVOLUNTARY	INVOLUNTARY	AFTER	DEATH
		WITHOUT	WITH	CHANGE IN	OR
BRON	VOLUNTARY	CAUSE	CAUSE	CONTROL	DISABILITY
Severance and accelerated benefits
SESP Cash Severance Benefit:
Salary (2x)	-	1,800,000	-	-	-
12 month health care coverage (lump sum)	-	24,850	-	-	-
Cash severance benefit:
Salary (2x)	-	-	-	1,800,000	-
Target annual incentive (2x)	-	-	-	1,800,000	-
Non-Compete Pay Following CIC:
Salary (1x)	-	-	-	900,000	-
Target annual incentive (1x)	-	-	-	900,000	-
Equity based incentive awards
Vesting of RSUs	-	849,173	-	2,001,459	2,001,459
Vesting of PRSUs:
2024 – 2026 LTI Plan	-	600,900	-	600,900	400,600
2025 – 2027 LTI Plan	-	1,871,563	-	2,807,345	935,782
Total of severance and accelerated benefits:	-	5,146,486	-	10,809,704	3,337,841
Previously vested equity and benefits
Non-equity based incentive award (2025 annual incentive)	-	1,164,870	-	1,164,870	1,164,870
Vested 401(k) Plan balance	134,668	134,668	134,668	134,668	134,668
Total of previously vested equity and benefits:	134,668	1,299,538	134,668	1,299,538	1,299,538
Full “Walk-Away” Value:	134,668	6,446,024	134,668	12,109,242	4,637,379

88

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Mr. Mitchell’s Departure During 2025

As noted above, Mr. Mitchell separated from employment with the Company on June 21, 2025, and was succeeded by Mr. Edwards as Chief Operating Officer and Chief Financial Officer on June 22, 2025. In connection with Mr. Mitchell’s departure from the Company, the Company entered into a compensatory agreement with Mr. Mitchell (the “Agreement”). As memorialized in the Agreement, the Company provided Mr. Mitchell with departure-related compensation and benefits required under the terms of the SESP, since Mr. Mitchell was terminated without cause, as described in the SESP. These items, to which Mr. Mitchell was entitled under the SESP, included $1,919,470 in cash severance equal in value to 24 months of base salary plus 12 months of the employer portion of monthly health care premiums, three months of outplacement assistance and continued vesting of Mr. Mitchell’s equity awards granted on or after March 31, 2023 for 24 months following Mr. Mitchell’s last day of employment with the Company (impacting 96,979 RSUs and 176,880 target PRSUs, some of which have vested (or will vest) in 2026). The PRSUs will vest only to the extent the performance goals of the awards are achieved.

Under the Agreement, and separate from the SESP payments, the Company also agreed to provide Mr. Mitchell with a cash payment of $2,700,000 in full and final settlement of Mr. Mitchell’s claims related to long term incentive and any other alleged claims or damages, in order to finalize his separation compensation arrangement with the Company and its subsidiaries. The Agreement included a release of claims by the Company and Mr. Mitchell and release of Mr. Mitchell’s obligations under the remaining term of his non-competition agreement with the Company.

Mr. Mitchell’s total cash payout upon termination was $4,619,470, or 2.06x his base salary and short-term incentive for his last full year of employment ($2,238,400). As explained in the Compensation Discussion and Analysis above, Mr. Mitchell did not receive any long-term incentive awards in 2025.

Change-in-Control Arrangements Specifically Triggered by Board Turnover

As described above, the Named Executives are entitled to certain compensation and benefit enhancements in connection with a “change in control” of the Company that would be triggered by Board Turnover provided under the CIC Plan, annual cash incentive awards and equity compensation awards granted under the 2021 and 2024 Plans. If within two years following Board Turnover, a Named Executive’s employment is terminated for any reason other than death, permanent disability or cause, or if the Named Executive terminates his or her employment for good reason, then

●	such Named Executive will receive a lump sum cash severance payment equal to two times
-	the sum of his or her base salary plus
-	the average annual incentive award (if any) received for the three full fiscal years preceding the Board Turnover event;
●	such Named Executive will receive a lump sum payment equal to a pro-rata portion of the Named Executive’s target annual incentive award for the year of termination;
●	if such Named Executive does not engage in specified activities in competition with the Company during the first year following termination, he or she will receive an additional “non-competition” lump sum cash severance payment equal to generally one-half of the severance payment described above.
●	unvested RSUs granted under the 2021 and 2024 Plans will generally vest in full in the event that
-	Board Turnover occurs and
-	the Named Executive’s employment is terminated by the Company without cause or by the Named Executive for good reason (each, a Qualifying Termination), in each case within 24 months following the Board Turnover event; and
●	PRSUs would convert into time-based RSUs upon the date of a Board Turnover event (based on actual and/or target performance, depending on the portion of the performance period that has elapsed as of the date of the Board Turnover event), and such time-based RSUs would vest in the event the Named Executive experiences a Qualifying Termination within 24 months after the Board Turnover event.

MACY’S, INC. 2026 PROXY STATEMENT	89

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Compensation Risk Assessment

The CMD Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews and discusses at least annually the risk analysis of incentive compensation programs and evaluates compensation policies that could mitigate such risks.

Our internal compensation team analyzed our 2025 executive compensation program to determine the potential for incentive plan provisions or design features that could exacerbate or incentivize business risk. Consistent with prior year’s conclusions, our analysis indicated our compensation program is well-designed and does not encourage behaviors that are likely to create material risk for the Company. The program also includes a number of features that mitigate risk and protect against the potential for unintended consequences. The analysis was reviewed by our Chief Legal Officer and Semler Brossy, and discussed with the CMD Committee.

Our review noted the following features of our executive compensation program:

●	Appropriate pay philosophy, peer group and market positioning to support business objectives
●	Program design is benchmarked to peer practices and evaluated for risk
●	Effective balance in: Cash and equity mix; performance- and time-based equity; shorter- and longer-term performance focus; use of multiple performance metrics in the incentive programs and performance objectives are set with a reasonable probability of achievement at the time they are set
●	Focused on critical 2025 business priorities as well as absolute and relative stock price appreciation
●	Ability of the CMD Committee to use discretion to reduce amounts earned based on subjective evaluation of quality of earnings, individual performance, etc.
●	Meaningful risk mitigators are in place, including substantial stock ownership guidelines and retention ratio, clawback provisions, anti-hedging/pledging policies and independent Committee oversight

CEO Pay Ratio

Our CEO had annual total compensation for fiscal 2025 of $14,104,067. The median annual total compensation of all our employees other than our CEO for fiscal 2025 was $38,296. Based on this information, we estimate that the ratio of our CEO’s annual total compensation to that of our median employee for fiscal 2025 was 368 to 1.

We calculated annual total compensation of the median employee and our CEO in the same manner as for our Named Executives in the 2025 Summary Compensation Table.

As permitted by SEC rules, we used the same median employee identified in 2023 in our pay ratio calculation this year because there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure.

We identified the median employee using 2023 Form W-2 compensation (or gross wage amount for employees with no Form W-2) for individuals employed by us on February 3, 2024, the last day of our 2023 fiscal year, whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation of full-time and part-time employees employed for less than the full fiscal year based on the amount of Form W-2 compensation (or gross wages if no W-2) annualized proportionally based on days active, but did not make full-time equivalent adjustments.

In identifying the median employee, we excluded all employees located outside the United States (each, a “non-U.S. employee”) under the de minimis exemption of the pay ratio rules which permits exclusion if a company’s non-U.S. employees account for 5% or less of total employees. The jurisdictions and approximate number of employees excluded were Hong Kong (121), India (36), Italy (10) and Taiwan (44). As of February 3, 2024, we had 85,792 employees, comprised of 85,581 U.S. employees and 211 non-U.S. employees.

90

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

Of our 85,581 U.S. employees included in our pay ratio analysis, 26,968, or 31.5%, were part-time or seasonal employees, and were included in the group used to identify the median employee. Like other large retailers, a sizable portion of our workforce is employed on a part-time or seasonal basis.

SEC rules allow companies to use various methodologies, estimates and assumptions in identifying the median employee and calculating annual total compensation. As a result, our pay ratio may not be comparable to the CEO pay ratios reported by other companies.

Pay Versus Performance

As required by SEC rules, we are providing the following information about the relationship between executive “compensation actually paid” (calculated in accordance with such rules) and certain performance of the Company. The following table sets forth information regarding compensation for our Principal Executive Officer (PEO) and average compensation for our other NEOs (the Non-PEO Named Executive Officers) versus our Company performance for the past five years.

				AVERAGE	AVERAGE	VALUE OF INITIAL FIXED $100
				SUMMARY	COMPENSATION	INVESTMENT BASED ON:
				COMPENSATION	ACTUALLY		PEER
				TABLE TOTAL	PAID TO		GROUP
		SUMMARY	COMPENSATION	FOR NON-PEO	NON-PEO	TOTAL	TOTAL	NET	ADJUSTED
		COMPENSATION	ACTUALLY	NAMED	NAMED	SHARE-	SHARE-	INCOME	EBITDA (4)
		TABLE TOTAL	PAID TO PEO	EXECUTIVE	EXECUTIVE	HOLDER	HOLDER	($ IS IN	($ IS IN
YEAR		FOR PEO	(1)	OFFICERS (2)	OFFICERS(2)	RETURN	RETURN (3)	MILLIONS)	MILLIONS)
2025		14,104,067	20,520,165	4,872,290	6,811,096	156.83	220.77	642	1,842
2024		16,452,108	12,081,365	3,560,945	2,521,885	116.33	203.27	582	1,977
2023	(5)	11,563,739	5,299,241	4,005,741	2,684,364	133.73	175.69	45	2,236
2022		11,055,991	6,582,240	2,906,394	1,397,507	158.85	168.26	1,146	2,607
2021		12,290,931	34,457,910	3,480,607	7,504,335	169.84	188.51	1,419	3,305

(1)	Mr. Spring (2024-2025 PEO) and Mr. Gennette (2021-2023 PEO) were the only executive officers included as a PEO for each fiscal year covered in the table.

Amounts deducted from the Summary Compensation Table Total for PEO to calculate Compensation Actually Paid to PEO for 2025 include $311,392 reflecting aggregate change in actuarial present value of benefit under defined benefit and actuarial pension plans, $9,007,868 for value of stock awards and $0 for value of option awards.

Amounts added to (or subtracted from) Summary Compensation Table Compensation Total for PEO to calculate Compensation Actually Paid to PEO include $15,492,503 for year-end fair value of RSU, PRSU and option awards granted in the year that remain outstanding and unvested at end of year, ($283,645) for change in fair value (from prior year-end to year-end) for RSU, PRSU and option awards granted in prior years that were outstanding and unvested at end of year, $305,878 for change in fair value (from prior year-end to vesting date) of RSU, PRSU and option awards that vested during the year, $0 for fair value of PRSU awards that failed to meet vesting conditions in the year and $220,623 for dividend equivalents.

(2)	The Named Executive Officers included in the calculation of Average Summary Compensation Table Total for Non-PEO Named Executive Officers were for 2025 – Messrs. Bron, Edwards and Mitchell and Mses. Kirgan and Preston.

Amounts (as averages) deducted from the Summary Compensation Table Total for Non-PEO Named Executive Officers to calculate Compensation Actually Paid to Non-PEO Named Executive Officers for 2025 include $0 reflecting aggregate change in actuarial present value of benefit under defined benefit and actuarial pension plans, $1,962,077 for value of stock awards and $0 for value of option awards.

Amounts added to (or subtracted from) Average Summary Compensation Table Compensation Total for Non-PEO Named Executive Officers to calculate Average Compensation Actually Paid to Non-PEO Named Executive Officers for 2025 include $3,490,372 for year-end fair value of RSU, PRSU and option awards granted in the year that remain outstanding and unvested at end of year, $337,188 for change in fair value (from prior year-end to year-end) for RSU, PRSU and option awards granted in prior years that were outstanding and unvested at end of year, $13,286 for change in fair value (from prior year-end to vesting date) of RSU, PRSU and option awards that vested during the year, $0 for fair value of PRSU awards that failed to meet vesting conditions in the year and $60,037 for dividend equivalents.

Fair value at the relevant times of PRSU awards subject to achievement of performance conditions is based on the Company’s estimate of the probable outcome of units being earned. Assumptions used to estimate fair value of stock and option awards are the same as those disclosed as of the date of grant of the award.

(3)	The peer group is the S&P Retail Select Industry Index.
(4)

We chose Adjusted EBITDA as our Company selected measure for evaluating Pay versus Performance because it is a key metric in our Annual Incentive Plan and Long-term Incentive Plan. See “Non-GAAP Metrics” in “Compensation Discussion and Analysis” for definition of Adjusted EBITDA.

(5)

The amounts for the PEO and impacted NEOs for 2023 reflect repayment of erroneously awarded compensation under the Company’s Compensation Clawback Policy as a result of revisions to correct an error to previously issued financial statements. See “Recovery of Erroneously Awarded Compensation.”

MACY’S, INC. 2026 PROXY STATEMENT	91

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS FOR 2025

The following charts present the relationship of CAP to TSR, Net Income and Adjusted EBITDA, as well as the relationship between our TSR and the TSR of the S&P Retail Select Industry Index.

Performance Measures

The most important financial performance measures used to link compensation actually paid to the Company’s NEOs with the Company’s performance for 2025 are as follows:

●	Adjusted EBITDA
●	Total revenue
●	Relative total shareholder return

Recovery of Erroneously Awarded Compensation

As previously reported, we corrected errors to previously issued financial statements in our Form 10-Q for the quarterly period ended November 2, 2024. The error corrections were restatements that required a recovery analysis of incentive-based compensation received by our executive officers during the relevant recovery period pursuant to Rule 10D-1(b) and the Company’s Compensation Clawback Policy. The recovery analysis indicated that, as a result of the error corrections, a total of $609,613 in erroneously awarded compensation had been paid to covered officers. The analysis is described in the Company’s proxy statement for the annual meeting of shareholders held May 16, 2025.

The erroneously awarded compensation to covered officers was recovered in full during fiscal 2025 and no amounts subject to recovery remained outstanding at January 31, 2026.

92

STOCK OWNERSHIP

Stock Ownership

Certain Beneficial Owners

The following table sets forth information as to the beneficial ownership of each person known to Macy’s to own more than 5% of Macy’s outstanding common stock based on ownership reports filed by such persons with the SEC, as of the dates set forth in the footnotes to the table.

NAME AND ADDRESS	DATE OF MOST RECENT SCHEDULE 13G FILING	NUMBER OF SHARES	PERCENT OF CLASS*
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	October 31, 2025	26,371,100	10.00%
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	January 24, 2024	25,142,944	9.53%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	October 31, 2024	14,601,757	5.54%
*	Based on 263,761,499 shares of Macy’s common stock outstanding as of March 19, 2026.
(1)	Based on a Schedule 13G/A filed with the SEC by The Vanguard Group (Vanguard) on October 31, 2025. The Schedule 13G/A reported that, as of September 30, 2025, Vanguard had shared voting power over 1,693,656 shares, sole dispositive power over 24,339,405 shares and shared dispositive power over 2,031,695 shares of Macy’s common stock. Vanguard subsequently filed a Schedule 13G/A with the SEC on March 27, 2026 indicating that on January 12, 2026, it went through an internal realignment and certain of its subsidiaries or business divisions of its subsidiaries that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc. will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc., and that The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(2)	Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (Blackrock) on January 24, 2024. The Schedule 13G/A reports that, as of December 31, 2023, BlackRock had sole voting power over 24,103,849 shares and sole dispositive power over 25,142,944 shares of Macy’s common stock.
(3)	Based on a Schedule 13G filed by Dimensional Fund Advisors LP (Dimensional) on October 31, 2024. The Schedule 13G reports that, as of September 30, 2024, Dimensional had sole voting power over 14,170,105 shares and sole dispositive power over 14,601,757 shares of Macy’s common stock.

MACY’S, INC. 2026 PROXY STATEMENT	93

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth the shares of Macy’s common stock beneficially owned (or deemed to be beneficially owned pursuant to SEC rules), as of March 19, 2026 by each director who is not an employee of Macy’s, by each executive named in the 2025 Summary Compensation Table, and by our directors and current executive officers as a group. The following table does not reflect stock credits issued under the Executive Deferred Compensation Plan or the Director Deferred Compensation Plan. The business address of each of the individuals named in the table is 151 West 34th Street, New York, New York 10001.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

	NUMBER OF SHARES
NAME	(1)	(2)	PERCENT OF CLASS(3)
Emilie Arel	-	-	*
Torrence N. Boone	-	-	*
Marie Chandoha	-	-	*
Naveen K. Chopra	-	-	*
Robert B. Chavez	-	-	*
Richard Clark	-	-	*
Deirdre P. Connelly	10,842	-	*
Jill Granoff	-	-	*
Richard L. Markee	-	-	*
Douglas W. Sesler	193,551	162,197	*
Paul C. Varga	40,479	-	*
Tracey Zhen	-	-	*
Tony Spring	735,047	399,449	*
Thomas J. Edwards	-	-	*
Danielle L. Kirgan	400,502	349,341	*
Tracy M. Preston	36,780	20,650	*
Olivier Bron	25,952	20,650	*
Adrian V. Mitchell (4)	288,960	52,759	*
All Directors and Executive officers as a group (19 individuals)	1,762,476	1,012,030	*
*	Less than 1%.
(1)	Aggregate number of shares of Macy’s common stock currently held or which may be acquired within 60 days after March 19, 2026 through the exercise of options or the vesting of restricted stock units granted under the 2024 Equity Plan, the 2021 Equity Plan, the 2018 Equity Plan or the 2009 Omnibus Plan.
(2)	Number of shares of Macy’s common stock which may be acquired within 60 days after March 19, 2026 through the exercise of options or the vesting of restricted stock units granted under the 2024 Equity Plan, the 2021 Equity Plan, the 2018 Equity Plan and the 2009 Omnibus Plan.
(3)	Based on 263,761,499 shares of Macy’s common stock outstanding as of March 19, 2026.
(4)	As of June 21, 2025.

The Executive Deferred Compensation Plan has not been approved by shareholders. Pursuant to the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan, eligible executives and Non-Employee Directors, respectively, may elect to receive a portion of their cash compensation in the form of stock credits. Each stock credit entitles the holder to receive one share of Macy’s common stock upon termination of employment or service with Macy’s. Payments include dividend equivalents on the stock credits.

94

STOCK OWNERSHIP

The following table sets forth unvested restricted stock units, vested restricted stock units that have been deferred and cash fees deferred and credited as stock units to Non-Employee Directors’ accounts under the Director Deferred Compensation Plan as of March 19, 2026 along with any dividends earned on the stock units.

STOCK UNIT CREDITS OF NON-EMPLOYEE DIRECTORS

NAME	NUMBER OF STOCK UNIT CREDITS (1)
Emilie Arel	39,440
Torrence N. Boone	82,727
Marie Chandoha	44,850
Robert B. Chavez	13,456
Naveen K. Chopra	34,586
Richard Clark	32,846
Deirdre P. Connelly	146,403
Jill Granoff	44,850
Richard L. Markee	32,846
Douglas W. Sesler	30,498
Paul C. Varga	131,769
Tracey Zhen	48,282
All Non-Employee Directors as a group	682,553
(1)

Stock unit credits represent equity-based deferred compensation tied directly to the value of Macy’s common stock but are not reported as beneficially owned by the director under SEC rules because the underlying shares are not payable within 60 days after March 19, 2026.

Annually each Non-Employee Director receives a grant of restricted stock units with a targeted market value of $160,000 that generally vests at the earlier of the first anniversary of the grant or the next annual meeting of shareholders. Upon vesting, receipt of the shares in payment of the restricted stock units is automatically deferred as stock unit credits. Dividend equivalents on the stock unit credits are “reinvested” in additional stock unit credits. Stock unit credits are converted to actual shares and transferred to a grantor (rabbi) trust. Non-Employee Directors may also elect to defer all or a portion of their cash fees into stock unit credits under the Director Deferred Compensation Plan as noted above. Stock unit credits are paid on a 1-for-1 basis in shares of Macy’s common stock six months after the Non-Employee Director’s Board service ends.

MACY’S, INC. 2026 PROXY STATEMENT	95

POLICY ON RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

The Board has adopted a written policy for the review and approval of certain transactions considered Related Person Transaction. Related Person Transactions are defined as any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which:

●	Macy’s was or is to be a participant,
●	the amount involved exceeds or may be expected to exceed $120,000 in the fiscal year and
●	any director, director nominee, executive officer or 5% or greater shareholder (or any immediate family member of the foregoing persons) had or will have a direct or indirect material interest

This policy is available on our website at www.macysinc.com/investors/corporate-governance/governance-documents.

The NCG Committee reviewed the categories of transactions that the SEC specifically excludes from the definition of Related Person Transactions and identified certain other categories of transactions for which it has determined, in its discretion, that any interest held by a related person in any such transactions would not constitute a direct material interest or an indirect material interest with a potential for improper benefit to the related person for the purpose of this policy, even if the amount involved exceeds $120,000. Such transactions are deemed to be excluded transactions and are not Related Person Transactions.

Pursuant to the policy, executive officers, directors, director nominees, and 5% shareholders are required to notify the Company’s chief legal officer or their designee as soon as reasonably practicable about any plan or proposal to engage in or continue any transaction that could be a Related Person Transaction, whether or not the individual believes that his or her interest in the transaction is material. In addition, directors and executive officers annually complete a Directors’ and Officers’ Questionnaire designed to identify Related Person Transactions and conflicts of interest. We also inquire about the nature and extent of business we conduct with companies for whom these individuals serve as directors or executive officers. See “Corporate Governance — Director Independence.”

The chief legal officer of the Company or their designee, in consultation with outside counsel as appropriate, determines whether a potential transaction or relationship constitutes a Related Person Transaction that requires compliance with the Company’s policy and/or disclosure as a Related Person Transaction under applicable SEC rules and does not fall under one of the exclusions described above. If the chief legal officer or their designee determines that the transaction or relationship constitutes a non-excluded Related Person Transaction (without applying the $120,000 transaction value threshold in the policy and in Item 404 of Regulation S-K), the transaction will be referred to the NCG Committee for prior review and consideration at the next NCG Committee meeting.

In determining whether to approve a non-excluded Related Person Transaction, the NCG Committee will consider, among other things, whether

●	the terms of the Related Person Transaction are fair to the Company and are comparable to the terms that would exist in a similar transaction with an unaffiliated third party,
●	there are business reasons for the Company to enter into the Related Person Transaction,
●	the Related Person Transaction would impair the independence of a non-employee director,
●	the Related Person Transaction would present an improper conflict of interest for any director or executive officer, and
●	the Related Person Transaction is material.

Upon completion of its review of the transaction, the NCG Committee may determine to permit or to prohibit the Related Person Transaction. The NCG Committee will prohibit a Related Person Transaction if it determines the transaction to be

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POLICY ON RELATED PERSON TRANSACTIONS

inconsistent with the interests of the Company and its shareholders. The NCG Committee may impose conditions or guidelines on any approved Related Person Transaction, including, but not limited to:

●	conditions relating to on-going reporting to the NCG Committee and other internal reporting,
●	limitations on the dollar amount of the transaction,
●	limitations on the duration of the transaction or the NCG Committee’s approval of the transaction, or
●	other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest.

Based on records available to us, there have been no Related Person Transactions since the beginning of fiscal 2025 through the date of this proxy statement.

Our Non-Employee Director Code of Business Conduct and Ethics and our Code of Conduct require all employees, including our officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, or that could create, or seem to create, conflicts with the Company’s interests. Such circumstances must be disclosed to the Company’s Office of Compliance and Ethics or the Chair of the NCG Committee, as applicable.

MACY’S, INC. 2026 PROXY STATEMENT	97

INFORMATION ABOUT THE ANNUAL MEETING

Information About the Annual Meeting

How do I attend the Annual Meeting?

Only shareholders as of the record date may attend the Annual Meeting, or any adjournment or postponement thereof, through the Annual Meeting website at www.virtualshareholdermeeting.com/M2026. You will not be able to attend the Annual Meeting in person at a physical location.

How do I access the audio webcast?

The live audio webcast will begin promptly at 10:00 a.m. Eastern Time, on Friday, May 15, 2026. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system.

What information do I need to participate in the Annual Meeting?

To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/M2026. You will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials or proxy card or voting instruction card you received in the mail. If you do not have a control number, please contact your bank, broker or other nominee as soon as possible. You will need your 16-Digit control number to gain access to the Annual Meeting.

Can I ask questions prior to or during the Annual Meeting?

Questions may be submitted prior to the Annual Meeting at www.proxyvote.com or you may submit questions in real time during the Annual Meeting on www.virtualshareholdermeeting.com/M2026. Whether asking a question before or during the Annual Meeting, you will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials or proxy card or voting instruction form.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all appropriate questions submitted during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct. Answers to any such questions that are not addressed during the Annual Meeting will be communicated directly to the submitting shareholder or published following the Annual Meeting on our investor relations website at www.macysinc.com/investors. To promote fairness and efficient use of resources, we will respond to one question from any single shareholder and may group similar questions together. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/M2026 prior to the Annual Meeting.

What if I have technical problems?

A toll-free technical support “help line” can be accessed by any shareholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.

What is the “Record Date”?

The record date for the Annual Meeting is March 19, 2026. If you were a shareholder of record of Macy’s common stock at the close of business on the record date, you are entitled to one vote for each share owned on each matter listed in the Notice of the Annual Meeting. As of the record date, 263,761,499 shares of Macy’s common stock were outstanding, excluding shares held in treasury.

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INFORMATION ABOUT THE ANNUAL MEETING

Will my vote(s) be kept confidential?

Our Board has adopted a policy under which all voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to our officers, directors, employees or third parties except in the following circumstances:

●	if required by law;
●	to persons engaged in receiving, counting, tabulating or soliciting proxies who have agreed to maintain shareholder confidentiality as provided in the policy;
●	in instances shareholders write comments on their proxy cards or otherwise consent to disclosure of their vote to Macy’s management;
●	in a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;
●	in respect of a shareholder proposal that the NCG Committee, after allowing the proponent an opportunity to present its views, determines is not in the best interests of Macy’s and its shareholders; and
●	if representatives of Macy’s determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.

What is a quorum?

Under our By-Laws, a majority of the shares of common stock issued and outstanding and entitled to vote must be present in person (including, in the case of the virtual Annual Meeting, virtually) or by proxy to transact business at the Annual Meeting. Abstentions and shares represented by “broker non-votes,” as described below, will be counted as present and entitled to vote for purposes of determining the presence of a quorum. If there is not a quorum, we may adjourn the Annual Meeting to a subsequent date, until a quorum is present.

Is a vote required for each proposal?

All shares of our common stock represented at the Annual Meeting by proxies validly executed and submitted prior to or at the Annual Meeting will be voted in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, the shares represented by any validly executed proxy card will be voted in accordance with the Board’s recommendations as reflected below.

	VOTING	TREATMENT OF ABSTENTIONS AND	BOARD
VOTING ITEM	STANDARD	BROKER NON-VOTES	RECOMMENDATIONS
Election of director nominees	Majority of votes cast	Not counted as votes cast and therefore no effect	✓ FOR each nominee
Ratification of the appointment of independent registered public accounting firm	Majority of votes cast	Abstentions not counted as votes cast and therefore no effect; broker discretionary voting allowed	✓ FOR
Advisory vote to approve named executive officer compensation	Majority of votes cast	Not counted as votes cast and therefore no effect	✓ FOR
Approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan	Majority of votes cast	Not counted as votes cast and therefore no effect	✓ FOR

MACY’S, INC. 2026 PROXY STATEMENT	99

INFORMATION ABOUT THE ANNUAL MEETING

Is a majority vote required to elect a director nominee?

Any incumbent nominee for director who receives a greater number of votes cast “against” than votes cast “for” will continue to serve on the Board as a holdover director pursuant to Delaware law, but, pursuant to our director resignation policy, is expected to tender his or her resignation as a director to the Board promptly following the certification of the election results.

The NCG Committee will consider the resignation and recommend to the Board whether to accept or reject it. The Board will act on the tendered resignation, taking into account the NCG Committee’s recommendation, within 90 days following the certification of the election results. The Board will disclose its decision whether to accept or reject each tendered resignation (and the reasons for rejecting the tendered resignation, if applicable) promptly in a press release. Any director who tenders his or her resignation under this policy will not participate in the NCG Committee’s recommendation or the Board’s consideration regarding whether to accept the tendered resignation.

What are broker non-votes?

“Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but the beneficial owner has not instructed the broker, bank or nominee how to vote the shares on a particular proposal, and the broker, bank or nominee does not have discretionary voting power on the proposal.

Under NYSE rules, the proposal to ratify the appointment of independent registered public accounting firm is considered a “discretionary” item. This means that such brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions by the date of the Annual Meeting. In contrast, the election of directors, the advisory vote to approve named executive officer compensation, and the approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors, the advisory vote to approve named executive officer compensation or the approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan.

Are there different ways to vote my proxy?

Yes, listed below are voting options, as well as the different categories of how shareholders vote their shares. It is important to know how you hold your Macy’s shares before voting prior to or during the Annual Meeting.

Registered Shareholders. These are shareholders who hold shares in their name. If you are a registered shareholder, you may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/M2026 by following the on-screen instructions (have your proxy card ready) or prior to the Annual Meeting by proxy. Voting electronically online during the Annual Meeting will replace any prior votes. We recommend you vote by proxy in advance of the Annual Meeting even if you plan to attend the virtual Annual Meeting. You have several options for voting prior to or during the Annual Meeting:

during the Annual Meeting at www.virtualshare holdermeeting.com/ M2025	1 (800) 690-6903	www.proxyvote.com	completed proxy to: Macy’s, Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	code with your mobile device
Over the Internet during the Annual Meeting at www.virtualshare holdermeeting.com/ M2026	by telephone 24/7 at 1 (800) 690-6903	over the Internet 24/7 at www.proxyvote.com	by mailing your completed proxy to: Macy’s, Inc. c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	by scanning the QR code with your mobile device

Voting Shares Held in Street Name. A number of banks and brokerage firms participate in a program that permits shareholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions forms your bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. Votes directed over the Internet or by telephone through such a program must be received by 11:59 p.m., Eastern Time, on Thursday, May 14, 2026. Requesting a legal proxy prior to the above deadline will automatically cancel any voting directions previously given over the Internet or by telephone with respect to your shares.

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INFORMATION ABOUT THE ANNUAL MEETING

Directing the voting of your shares will not affect your right to vote online during the Annual Meeting if you decide to attend the Annual Meeting; however, you must first follow the instructions from your bank, broker or other nominee to vote your shares held in street name at the Annual Meeting. Without your instructions, your broker or brokerage firm is permitted to use its discretion and vote your shares on certain routine matters (such as Item 2) but is not permitted to use discretion and vote your uninstructed shares on non-routine matters (such as Items 1, 3 and 4). Therefore, we encourage you to give voting instructions to your broker or brokerage firm on all matters being considered at the Annual Meeting.

Voting Shares Held in 401(k) Plan. If you participate in our 401(k) Retirement Investment Plan, you will receive a voting instruction form for the Macy’s common stock allocated to your account in the plan. You may instruct the plan trustee on how to vote your proportional interest in any Macy’s shares held by the plan by following the instructions on the enclosed voting instruction form. The plan trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on Tuesday, May 12, 2026.

The plan trustee will submit one proxy to vote all shares of Macy’s common stock in the plan. The trustee 1) will vote the shares of participants who submit voting instructions in accordance with their instructions, and 2) will vote the shares of Macy’s common stock in the plan for which no voting instructions are received in the same proportion as the final votes of all participants who actually vote. If you do not submit voting instructions for the Macy’s shares allocated to your account by the voting deadline, those shares will be included with the other undirected shares and voted by the plan trustee as described above. Because the plan trustee submits one proxy to vote all shares of Macy’s common stock in the plan, you may not vote plan shares electronically at the Annual Meeting. If you are a participant in our 401(k) Retirement Investment Plan, you may attend and participate in the Annual Meeting, but you will not be able to vote the shares held in this plan electronically during the Annual Meeting. You must vote in advance of the Annual Meeting online, by phone, or by mail.

Can I revoke my proxy?

If you are a registered shareholder, you may revoke your proxy at any time before it is exercised by:

●	submitting evidence of your revocation to Macy’s Corporate Secretary so that it is received before closing of the polls at the Annual Meeting;
●	voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 14, 2026;
●	signing another proxy card bearing a later date and mailing it so it is received prior to closing of the polls at the Annual Meeting; or
●	logging onto and voting during the virtual Annual Meeting, which will replace any prior votes.

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the Annual Meeting. For shares held in the 401(k) Plan, you may not revoke your proxy after 11:59 p.m., Eastern Time, on Tuesday, May 12, 2026.

Can I receive future Annual Meeting materials electronically?

You can elect to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail. Taking this step will save the Company the cost of producing and mailing these documents. You can:

●	follow the instructions provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials; or
●	go to www.proxyvote.com and follow the instructions provided

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an email message next year containing the Internet address to access future proxy statements and annual reports. This email will include instructions for voting over the Internet. If you have not elected electronic delivery, you will receive either printed materials in the mail or a notice indicating that the proxy solicitation materials are available at www.proxyvote.com.

MACY’S, INC. 2026 PROXY STATEMENT	101

INFORMATION ABOUT THE ANNUAL MEETING

Can you consolidate delivery of Annual Meeting materials for multiple shareholders in the same household?

Yes, we have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder.

Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees. We will deliver promptly, upon written or oral request, a separate copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, for this meeting or future meetings to a shareholder at a shared address to which a single copy of the document was delivered.

Please direct requests to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call toll free at (866) 540-7095. If you are a shareholder, share an address and last name with one or more other shareholders and would like to revoke your householding consent for future meetings or you are a shareholder eligible for householding and would like to participate in householding for future meetings, please contact Broadridge, either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

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Submission of Future Shareholder Proposals

Proposals for the 2027 Annual Meeting of Shareholders

Rule 14a-8. You may submit proposals on matters appropriate for shareholder action at Macy’s annual shareholders’ meetings in accordance with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials for the 2027 Annual Meeting of shareholders, you must satisfy all applicable requirements of Rule 14a-8 and we must receive such proposals no later than December 1, 2026. Rule 14a-8 and related guidance provide that certain shareholder proposals may be excluded from a proxy statement. We will evaluate any shareholder proposal received and may exclude such shareholder proposal if permitted in accordance with such rule and guidance.

Advance Notice By-Law. Except in the case of proposals made in accordance with Rule 14a-8, our By-Laws require shareholders who bring business before an annual meeting of shareholders to deliver written notice to the Corporate Secretary of Macy’s not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the preceding year's annual meeting (for the 2027 annual meeting, not earlier than January 15, 2027 and not later than February 14, 2027). If the scheduled annual meeting date differs from such anniversary date by more than 30 calendar days, the notice must be so delivered not earlier than the close of business on the 120th calendar day and not later than the close of business on the 60th calendar day prior to the date of the annual meeting. If the date of the annual meeting is not publicly announced by us in a report filed with the SEC, furnished to shareholders, or in a press release at least 75 calendar days prior to the annual meeting date, notice must be delivered to the Corporate Secretary of Macy’s not later than the close of business on the 10th calendar day following the day on which public announcement of the annual meeting date is first made. The By-Laws further require that the notice set forth a description of the business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and certain information concerning the shareholder proposing the business, including the shareholder’s name and address, the class and number of shares owned by the shareholder and any material interest of the shareholder in the business proposed. The chairman of the annual meeting may refuse to permit to be brought before the meeting any shareholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. See Corporate Governance – Director Nomination and Qualification – Director Nominations By Shareholders for additional information regarding advance notice requirements for shareholder nominations.

Proxy Access By-Law. Submissions of nominees for director under our proxy access by-law provision for the 2027 annual meeting of shareholders must be submitted in compliance with the by-law provision no earlier than November 1, 2026 and no later than December 1, 2026. If the scheduled annual meeting date differs from the anniversary date of the prior year’s annual meeting by more than 30 calendar days, notice must be received not earlier than the close of business on the 120th calendar day and not later than the close of business on the 60th calendar day prior to the date of the annual meeting or, in the event the date of the annual meeting is not publicly announced at least 75 calendar days prior to the annual meeting date, notice must be received not later than the close of business on the 10th calendar day following the day on which the date of the annual meeting is first publicly announced.

Universal Proxy Rules. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act must provide written notice that sets forth the information required by our By-Laws and Rule 14a-19. This notice must be delivered to the Company at its principal executive offices within the applicable timeframes reflected in the advance notice of director nomination provision of our By-Laws described on page 23 (for the 2027 Annual Meeting, not earlier than January 15, 2027 and not later than February 14, 2027, subject to adjustment in certain events).

MACY’S, INC. 2026 PROXY STATEMENT	103

Other Matters

Our Board knows of no other business to be presented at the Annual Meeting other than as described in this proxy statement. If any business properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote the proxy in respect of such business in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

We will bear the cost of preparing, assembling and mailing the proxy materials. Our Annual Report on Form 10-K for the fiscal year ended January 31 2026, which is being mailed to shareholders with this proxy statement, is not to be regarded as proxy soliciting material. We may solicit proxies other than by mail, in that certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. We have retained Georgeson LLC, 51 West 52nd Street, 6th Floor, New York, NY 10019, for certain advisory and proxy solicitation services for an aggregate fee of approximately $16,500, together with reimbursement of reasonable out-of-pocket expenses for these services.

PLEASE CAST YOUR VOTE BY FOLLOWING THE INSTRUCTIONS TO VOTE VIA TELEPHONE OR THE INTERNET USING THE ENCLOSED PROXY CARD. IF YOU CHOOSE TO CAST YOUR VOTE BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT BY MAIL, PLEASE MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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AMENDED AND RESTATED MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

Appendix A

Macy’s, Inc.

2024 Equity and Incentive

Compensation Plan

(Amended and Restated Effective March 26, 2026)

1.Purpose.  The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.Definitions.  As used in this Plan:
(a)“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(c)“Board” means the Board of Directors of the Company.
(d)“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)“Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)“Committee” means the Compensation and Management Development Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)“Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)“Company” means Macy’s, Inc., a Delaware corporation, and its successors.
(j)“Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)“Director” means a member of the Board.
(l)“Effective Date” means May 17, 2024.
(m)“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(o)“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

MACY’S, INC. 2026 PROXY STATEMENT	105

AMENDED AND RESTATED MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

(p)“Management Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable. A non-exhaustive list of the potential Management Objectives that may be used for awards under this Plan includes the following (including ratios or other relationships between one or more, or a combination, of the following examples of Management Objectives): sales; comparable sales; sales per square foot; owned sales plus licensed sales plus marketplace sales or comparable owned sales plus licensed sales plus marketplace sales; digital sales; pre-tax income; gross margin; operating or other expenses; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); EBITDA margin; net income; earnings per share (either basic or diluted); cash flow or net cash flow (as provided by or used in one or more of operating activities, investing activities and financing activities or any combination thereof); return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital); stock price (appreciation, fair market value); operating income; revenue; total shareowner return; customer satisfaction; gross margin return on investment; gross margin return on inventory; inventory turn; market share; leverage ratio; coverage ratio; employee engagement; employee turnover; strategic business objectives; strategic plan implementation; and individual performance.
(q)“Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the shares of Common Stock are not then listed on the New York Stock Exchange, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(r)“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)“Option Price” means the purchase price payable on exercise of an Option Right.
(t)“Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).
(v)“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(w)“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
(x)“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(y)“Plan” means this Macy’s, Inc. 2024 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated effective March 26, 2026.
(z)“Predecessor Plans” means the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan, the Macy’s, Inc. 2018 Equity and Incentive Compensation Plan and the Macy’s, Inc. 2021 Equity and Incentive Compensation Plan, in each case including as amended or amended and restated from time to time.

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AMENDED AND RESTATED MACY’S, INC. 2024 EQUITY AND INCENTIVE COMPENSATION PLAN

(aa)“Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(ab)“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(ac)“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ad)“Shareholder” means an individual or entity that owns one or more shares of Common Stock.

(ae)“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(af)“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ag)“Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3.Shares Available Under this Plan and Limitations.
(a)	Maximum Shares Available Under this Plan.
(i)	Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents, will not exceed in the aggregate (w) 36,894,000 shares of Common Stock minus (x) as of the Effective Date, one share of Common Stock for every one share of Common Stock subject to an award of stock options or stock appreciation rights granted under the Predecessor Plans after February 3, 2024 and before the Effective Date, and minus (y) as of the Effective Date, 1.75 shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or stock appreciation rights granted under the Predecessor Plans after February 3, 2024 and before the Effective Date, plus (z) shares of Common Stock that are subject to awards granted under this Plan or a Predecessor Plan that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)	Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by (A) one share of Common Stock for every one share of Common Stock subject to an award of Option Rights or Appreciation Rights granted under this Plan, and (B) 1.75 shares of Common Stock for every one share of Common Stock subject to an award other than of Option Rights or Appreciation Rights granted under this Plan.
(b)Share Counting Rules.
(i)	Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash

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settlement, or unearned amount, again be available under Section 3(a)(i) above (at a rate of one share of Common Stock for every one share of Common Stock subject to awards of Option Rights or Appreciation Rights and 1.75 shares of Common Stock for every one share of Common Stock subject to awards other than of Option Rights or Appreciation Rights).
(ii)	If, after February 3, 2024, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan (at a rate of one share of Common Stock for every one share of Common Stock subject to awards of option rights or appreciation rights and 1.75 shares of Common Stock for every one share of Common Stock subject to awards other than of option rights or appreciation rights).
(iii)	Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iv)	If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.
(c)Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 36,894,000 shares of Common Stock.
(d)Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation, including cash compensation, for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $600,000.
(e)Minimum Vesting Requirement. Notwithstanding any other provision of this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the applicable Date of Grant; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 22(a) of this Plan; (ii) shares of Common Stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of Shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting of Shareholders; and (iv) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a)(i) (subject to adjustment under Section 11). Nothing in this Section 3(e) or otherwise in this Plan, however, shall preclude the Committee, in is sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including, without limitation, in connection with or following a Participant’s death, disability, or termination of service or a Change in Control, or (y) exercising its authority under Section 18(c) at any time following the grant of an award.

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4.Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.
(e)Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.Appreciation Rights.
(a)The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.
(ii)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including, without limitation, in the event of the retirement, death,

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disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(v)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(c)Also, regarding Appreciation Rights:
(i)	Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and
(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
6.Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted

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Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
(e)Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.
(f)Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.
(e)The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

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(f)Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.Other Awards.
(a)Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Committee determines.
(b)Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent upon, the earning and vesting of such awards.
(e)Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including, without limitation, in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.Administration of this Plan.
(a)This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may

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employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that (i) the Committee will not delegate such authority to any such officer(s) for awards granted to such officer(s) or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; (ii) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (iii) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that for purposes of this Section 12(a), the following acquisitions will not constitute a Change of Control:
(i)	any acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board (as defined in Section 12(b) below);
(ii)	any acquisition of Voting Stock by any entity in which the Company, directly or indirectly, beneficially owns 50% or more ownership or other equity interest (a “CIC Subsidiary”);
(iii)	any acquisition of Voting Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any CIC Subsidiary; or
(iv)	any acquisition of Voting Stock by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 12(c) below;

provided further, that:

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(X) if any Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a transaction described in clause (i) of this Section 12(a), and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than in an acquisition of Voting Stock directly from the Company that is approved by a majority of the Incumbent Board or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control; and

(Y) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions approved by a majority of the Incumbent Board unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock, and after obtaining such additional beneficial ownership beneficially owns 30% or more of the Voting Stock, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; or

(b)Individuals who, on the Effective Date, constitute the Board of Directors of the Company (as modified by this Section 12(b), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board on the Effective Date, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination:
(i)	all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock;
(ii)	no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company or any CIC Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination; and
(iii)	at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Code Section 409A, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Code Section 409A.

For the avoidance of doubt, a definition of “Change in Control” under an Evidence of Award shall not provide that a Change in Control will occur solely upon the announcement, commencement, shareholder approval (except with respect to

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Section 12(d)), or other potential occurrence of any event or transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or (except as described above) acquisition of 15% or less of the Voting Stock, and/or announcement or commencement of a tender or exchange offer.

13.Clawback and Recapture Provisions.
(a)Awards granted under this Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including, without limitation, those that specifically implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the shares of Common Stock at any point may be traded) (collectively, the “Compensation Recovery Policy”), and applicable sections of any Evidence of Award to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(b)Otherwise, any Evidence of Award (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).
14.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.
15.Transferability.
(a)Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or

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Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.
17.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
(d)Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the

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extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.Amendments.
(a)The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange, or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.
(b)Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Shareholders.
(c)If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

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20.Effective Date/Termination. This Plan was originally effective as of the Effective Date. The 2026 amendment and restatement of this Plan will be effective as of the date on which such amendment and restatement is approved by the Shareholders (the “Amendment and Restatement Date”). No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable (except for purposes of providing for Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.Miscellaneous Provisions.
(a)The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)Subject to Section 409A of the Code, absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)No Participant will have any rights as a Shareholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.
(g)The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

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22.Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(a)Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

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VOLUNTARY ELECTRONIC DELIVERY OF PROXY MATERIALS

As part of our commitment to protecting our environment, Macy's encourages our shareholders to enroll in voluntary electronic delivery of future proxy statements and annual reports. This will help us save printing and mailing expenses and reduce our impact on the environment.

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visiting www.proxyvote.com	scanning the QR code

120

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V88998-P48231-Z92286 For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! MACY'S, INC. 151 WEST 34th STREET NEW YORK, NY 10001 1a. Emilie Arel 1b. Torrence N. Boone 1c. Marie Chandoha 1d. Robert B. Chavez 1e. Naveen K. Chopra 1f. Deirdre P. Connelly 1g. Jill Granoff 1h. Richard L. Markee 1i. Tony Spring 1j. Paul C. Varga MACY'S, INC. The Board of Directors recommends that you vote “FOR” the election of each of the following Director nominees: 1. Election of Directors: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, and this proxy is returned, this proxy will be voted "FOR" all the Nominees and "FOR" Items 2, 3 and 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. For purposes of the 2026 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement). This proxy is governed by the laws of the State of Delaware. 2. Ratification of the appointment of independent registered public accounting firm. 3. Advisory vote to approve named executive officer compensation. 4. Approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan. The Board of Directors Recommends a Vote "FOR" Item 2. The Board of Directors Recommends a Vote "FOR" Item 3. The Board of Directors Recommends a Vote "FOR" Item 4. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/M2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy's, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received prior to 11:59 p.m. Eastern Time on May 14, 2026.

V88999-P48231-Z92286 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. MACY'S, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS May 15, 2026 The undersigned Shareholder(s) hereby appoint(s) Deirdre P. Connelly and Paul C. Varga, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macy’s, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on May 15, 2026, to be held virtually at www.virtualshareholdermeeting.com/M2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE AND "FOR" ITEMS 2, 3 AND 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V89000-Z92286 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Emilie Arel 1b. Torrence N. Boone 1c. Marie Chandoha 1d. Robert B. Chavez 1e. Naveen K. Chopra 1f. Deirdre P. Connelly 1g. Jill Granoff 1h. Richard L. Markee 1i. Tony Spring 1j. Paul C. Varga MACY'S, INC. The Board of Directors recommends that you vote “FOR” the election of each of the following Director nominees: 1. Election of Directors: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, and this proxy is returned, this proxy will be voted "FOR" all the Nominees and "FOR" Items 2, 3 and 4. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. For purposes of the 2026 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement). This proxy is governed by the laws of the State of Delaware. 2. Ratification of the appointment of independent registered public accounting firm. 3. Advisory vote to approve named executive officer compensation. 4. Approval of the amendment and restatement of the Macy’s, Inc. 2024 Equity and Incentive Compensation Plan. The Board of Directors Recommends a Vote "FOR" Item 2. The Board of Directors Recommends a Vote "FOR" Item 3. The Board of Directors Recommends a Vote "FOR" Item 4. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment of the meeting. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. MACY'S, INC. 151 WEST 34th STREET NEW YORK, NY 10001 For Against Abstain For Against Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/M2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy's, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received prior to May 13, 2026.

V89001-Z92286 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. MACY'S, INC. To: J.P. Morgan Chase Bank, as Trustee for the Macy’s, Inc. 401(k) Retirement Investment Plan ANNUAL MEETING OF SHAREHOLDERS May 15, 2026 I acknowledge receipt of the Notice of Annual Meeting of Shareholders of Macy’s, Inc. to be held on May 15, 2026, and the related Proxy Instructions. As to my proportional interest in any stock of Macy’s, Inc. registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Macy’s, Inc. I understand that if I sign this instruction card on the other side and return it without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted by you in accordance with the recommendations of the Board of Directors of Macy’s, Inc. as to Items 1 through 4. If my voting instructions are not received by 11:59 p.m. Eastern Time on May 12, 2026, I understand that you will vote my proportional interest in the same ratio as you vote the proportional interest for which you receive instructions from other plan participants. If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE AND "FOR" ITEMS 2, 3 AND 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE